UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

DIGITAL BRANDS GROUP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

DIGITAL BRANDS GROUP, INC.
1400 Lavaca Street,
Austin, Texas 78701
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 13, 2022
9:30 A.M. (Eastern Daylight Time)
To Our Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of DIGITAL BRANDS GROUP, INC. (“DGBI,” “we,” “our,” “us,” or the “Company”), a Delaware corporation, to be held on October 13, 2022, at 9:30 a.m. (Eastern Daylight Time). The Meeting will be a virtual meeting via live audiocast that stockholders will telephone into. You will have an equal opportunity to participate in the Meeting regardless of your geographic location. You will not be able to attend the Meeting physically. Registered stockholders and duly appointed proxyholders may connect to the audiocast meeting by dialing one of the following telephone numbers where they can participate and vote during the meeting live audiocast: 877-407-6176 (Toll-Free) or 201-689-8451 (Toll).
The annual meeting of stockholders is being held for the following purposes (the “Proposal” or collectively “Proposals”):
1.
To elect five (5) nominees to our board of directors;

2.
To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from 200,000,000 to 1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares;

3.
To approve amendments to the Company’s 2020 Omnibus Incentive Stock Plan (the “2020 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2020 Plan by 40,000,000 shares;

4.
To approve for purposes of complying with Nasdaq Listing Rule Section 5635(d) the issuance of additional shares of Common Stock underlying convertible notes issued by us in October and November 2021 without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding immediately prior to the issuance of such senior secured convertible notes;

5.
To approve the issuance of more than 20% of our Common Stock pursuant to a purchase agreement with Oasis Capital, LLC, for purposes of Nasdaq Listing Rule 5635(d);

6.
To approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-50 and 1-for-150, as determined by the Company’s Board of Directors;

7.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of common stock as partial consideration for our acquisition of all of the outstanding membership interests of Sunnyside, LLC;

8.
To ratify the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

9.
To approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event the Company does not receive the requisite stockholder vote to approve the Proposals; and

10.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Proposals 3, 4, 5 and 7 are dependent upon approval of Proposals 2 and 6. It is important for you to note that in the event that the Proposals 2 and 6 are not approved, the Company will not (i) consummate the acquisition of Sunnyside, LLC, (ii) be able to allow the conversion of outstanding convertible notes and (iii) have the ability to draw down amount under its equity line of credit.
Only holders of our common stock of record at the close of business on September 8, 2022 will be entitled to vote and participate at the Meeting and any postponements, adjournments or continuations thereof. A list of stockholders will be available at our offices at 1400 Lavaca Street, Austin, TX 78701 for a period of at least 10 days prior to the Meeting and will also be available at the Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on October 13, 2022: The 2022 Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2021 are also available at https://ir.digitalbrandsgroup.co
You are cordially invited to attend the Meeting virtually via live audiocast that stockholders will telephone into. REGISTERED SHAREHOLDERS AND DULY APPOINTED PROXYHOLDERS SHALL CONNECT TO THE AUDIOCAST MEETING BY DIALING ONE OF THE TELEPHONE NUMBERS BELOW WHERE YOU CAN PARTICIPATE AND VOTE DURING THE MEETING LIVE AUDIOCAST:
Participant Dial-In Numbers:   866-605-1828 or 201-389-0846
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call Event Tech Support: 201-689-7835 or 877-407-0626.
However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet, by mail, by fax or by e-mail by following the instructions on your proxy card. Voting by written proxy, over the Internet, by mail, by fax or by e-mail will not affect your right to vote virtually via the Internet in the event you find it convenient to attend.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Kingsdale Advisors
745 Fifth Avenue, 5th Floor
New York, NY 10151
North American Toll Free Phone: 1-866-581-0512
Call Collect Outside North America: 416-867-2272
Email: contactus@kingsdaleadvisors.com
By order of the Board of Directors
/s/ John Hilburn Davis IV

John Hilburn Davis IV
President and Chief Executive Officer
Dated: September 13, 2022
Austin, Texas

DIGITAL BRANDS GROUP, INC.
1400 Lavaca Street
Austin, TX 78701
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
OCTOBER 13, 2022 AT 9:30 A.M. (EASTERN DAYLIGHT TIME)
This proxy statement is being furnished by Digital Brands Group Inc., a Delaware corporation (the “Company”), in connection with the annual meeting of stockholders (the “Meeting”) to be held virtually via live audiocast on October 13, 2022, at 9:30 a.m. (Eastern Daylight Time). We anticipate that this proxy statement and the form of proxy relating to our Meeting will be mailed to our stockholders commencing on or about September 16, 2022. The Meeting will be a virtual meeting via live audio webcast that stockholders will telephone into. You will not be able to attend the Meeting physically. Registered stockholders and duly appointed proxyholders may connect to the audiocast meeting by dialing one of the following telephone numbers where they can participate and vote during the meeting live audiocast: 877-407-6176 (Toll-Free) or 201-689-8451 (Toll). If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call Event Tech Support: 201-689-7835 or 877-407-0626.
The purpose of the Meeting is to seek stockholder approval of the following Proposals:
1.
To elect five (5) nominees to our board of directors;

2.
To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from 200,000,000 to 1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares;

3.
To approve amendments to the Company’s 2020 Omnibus Incentive Stock Plan (the “2020 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2020 Plan by 40,000,000 shares;

4.
To approve for purposes of complying with Nasdaq Listing Rule Section 5635(d) the issuance of additional shares of Common Stock underlying convertible notes issued by us in October and November 2021 without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding immediately prior to the issuance of such senior secured convertible notes;

5.
To approve the issuance of more than 20% of our Common Stock pursuant to a purchase agreement with Oasis Capital, LLC, for purposes of Nasdaq Listing Rule 5635(d);

6.
To approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-50 and 1-for-150, as determined by the Company’s Board of Directors;

7.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of common stock as partial consideration for our acquisition of all of the outstanding membership interests of Sunnyside, LLC;

8.
To ratify the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

9.
To approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event the Company does not receive the requisite stockholder vote to approve the Proposals; and

10.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Proposals 3, 4, 5 and 7 are dependent upon approval of Proposals 2 and 6. It is important for you to note that in the event that the Proposals 2 and 6 are not approved, the Company will not (i) consummate the acquisition of Sunnyside, LLC, (ii) be able to allow the conversion of outstanding convertible notes and (iii) have the ability to draw down amount under its equity line of credit.
Solicitation of Proxies
Our board of directors (“Board”) is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We have retained Kingsdale Advisors to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of related expenses. In addition to solicitation by mail and by Kingsdale Advisors, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or virtually via the Internet. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.
Annual Report
Our annual report to stockholders for the fiscal year ended December 31, 2021, will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy and is not to be considered a part of the proxy-soliciting material.
Stockholders may also request a free copy of our Form 10-K for the fiscal year ended December 31, 2021 by writing to Secretary, Digital Brands Group Inc., 1400 Lavaca Street, Austin, TX 78701.
Alternatively, stockholders may access our 2021 Form 10-K on the Company’s website located at https://ir.digitalbrandsgroup.co/sec-filings/all-sec-filings. We will also furnish any exhibit to our 2021 Form 10-K if specifically requested.
How to participate in and vote at the meeting
Registered stockholders and duly appointed proxyholders may connect to the audiocast meeting by dialing one of the telephone numbers below where you can participate and vote during the meeting live audiocast:
Participant Dial-In Numbers:   866-605-1828 or 201-389-0846
If you are a stockholder who owns shares through a broker and you intend to vote at the Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares virtually at the Meeting.
You will not be able to attend the Meeting physically. The audiocast provides our stockholders rights and opportunities equivalent to an in-person meeting of stockholders. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call Event Tech Support: 201-689-7835 or 877-407-0626.
Even if you plan to attend the Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Meeting.
How to vote without participating in the Meeting
Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Meeting only if you are present virtually at the Meeting or your shares are represented by proxy. Even if you plan to attend the Meeting, we urge you to vote by proxy in advance. You may vote your shares by using one of the following methods:
1.
By mail. You may vote by mail by marking your proxy card, and then date, sign and return it in the postage-paid envelope provided; or

2.
By Internet. You may vote electronically by accessing the website located at http://www.vstocktransfer.com/proxy and following the on-screen instructions; or

3.
By Fax. You may vote by fax by marking your proxy card, and then date, sign and return it to (646) 536-3179; or

4.
By Email. you may vote by e-mail by marking your proxy card, and then date, sign and return it to vote@vstocktransfer.com.

Please have your proxy card in hand when going online. If you instruct the voting of your shares electronically, you do not need to return your proxy card.
If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by the Internet as well as by mail, fax and e-mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your broker, bank or other nominee.
Record Date, Voting; Quorum
Record Date, Voting
Only holders of record of our common stock, par value $0.0001 per share (“Common Stock”) at the close of business on September 8, 2022 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. The holder of our Series A preferred Stock, par value $0.0001 per share (“Preferred Stock”) at the close of business on the Record Date is entitled to vote on Proposals Nos. 2 and 6. Stockholders may not cumulate their votes. As of September 8, 2022, 53,642,759 shares of Common Stock were issued and outstanding. Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record at the close of business on the Record Date.
As of September 8, 2022, one (1) share of the Company’s Preferred Stock is issued and outstanding. The share of Preferred Stock has 250,000,000 votes per share and votes together with the outstanding shares of the Company’s Common Stock as a single class exclusively with respect to any proposals to amend the Charter to effect a reverse stock split of the Company’s Common Stock and to amend the Charter to increase the authorized number of shares of the Company’s Common Stock. The outstanding share of Preferred Stock will be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval of Proposals 2 and 6.
Quorum
The presence, virtually via the live audiocast or by proxy, of holders of at least 33 1∕3% of our outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. If a quorum is not present at the Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Your shares will be counted towards the quorum only if you submit a valid proxy or vote virtually via the live audiocast at the Meeting.
Counting of Votes
If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:
1.
FOR the five (5) nominees to our board of directors;

2.
FOR approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from 200,000,000 to 1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares;
3.
FOR approval of amendments to the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2020 Plan by 40,000,000 shares;

4.
FOR approval for purposes of complying with Nasdaq Listing Rule Section 5635(d) the issuance of additional shares of Common Stock underlying convertible notes issued by us in October and November 2021 without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding immediately prior to the issuance of such senior secured convertible notes;

5.
FOR approval of the issuance of more than 20% of our Common Stock pursuant to a purchase agreement with Oasis Capital, LLC, for purposes of Nasdaq Listing Rule 5635(d);

6.
FOR approval the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-50 and 1-for-150, as determined by the Company’s Board of Directors;

7.
FOR approval for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of common stock as partial consideration for our acquisition of all of the outstanding membership interests of Sunnyside, LLC;

8.
FOR ratification of the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

9.
FOR approval of the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event the Company does not receive the requisite stockholder vote to approve the Proposals.

Proposals 3, 5 and 7 are dependent upon approval of Proposals 2 and 6. It is important for you to note that in the event that the Proposals 2 and 6 are not approved, the Company will not (i) consummate the acquisition of Sunnyside, LLC, (ii) be able to allow the conversion of outstanding convertible notes and (iii) have the ability to draw down amount under its equity line of credit.
With respect to any other item of business that may properly come before the Meeting, the proxy holders may vote the proxy in their discretion.
Representatives of our transfer agent will assist us in the tabulation of the votes.
Abstentions and Broker Non-Votes
An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.
Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.
Revocability of Proxy
Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Digital Brands Group, Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an electronic vote), or by attending the Meeting and voting virtually via the live audiocast.

Interest of Executive Officers and Directors
None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Meeting, except (i) to the extent that the executive officers and directors are eligible to receive awards under the 2020 Plan and (ii) with respect to each director, to the extent that a director is named as a nominee for election as a director to the Board.
Householding
“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.
Postponement or Adjournment of Meeting
If a quorum is not present or represented, our bylaws permit the stockholders entitled to vote at the Meeting, either attending virtually via the live audiocast or represented by proxy, to adjourn the Meeting to another time or place (whether or not a quorum is present). Notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present virtually via the live audiocast and vote at such meeting, are announced at the Meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the Meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Board Size and Structure
Our board of directors currently consists of five (5) directors. Our Certificate of Incorporation provides that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors or by our stockholders. At each annual meeting, directors shall be elected by the stockholders for a term of one (1) year. Each director shall serve until his or her successor is duly elected and qualified or until the director’s earlier death, resignation or removal.
When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Pursuant to Delaware law and our Certificate of Incorporation, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.
Nominees for Election
John Hilburn Davis, IV, Mark T. Lynn, Trevor Pettennude, Jameeka Green Aaron and Huong “Lucy” Doan have been nominated by the board of directors to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, John Hilburn Davis, IV, Mark T. Lynn, Trevor Pettennude, Jameeka Green Aaron and Huong “Lucy” Doan will serve for a term expiring at the annual meeting to be held in 2022 (the “2022 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the board of directors’ discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board of directors has no reason to believe that any nominee will be unable to serve.
Information About Board Nominees
The following pages contain certain biographical information for the nominees for director, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.
Nominees
The following table sets forth the names and ages of our director nominees:
Name	Age	Position
John Hilburn Davis, IV	49	Chief Executive Officer, President, Chairman of the Board, Director Nominee
Mark T. Lynn	37	Director Nominee
Trevor Pettennude	54	Director Nominee
Jameeka Green Aaron	41	Director Nominee
Huong “Lucy” Doan	53	Director Nominee

Each nominee has consented to being named as a nominee in this proxy statement and has indicated his or her availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director, prior to the voting, the proxy holders will refrain from voting for the unavailable nominee and will vote for a substitute nominee in the exercise of their best judgment, or the Board may determine to reduce the size of the Board to the number of nominees available.
Directors are nominated by our Board based on the recommendations of the Nominating and Governance Committee. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating and Governance Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board. You can find information about director nominees below under the section “Board of Directors and Executive Officers.”
Vote Required
You may vote in favor of any or all of the nominees or you may also withhold your vote as to any or all of the nominees. According to the Company’s Bylaws Section 2.15, nominations for the election of Directors may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of Directors. When a quorum is present, the elections of directors are determined by a plurality of the votes cast by the stockholders entitled to vote at the election. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the nominees. If you hold your shares in “street name” and you do not instruct your broker how to vote in the election of directors, a broker non-vote will occur and, no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO THE COMPANY’S SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 1,000,000,000 AND IN CONJUNCTION THEREWITH, TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES TO 1,010,000,000 SHARES
On August 12, 2022, the Board adopted, subject to stockholder approval, an amendment to Article FOURTH of our Sixth Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of Common Stock by 800,000,000 shares, or from 200,000,000 shares to 1,000,000,000 shares and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares. The following discussion is qualified by the text of the Charter Amendment, which is set forth in Appendix A attached to this proxy statement. The Board believes that the Charter Amendment is necessary to maintain flexibility to issue shares of Common Stock for future corporate needs.
The additional authorized shares of Common Stock to be authorized by the Charter Amendment would have rights identical to our current issued and outstanding shares of Common Stock. Issuance of the additional shares of Common Stock would not affect the rights of the holders of our issued and outstanding shares of Common Stock, except for effects incidental to any increase in the number of shares of Common Stock issued and outstanding, such as dilution of earnings per share and voting rights.
If the Charter Amendment is approved by stockholders at the Annual Meeting, then it will become effective upon filing of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur promptly following the Annual Meeting. The Board reserves the right, notwithstanding stockholder approval of the Charter Amendment and without further action by our stockholders, not to proceed with the Charter Amendment at any time before it becomes effective.
Capitalization
Our Certificate of Incorporation currently authorizes up to 210,000,000 shares of capital stock, of which 200,000,000 are shares of Common Stock and 10,000,000 are shares of preferred stock, par value $0.0001 per share. As of September 8, 2022, we have one share of preferred stock issued and outstanding and the Charter Amendment does not affect the number of authorized shares of preferred stock.
As of September 8, 2022, we estimate that the following shares of Common Stock were issued or reserved for future issuance:
•
53,642,759 shares were issued and outstanding;

•
555,930 shares were reserved for issuance upon the exercise of outstanding stock options; and

•
4,837,799 shares were reserved for issuance upon the exercise of outstanding warrants.

Further, as described in Proposals 3, 4, 5 and 7, we propose to issue the following number of shares:
Under Proposal 3, we propose to increase the number of shares issuable further to our 2020 Omnibus Incentive Plan to 40,000,000;
Under Proposal 4, we propose to lower the floor conversion price of outstanding convertible notes to $0.05 which would result in the possible issuance of up to 160,640,420 shares further to the full conversion of such notes;
Under Proposal 5, we propose to approve the possible issuance of up to $17.5 million of shares under an equity line of credit with a floor price of $0.13 which would result in the possible issuance of up to 134,615,385 shares further to the full purchases further to said agreement; and
Under Proposal 7, we propose to approve the issuance of up to a maximum of 142,105,263 shares of common stock as partial consideration for our acquisition of all of the outstanding membership interests of Sunnyside, LLC.

Accordingly, on August 31, 2022, in consideration of the foregoing, the Board approved the Charter Amendment in substantially the form set forth in Appendix A and has recommended that our stockholders do the same.
On August 31, 2022, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The Certificate of Designation provides that the Preferred Stock will have 250,000,000 votes per share of Preferred Stock and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposals to amend the Charter to effect a reverse stock split of the Company’s Common Stock and to amend the Charter to increase the authorized number of shares of the Company’s Common Stock. The Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Common Stock are voted. The Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware. As of August 31, 2022, one (1) share of the Company’s Preferred Stock is issued and outstanding. The outstanding share of Preferred Stock will be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval of Proposals 2 and 6.
Reasons for the Charter Amendment
The additional shares of authorized Common Stock under the Charter Amendment are necessary to satisfy the share requirements set forth in Proposals 3, 4, 5 and 7 and are needed to provide us with appropriate flexibility to utilize equity for business and financial purposes that the Board determines to be in our company’s best interests on a timely basis without the expense and delay of a stockholders’ meeting. The currently remaining authorized Common Stock is not sufficient to permit us to respond to potential business opportunities or to pursue important objectives designed to enhance stockholder value, or to recruit and retain employees, directors, officers and consultants. In particular, without additional authorized shares of Common Stock, we cannot satisfy the share requirements set forth in Proposals 3, 4, 5 and 7 and will be severely restricted in our ability to pursue the additional financing required to support and grow our business.
The additional authorized shares of Common Stock under the Charter Amendment will provide us with essential flexibility to use our Common Stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, expanding our business and product pipeline, acquisition transactions, entering into strategic relationships, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends or for other general corporate purposes. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.
If the Charter Amendment is not approved by our stockholders, we cannot satisfy the share requirements set forth in Proposals 3, 4, 5 and 7 and our business development and financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of Common Stock, and stockholder value may be harmed, perhaps severely, by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management, and if the Charter Amendment is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities that our Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve the Charter Amendment, we may not be able to access the capital markets, conduct strategic business development initiatives, add to our product pipeline, attract, retain and motivate employees and others required to make our business successful, and pursue other business opportunities integral to our growth and success, all of which could severely harm our company and our future prospects.

Possible Effects of the Amendment
The increase in authorized shares of our Common Stock under the Charter Amendment will not have any immediate effect on the rights of existing stockholders. However, because the holders of our Common Stock do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our Common Stock.
The Board has not proposed the increase in the number of authorized shares of Common Stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Charter Amendment is approved by stockholders, the additional shares of authorized Common Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of Common Stock, or the replacement or removal of one or more directors or members of management.
Vote Required
You may vote in favor of or against this proposal or you may abstain from voting. Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote on this proposal, voting together as a single class, assuming the presence of a quorum. It is therefore critical that you cast your vote if you want it to count in Proposal No. 2. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of the Amendment. As of August 31, 2022, one (1) share of the Company’s Preferred Stock is issued and outstanding. the share of Preferred Stock has 250,000,000 votes per share and votes together with the outstanding shares of the Company’s Common Stock as a single class exclusively with respect to any proposals to amend the Charter to effect a reverse stock split of the Company’s Common Stock and to amend the Charter to increase the authorized number of shares of the Company’s Common Stock. The outstanding share of Preferred Stock will be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval of Proposals 2 and 6.
Proposal No. 2 is a routine matter. Brokers and other nominees that do not receive instructions are generally entitled to vote on this proposal. An abstention from voting by a stockholder present virtually via the live audiocast or represented by proxy at the meeting or a broker non-vote by a broker who elects to non-vote instead of using its voting discretion has the same legal effect as a vote “against” the matter, although they will be considered present for the purpose of determining the presence of a quorum.
If the stockholders do not approve the Amendment, the increase in authorized shares of Common Stock will not be implemented. Proposal No. 6 is dependent upon approval Proposal No.2 and Proposal Nos. 3, 4, 5 and 7 are dependent upon approval Proposal Nos. 2 and 6. It is important for you to note that in the event that the Proposal Nos. 2 and 6 are not approved, the Company will not (i) consummate the acquisition of Sunnyside, LLC, (ii) be able to allow the conversion of outstanding convertible notes and (iii) have the ability to draw down amount under its equity line of credit.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AMENDMENT TO THE COMPANY’S SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 1,000,000,000 AND IN CONJUNCTION THEREWITH, TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES TO 1,010,000,000 SHARES

PROPOSAL NO. 3
APPROVAL OF AMENDMENTS TO THE
DIGITAL BRANDS GROUP, INC. 2020 OMNIBUS INCENTIVE STOCK PLAN
On December 30, 2020, the Board and our stockholders approved the 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). On August 12, 2022, the Board, based on the recommendation of the Compensation Committee, approved the following amendments to the 2020 Plan, subject to stockholder approval:
•
an increase in the maximum number of shares that may be delivered under the 2020 Plan by an additional 37,300,000 shares, from 3,300,000 shares to 40,000,000 shares (which such increase is in addition to any shares granted previously under the Prior Plans that are forfeited, expire or are canceled after the effective date of the 2020 Plan without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the Prior Plans); and

•
a corresponding increase in the maximum number of shares that may be delivered with respect to incentive stock options granted under the 2020 Plan by an additional 37,300,000 shares, from 3,300,000 shares to 40,000,000 shares;

(collectively, the “Plan Amendments”). A copy of the 2020 Plan, with the proposed to be amendment, is attached to this proxy statement in Appendix B.
Purpose
Equity compensation is an important component of our executive, employee, consultant and director compensation programs. We believe it best aligns employee, consultant and director compensation with stockholder interests and motivates participants to achieve long-range goals tied to the success of the Company. The 2020 Plan permits shares of our Common Stock to be awarded as employee incentive compensation, allowing the Board to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for our growth.
Key Reasons to Vote for this Proposal:
•
Equity awards are a key part of our compensation program.   We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders, and (iii) preserves our cash resources. It has been our practice to grant equity broadly throughout the organization, not just to executive officers and directors. We compete for talent in an extremely competitive industry, often with larger companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.

•
Equity awards incentivize the achievement of key business objectives and increases in stockholder value.    Our equity program primarily consists of stock options, stock appreciation rights, restricted shares, restricted stock units, performance awards, other stock-based awards and short-term cash incentive awards. We believe that equity awards have been and will continue to be critical to our success and that they play an important role in incentivizing employees across our company to achieve our key business objectives and drive increases in stockholder value. The 2020 Plan promotes the long-term financial interest of our company, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

•
The 2020 Plan provides necessary flexibility to the Board.   Specifically, the 2020 Plan provides for the grant of non-qualified and incentive stock options, full value awards, and cash incentive awards. The flexibility inherent in the plan permits the Board to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for a public company such as ours, given the volatility of the public markets and reactions to economic and world events, especially given the current COVID-19 pandemic. Equity compensation, which aligns the long-term interests of both executives and our stockholders, is an important tool for the Board which without the stockholder approval of this Proposal 4 will not be available to our Board in any meaningful way.
Need for Additional Shares
In setting the number of additional shares to be available for issuance under the Plan Amendments, we considered the significant number of additional shares and warrants issued in our May 2022 stock offering, in addition to our estimated number of shares to be outstanding further to Proposals 4, 5 and 7 as well as estimated going forward competitive usage needs for existing employees and potential new hires for approximately the next one to three years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2020 Plan could last for a shorter or longer time.
Based on these considerations, an additional 37,300,000 shares are being proposed to be made available for issuance under the 2020 Plan, which the Board believes represents an appropriate increase at this time.
If the Plan Amendments are approved, and if the Charter Amendment is approved, potential additional issuances authorized under the 2020 Plan as of August 12, 2022, assuming that Proposals 4, 5 and 7 are also approved and the maximum number of shares under such Proposals are then issued, would represent 7.1% of our outstanding common stock as of September 8, 2022. While we acknowledge the potential dilutive effect of stock-based compensatory awards, the Board believes that the performance and motivational benefits that can be achieved from offering such awards outweigh this potential dilutive effect.
The Board believes that the ability to provide equity compensation to our executives and other employees and consultants has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. The Board believes that equity-based compensation is a key feature of a competitive compensation program. Further, equity-based compensation awards help align our employees’ and consultants’ interests with those of our stockholders.
General Terms of the 2020 Plan
The following summary of the 2020 Plan is not a comprehensive description of all provisions of the 2020 Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the 2020 Plan, which is attached as Appendix B to this proxy statement and is marked to show the proposed Plan Amendments.
An aggregate of 40,000,000 shares of our common stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, and consultants of the Company and its subsidiaries. To date, 2,732,000 grants have been made under the 2020 Plan and 588,000 shares remain eligible for issuance under the Plan.
The 2020 Plan is currently administered by the Compensation Committee of the Board as the Plan administrator. The 2020 Plan administrator has the authority to determine, within the limits of the express provisions of the 2020 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the 2020 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the 2020 Plan without the consent of the recipient. No awards may be made under the 2020 Plan after the tenth anniversary of its effective date.
Awards under the 2020 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.

Stock Options
The 2020 Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the 2020 Plan administrator. The exercise price for stock options will be determined by the 2020 Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the 2020 Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the 2020 Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the 2020 Plan administrator (including one or more forms of “cashless” or “net” exercise).
Stock Appreciation Rights
The 2020 Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the 2020 Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.
Restricted Shares and Restricted Units
The 2020 Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The 2020 Plan administrator also may award to a participant Units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted Units”). The terms and conditions of restricted share and restricted Unit awards are determined by the 2020 Plan administrator.
Performance Awards
The 2020 Plan administrator may grant performance awards to participants under such terms and conditions as the 2020 Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the 2020 Plan administrator.
Other Stock-Based Awards
The 2020 Plan administrator may grant equity-based or equity-related awards, referred to as “other stock- based awards,” other than options, SARs, restricted shares, restricted Units, or performance awards. The terms and conditions of each other stock-based award will be determined by the 2020 Plan administrator. Payment under any other stock-based awards will be made in common stock or cash, as determined by the 2020 Plan administrator.

Cash-Based Awards
The 2020 Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees. The terms and conditions of each cash-based award will be determined by the 2020 Plan administrator.
Eligibility
All employees and directors of, and consultants and other persons providing services to, our company or any of its subsidiaries (or any parent or other related company, as determined by the Compensation Committee) are eligible to become Participants in the 2020 Plan, except that non-employees may not be granted incentive stock options.
United States Income Tax Considerations
The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the 2020 Plan based on current U.S. income taxation with respect to Participants who are U.S. citizens or residents. Participants subject to taxation in other countries should consult their tax advisor (including Participants in Israel).
Non-Qualified Options Stock Appreciation Rights.   The grant of a non-qualified option and stock appreciation rights will not result in taxable income to the Participant. The Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Company shares acquired pursuant to a nonqualified option, or underlying the exercise of a stock appreciation right, over the exercise price for such shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Company shares equal to the fair market value of the shares at the time of exercise and the holding period beginning the day after exercise.
Incentive Stock Options.   The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of our company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is “disabled,” as that term is defined in the Code).
The excess of the fair market value of the Company shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the Company shares at the time of exercise.
If the Participant does not sell or otherwise dispose of the Company shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Company shares to the Participant, then, upon disposition of such Company shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the above holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Company shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Full Value Awards.   Full value awards include restricted stock awards and performance shares. A Participant who has been granted a full value award will not realize taxable income at the time of grant, provided that the Company shares subject to the award are subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the vesting of Company shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. However, the Participant may make an election under Section 83 of the Code to recognize ordinary income based on the fair market value of the shares on the grant date, rather than the vesting date. If there is no “substantial risk of forfeiture” of the shares on the grant date, the fair market value of the shares is immediately taxable to the Participant. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, and the holding period beginning at vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant.
Restricted Stock Units, Performance Units and Cash-Based Awards, Restricted stock units and performance units are not taxable to the Participant on the grant date. The Participant will have taxable income equal to the fair market value of the shares issued on the share delivery date, or upon any cash paid in lieu of the deliver of shares. Likewise, taxable income results from a cash-based award upon the Participant’s actual or constructive receipt of any cash payout.
Withholding of Taxes.   We may withhold amounts from Participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, Participants may satisfy withholding requirements through cash payment, by having Company shares withheld from awards or by tendering previously owned Company shares to us to satisfy tax withholding requirements.
Change In Control.   Any acceleration of the vesting or payment of awards under the 2020 Plan in the event of a change in control of us may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by a subsidiary or may otherwise result in a cut back based on employment arrangements with a Participant.
ERISA.   The 2020 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401 of the Code.
Tax Advice
The preceding discussion is based on U.S. federal income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2020 Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the 2020 Plan. In addition, a number of Participants reside outside the U.S. and are subject to taxation in other countries or may be subject to U.S. federal income tax in a manner not described above. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.
Consequences of Not Approving This Proposal
If we do not obtain stockholder approval at the Meeting, the Board may seek stockholder approval at a future meeting.
Vote Required
You may vote in favor of or against this proposal or you may abstain from voting. Approval of Proposal 3 requires the affirmative vote of the total votes cast in person (virtually via live audiocast) or represented by proxy on the matter, assuming the presence of a quorum. In addition, Proposal No. 3 is dependent upon approval of Proposals 2 and 6.
Proposal No. 3 is a non-routine matter. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal No. 3 in order for them to vote your shares so that your vote can be counted. If you hold your shares in “street name” and you do not instruct your broker how to vote on Proposal No. 3, a broker non-vote will occur and, no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in Proposal No.3. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum. If the stockholders do not approve the proposal (or Proposal No. 2 and 6), the equity awards will not be granted.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AMENDMENTS TO THE DIGITAL BRANDS GROUP, INC. 2020 OMNIBUS INCENTIVE STOCK PLAN

PROPOSAL NO. 4
TO APPROVE FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE SECTION 5635(D) THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE NOTES ISSUED BY US IN OCTOBER AND NOVEMBER 2021WITHOUT GIVING EFFECT TO THE EXCHANGE CAP IN SUCH CONVERTIBLE NOTES IN AN AMOUNT THAT MAY BE EQUAL TO OR EXCEED 20% OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE ISSUANCE OF SUCH CONVERTIBLE NOTES
General
On August 27, 2021, we entered into a Securities Purchase Agreement with Oasis Capital, LLC (“Oasis Capital”) further to which Oasis Capital purchased a Senior Secured Convertible Promissory Note (the “Oasis Note”), with an interest rate of 6% per annum, having a face value of $5,265,000 for a total purchase price of $5,000,000, secured by all of our assets. The Oasis Note, in the principal amount of $5,265,000, bears interest at 6% per annum and is due and payable 18 months from the date of issuance, unless sooner converted. The Note is convertible at the option of Oasis Capital into shares of our common stock at a conversion price (the “Oasis Conversion Price”) which is the lesser of (i) $3.601, and (ii) 90% of the average of the two lowest volume-weighted average prices during the five consecutive trading day period preceding the delivery of the notice of conversion. Oasis Capital is not permitted to submit conversion notices in any thirty day period having conversion amounts equaling, in the aggregate, in excess of $500,000. If the Oasis Conversion Price set forth in any conversion notice is less than $3.00 per share, we, at our sole option, may elect to pay the applicable conversion amount in cash rather than issue shares of our common stock. In connection with the issuance of the Oasis Note, we entered into a security agreement (the “Security Agreement”) pursuant to which we agreed to grant Oasis Capital a security interest in substantially all of our assets to secure the obligations under the Oasis Note and a registration rights agreement with Oasis Capital (the “RRA”).
On October 1, 2021, we entered into an Amended and Restated Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”) and Oasis Capital further to which FirstFire purchased a Senior Secured Convertible Promissory Note (the “First FirstFire Note”), with an interest rate of 6% per annum, having a face value of $1,575,000 for a total purchase price of $1,500,000, secured by all of our assets. The First FirstFire Note, in the principal amount of $1,575,000, bears interest at 6% per annum and is due and payable 18 months from the date of issuance, unless sooner converted. The First FirstFire Note is convertible at the option of FirstFire into shares of our common stock at a conversion price (the “First FirstFire Conversion Price”) which is the lesser of (i) $3.952, and (ii) 90% of the average of the two lowest volume-weighted average prices during the five consecutive trading day period preceding the delivery of the notice of conversion. FirstFire is not permitted to submit conversion notices in any thirty day period having conversion amounts equaling, in the aggregate, in excess of $500,000. If the First FirstFire Conversion Price set forth in any conversion notice is less than $3.00 per share, we, at our sole option, may elect to pay the applicable conversion amount in cash rather than issue shares of our common stock. In connection with the issuance of the First FirstFire Note, we, Oasis Capital and FirstFire amended the Security Agreement to grant FirstFire a similar security interest in substantially all of our assets to secure the obligations under the First FirstFire Note. We, Oasis Capital and FirstFire also amended the RRA to join FirstFire as a party thereto and to include the shares of our common stock issuable under the First FirstFire Note as registrable securities.
On November 16, 2021, we entered into a Securities Purchase Agreement with FirstFire further to which FirstFire purchased a Senior Secured Convertible Promissory Note (the “Second FirstFire Note” and together with the First FirstFire Note, the “FirstFire Notes”), with an interest rate of 6% per annum, having a face value of $2,625,000 for a total purchase price of $2,500,000. The Second FirstFire Note is convertible at the option of FirstFire into shares of our common stock at a conversion price (the “Second FirstFire Conversion Price”) which is the lesser of (i) $4.28, and (ii) 90% of the average of the two lowest volume-weighted average prices during the five consecutive trading day period preceding the delivery of the notice of conversion. FirstFire is not permitted to submit conversion notices in any thirty day period having conversion amounts equaling, in the aggregate, in excess of $500,000. If the Second FirstFire Conversion Price set forth in any conversion notice is less than $3.29 per share, we, at our sole option, may elect to pay the applicable conversion amount in cash rather than issue shares of our common stock. In connection with the Second FirstFire Note, we issued (a) 30,000 additional shares of common stock to FirstFire and (b) 100,000 additional shares of common stock to Oasis Capital, as set forth in the waivers and consents (the “Waivers”), dated November 16, 2021 executed by each of FirstFire and Oasis Capital (collectively, the “Waiver Shares”). In addition, we entered into an amendment to the RRA, dated November 16, 2021. The RRA, as amended, provides that we shall file a registration statement registering the shares of common stock issuable upon conversion of the FirstFire Notes, and the Waiver Shares by November 30, 2021 and use our best efforts to cause such registration statement to be effective with the SEC no later than 120 days from the date of the FirstFire Note. We filed such registration statement in December 2021 and it became effective in January 2022.
The Oasis Note, the First FirstFire Note and the Second FirstFire Notes are together the “Convertible Notes”.
Exchange Cap
The Convertible Notes shall not be convertible to the extent the conversion would result in the Company issuing more shares of Common Stock than permitted under the rules of the Nasdaq until such time as we shall have obtained stockholder approval (the “Exchange Cap”), which we are seeking pursuant to this proposal. An aggregate of 2,700,000 shares have been issued to each of Oasis and FirstFire (including the Waiver Shares) further to agreements covering said Notes — this is equal to 20% of the Company’s shares outstanding on August 27, 2001.
Proposed Amendment
On August 9, 2022, Oasis, FirstFire and the Company agreed to amend the terms of the Convertible Notes to allow conversion in excess of the Exchange Cap but at a conversion price no lower than $0.05 per share — the amendment is conditioned upon stockholder approval as described below.
Why does the Company need Stockholder Approval?
Our Common Stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the SPA, we are seeking stockholder approval for elimination of the Exchange Cap to permit the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Convertible Notes.
The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of Common Stock or securities convertible into or exchangeable for Common Stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the Common Stock or voting power of the issuer outstanding before the transaction in relation to the Private Placement.
Without the Exchange Cap, the aggregate number of shares of Common Stock issuable upon the conversion of the Convertible Notes could exceed 20% of our outstanding Common Stock on the date we issued the Convertible Notes and could potentially be issued at a price less than the greater of the book value or market of the shares on the applicable date. Therefore, the Exchange Cap was added to the provisions of the Convertible Notes, which restrict the Convertible Notes from being convertible into shares of Common Stock in excess of 19.9% of our outstanding Common Stock on the date we issued the Convertible Notes.
To meet the requirements of the NASDAQ 20% Rule, we need stockholder approval under the Nasdaq Listing Rules to remove the Exchange Cap provisions under the Convertible Notes to permit the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Convertible Notes (the “CN Nasdaq 20% Cap Removal Proposal”).
What is the Effect on Current Stockholders if the CN Nasdaq 20% Cap Removal Proposal is Approved?
If our stockholders approve this proposal, we will be able to eliminate the NASDAQ 20% Rule and Exchange Cap in the Convertible Notes and therefore potentially issue shares of Common Stock issuable upon the conversion of the Convertible Notes in excess of 20% of our issued and outstanding shares of Common Stock as of the date we issued the Convertible Notes pursuant to the terms of the SPA.
Effect of Elimination of Exchange Cap
If stockholders approve the CN Nasdaq 20% Cap Removal Proposal, current stockholders may experience significant dilution of their current equity ownership in the Company. The Convertible Notes may be converted into shares of Common Stock at the election of the holder of the Convertible Notes.
If all conversions of principal amounts currently due and owing under the Convertible Notes are made at the conversion floor price of $0.05 per share, then the Company could potentially issue up to a maximum of approximately 160,640,420 shares of Common Stock representing 30.45% of our outstanding common stock as of September 8, 2022, assuming that Proposals 3, 5 and 7 are also approved and the maximum number of shares under such Proposals are then issued, based on 53,642,759 shares of common stock issued and outstanding on September 8, 2022.
What is the Effect on Current Stockholders if the CN Nasdaq 20% Cap Removal Proposal is not Approved?
Repayment of the Convertible Notes in Cash
If the CN Nasdaq 20% Cap Removal Proposal is not approved, to the extent that conversion of the Convertible Notes by the holders or by the Company pursuant to their terms would result in the issuance of more than 20% of the issued and outstanding shares of Common Stock at the time the Company issued the Convertible Notes, the Company would be unable to convert the Convertible Notes into shares and would be forced to pay cash to meet its obligations under the terms of the Convertible Notes.
Failure of the stockholders to approve the CN Nasdaq 20% Cap Removal Proposal will prohibit the ability of Company’s management to elect to make payments further to the Convertible Notes in shares of Common Stock, which would result in utilizing the Company’s available cash to make payments under the Convertible Notes instead of funding its business operations and would materially negatively impact the Company’s financial condition and results of operations.
Potential Future Dilution
If the Company cannot issue shares of Common Stock in direct settlement of amounts under the Convertible Notes because of the Exchange Cap, and the Company does not otherwise have sufficient available cash to meet such obligations, the Company will seek to raise additional capital through the issuance of shares of Common Stock or preferred stock, which issuances may be at prices more dilutive to stockholders than the terms permitting conversion of installment amounts into shares under the Convertible Notes. To the extent that the Company engages in such transactions to raise additional capital, the current stockholders could be substantially diluted.
Potential Event of Default
If this proposal is not approved, and if the Company does not have sufficient funds to make cash payments for the installment amounts and cannot raise such funds prior to an installment date, then the Company may default under the Convertible Notes. Occurrence of an event of default by the Company would have significant negative consequences for the Company and its stockholders. An event of default would harm the Company’s financial condition, force the Company to reduce or cease operations or could result in the Company declaring bankruptcy and the holders of the Convertible Notes seizing some or all of the assets of the Company and its subsidiaries which currently secure the Convertible Notes.
We are not seeking the approval of our stockholders to authorize our issuance of the Convertible Notes, as we have already issued the Convertible Notes, which are binding obligations on us. The failure of our stockholders to approve the proposal will not negate the existing terms of the documents relating to the Convertible Notes. The Convertible Notes will remain outstanding and the terms of the Convertible Notes will remain binding obligations of the Company.

Where can I find more information regarding the Convertible Notes?
The above descriptions set forth the material terms of the Convertible Notes. A more detailed description of the Convertible Notes, the Securities Purchase Agreement and related transaction documents can be read in the Company’s Current Reports on Form 8-Ks as filed with the SEC on October 6, 2021, November 19, 2021, and November 23, 2021.
Vote Required; Board of Directors Recommendation
You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal No. 4 requires the affirmative vote of a majority of the total votes cast in person (virtually via the live audiocast) or represented by proxy on the proposal, assuming the presence of a quorum. In addition, Proposal No. 4 is dependent upon approval of Proposals 2 and 6.
Proposal No. 4 is a non-routine matter. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal No. 4 in order for them to vote your shares so that your vote can be counted. If you hold your shares in “street name” and you do not instruct your broker how to vote on Proposal No. 4, a broker non-vote will occur and, no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in Proposal No. 4. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE SECTION 5635(D) THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE NOTES ISSUED BY US IN OCTOBER AND NOVEMBER 2021 WITHOUT GIVING EFFECT TO THE EXCHANGE CAP IN SUCH CONVERTIBLE NOTES IN AN AMOUNT THAT MAY BE EQUAL TO OR EXCEED 20% OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE ISSUANCE OF SUCH CONVERTIBLE NOTES

PROPOSAL NO. 5
APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO A PURCHASE AGREEMENT WITH OASIS CAPITAL, LLC, FOR PURPOSES OF NASDAQ LISTING RULE 5635(d)
Overview
On August 27, 2021, we entered into what is sometimes termed an equity line of credit arrangement with Oasis Capital. Specifically, we entered into an equity purchase agreement (the “Equity Purchase Agreement”), pursuant to which Oasis Capital is committed to purchase up to $17,500,000 of our common stock over the 24-month term of the Equity Purchase Agreement. The Equity Purchase Agreement permits us to “put” up to $17,500,000 in shares of our common stock to Oasis Capital over a 36 month period of time at a price no less than $3.00; we are not obligated to request any portion of the $17,500,000.
In connection with the execution of the Equity Purchase Agreement, we issued Oasis Capital $350,000 of its shares of common stock, or 126,354 shares (the “Commitment Shares”) at a per share price which was based on the closing sale price per share on the Nasdaq Capital Market on the trading date prior to issuance (the “Issuance Reference Date”). On the earlier of (i) the date that is nine months from the date of execution, and (ii) the date that the Equity Purchase Agreement is terminated in accordance with its terms (the “Reference Date”), if the closing sale price per share on the Nasdaq Capital Market on the trading date preceding the Reference Date is higher than the closing sale price on the Issuance Reference Date, then Oasis Capital shall return to us a portion of the Commitment Shares equal to the amount of Commitment Shares required to be issued on the execution date minus the amount of Commitment Shares that would have been required to have been issued if the closing sale price per share on the Nasdaq Capital Market on the trading date preceding the Reference Date had been used to calculate the amount of Commitment Shares issuable on the execution date.
As of the date of this proxy statement, we have not drawn down any portion of this commitment, leaving the entire $17,500,000 available under the equity line of credit, and for which we have agreed, pursuant to the registration rights agreement (the “Oasis Equity RRA”), to register the shares of common stock issuable further to the equity line of credit with the SEC, before any such issuances. We filed such registration statement in December 2021 and it became effective in January 2022.
During the 24-month term of the Equity Purchase Agreement, we may request a drawdown on the equity line of credit by delivering a “put notice” to Oasis Capital stating the dollar amount of shares we intend to sell to Oasis Capital. We may make either an Option 1 or Option 2 request to Oasis Capital. Under Option 1, the purchase price Oasis Capital is required to pay for the shares is the lesser of (i) the lowest traded price of our common stock on the Nasdaq Capital Market on the Clearing Date, which is the date on which Oasis Capital receives the put shares as DWAC shares in its brokerage account, or (ii) the average of the three lowest closing sale prices of our common stock on the Nasdaq Capital Market during the period of twelve (12) consecutive trading days immediately preceding the Clearing Date. The maximum amount we may request in an Option 1 request is $500,000. Under Option 2, the purchase price Oasis Capital is required to pay for the shares is the lesser of (i) 93% of the one (1) lowest traded price of our common stock on the Nasdaq Capital Market during the period of five (5) consecutive trading days immediately preceding the put date, or (ii) 93% of the VWAP on the Clearing Date, or (iii) 93% of the closing bid price of the Company’s common stock on the Nasdaq Capital Market on the Clearing Date. The maximum amount we may request in an Option 2 request is $2,000,000.
We are not entitled to request a drawdown unless each of the following conditions is satisfied: (a)a registration statement is and remains effective for the resale of securities in connection with the equity line of credit; (b)the trading of our common stock shall not have been suspended by the SEC, the Nasdaq Capital Market or FINRA, or otherwise halted for any reason, and our common stock shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Capital Market; (c)we have complied with its obligations and are otherwise not in breach or default of any agreement related to the equity line of credit; (d)no statute, regulation, order, guidance, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction, including, without limitation, the SEC, which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the equity line of credit; (e)our common stock must be DWAC eligible and not subject to a “DTC chill”; (f)all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Exchange Act of 1934 (other than Forms 8-K) shall have been filed with the SEC within the applicable time periods prescribed for such filings; (g)to the extent the issuance of the put shares requires shareholder approval under the listing rules of the Nasdaq Capital Market, we have or will seek such approval; and (h)the lowest traded price of the common stock in the five (5) trading days immediately preceding the respective put date must exceed $3.00.
If any of the events described in clauses (a) through (h) above occurs after we make a drawdown request, then Oasis Capital shall have no obligation to fund that drawdown.
The equity line of credit terminates when Oasis Capital has purchased an aggregate of $17,500,000 of our common stock or August 30, 2024, whichever occurs first.
Under the terms of the Equity Purchase Agreement, Oasis Capital may not own more than 9.99% of our issued and outstanding stock at any one time.
The net proceeds under the Equity Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our Common Stock to Oasis Capital. We expect that any proceeds received by us from such sales to Oasis Capital will be used for working capital and general corporate purposes.
The above descriptions set forth the material terms of the Equity Purchase Agreement. A more detailed description of the Equity Purchase Agreement and related transaction documents can be read in the Company’s Current Reports on Form 8-K as filed with the SEC on August 31, 2021.
Proposed Amendment
On August 9, 2022, Oasis, and the Company agreed to amend the terms of the Equity Purchase agreement to permit the Company to “put” up to $17,500,000 in shares of its common stock to Oasis Capital over a 36 month period of time at a price no less than $0.13; the Company is not obligated to request any portion of the $17,500,000 — the amendment is conditioned upon stockholder approval as described below.
If this proposal is not approved, the Company would not be able to draw down on the Equity Purchase Agreement the effect of which the Company may not have sufficient funds to continue to make required payments under its debt obligations and fund the day to day operations of its business. A lack of capital would harm the Company’s financial condition, force the Company to reduce or cease operations or could result in the Company declaring bankruptcy.
Why We Need Stockholder Approval
Nasdaq Listing Rule 5635(d) requires shareholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).
Pursuant to the terms of the Equity Purchase Agreement, the aggregate number of shares that we are permitted to sell to Oasis Capital may in no case exceed 19.99% of the Common Stock outstanding on the date of execution of the Equity Purchase Agreement (the “Exchange Cap”), or 5,282,131 shares, unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply; provided that at no time shall Oasis Capital, together with its affiliates, beneficially own more than 9.99% of our Common Stock. Under the terms of the proposed amendment, Oasis, the Company to “put” up to $17,500,000 in shares of its common stock to Oasis Capital over a 36 month period of time at a price no less than $0.13; the Company is not obligated to request any portion of the $17,500,000.
If stockholders approve the Proposal, current stockholders may experience significant dilution of their current equity ownership in the Company. If all “puts” are made at the floor price of $0.13 per share, then the Company could potentially issue up to a maximum of approximately 134,615,385 shares of Common Stock representing 25.52% of our outstanding common stock as of September 8, 2022, assuming that

Proposals 3, 4 and 7 are also approved and the maximum number of shares under such Proposals are then issued, based on 53,642,759 shares of common stock issued and outstanding on September 8, 2022.
In order to retain maximum flexibility to issue and sell up to the maximum of $17.5 million of our Common Stock under the Equity Purchase Agreement, we are therefore seeking stockholder approval for the sale and issuance of Common Stock in connection with the Equity Purchase Agreement to satisfy the requirements of Nasdaq Listing Rule 5635(d).
Possible Effects of Disapproval of this Proposal
Our Board is not seeking the approval of our stockholders to authorize our entry into the Securities Purchase Agreement. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing shares of Common Stock upon conversion and exercise of such, if the issuance of such shares of Common Stock would exceed 19.99% of the Company’s outstanding shares of Common Stock or otherwise exceed the aggregate number of shares of Common Stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.
If this Proposal No. 5 is not approved by our stockholders, we will not be able to issue and sell the maximum number of shares available pursuant to the Securities Purchase Agreement. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results..
Vote Required; Board of Directors Recommendation
You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal No. 5 requires the affirmative vote of a majority of the total votes cast in person (virtually via the live audiocast) or represented by proxy on the proposal assuming the presence of a quorum. In addition, Proposal No. 5 is dependent upon approval of Proposals 2 and 6.
Proposal No. 5 is a non-routine matter. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal No. 5 in order for them to vote your shares so that your vote can be counted. If you hold your shares in “street name” and you do not instruct your broker how to vote on Proposal No. 5, a broker non-vote will occur and, no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in Proposal No. 5. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO A PURCHASE AGREEMENT WITH OASIS CAPITAL, LLC, FOR PURPOSES OF NASDAQ LISTING RULE 5635(d)

PROPOSAL NO. 6
APPROVAL OF AN AMENDMENT OF THE COMPANY’S SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-for-50 AND 1-FOR-150, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS
General
Our Board of Directors has approved an amendment to our certificate of incorporation, which would effect a reverse stock split, or Reverse Stock Split, of all issued and outstanding shares of our Common Stock, at a ratio determined by our Board of Directors in the future ranging between 1-for-50 to 1-for-150, inclusive. Our Board of Directors has recommended that the proposed amendment be presented to our stockholders for approval. Our stockholders are being asked to approve the proposed amendment pursuant to Proposal No. 6 to effect a Reverse Stock Split of the issued and outstanding shares of Common Stock. Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of Common Stock.
By approving Proposal No. 6, our stockholders will: (a) approve an amendment to our Sixth Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of Common Stock between and including 50 and 150 could be combined into one share of Common Stock; (b) authorize our Board of Directors to determine the exact ratio of the Reverse Stock Split within a range of 1-for-50 to 1-for-150, inclusive, at a future point in time; and (c) authorize our Board of Directors to file such amendment.
APPROVAL OF REVERSE STOCK SPLIT OF OUR COMMON STOCK (PROPOSAL NO. 6)
Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our certificate of incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Sixth Amended and Restated Certificate of Incorporation, which we refer to as the Second Certificate of Amendment, is attached hereto as Appendix C.
We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-50 and 1-for-150, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement.” If Proposal No. 6 is approved, we will file the Second Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective at 5:00 p.m., Eastern time, on the date of filing of the Second Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board of Directors and set forth in the Second Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
To maintain our listing on The Nasdaq Capital Market.   By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our Common Stock could be delisted from The Nasdaq Capital Market. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On May 31, 2022, we were notified by the Nasdaq Listing Qualifications Department that we do not comply with the $1.00 minimum bid price requirement as our Common Stock had traded below the $1.00 minimum bid price for 30 consecutive business days.
The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from The Nasdaq Capital Market following a transfer from The Nasdaq Capital Market under Nasdaq Listing Rule 5810(c)(3)(A)(ii). Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. In addition, the delisting of our Common Stock from the Nasdaq Capital Market would restrict our ability to sell shares of our Common Stock under our equity purchase agreement with Oasis Capital — See “Proposal No. 5”.
The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.
To potentially improve the marketability and liquidity of our Common Stock.   Our Board of Directors believes that the increased market price of our Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.
•
Stock Price Requirements:   We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•
Stock Price Volatility:   Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•
Transaction Costs:   Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement
In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal No. 6, our Board of Directors may consider, among other things, various factors, such as:
•
The historical trading price and trading volume of our Common Stock;

•
The then-prevailing trading price and trading volume of our Common Stock tock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

•
Our ability to maintain our listing on The Nasdaq Capital Market;

•
Which Reverse Stock Split ratio would result in the least administrative cost to us;

•
Prevailing general market and economic conditions; and

•
Whether and when our Board of Directors desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our Common Stock for business and/or financial purposes, as well as to accommodate the shares of our Common Stock to be authorized and reserved for future equity awards.

Effects of Reverse Stock Split
After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our Common Stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of a Reverse Stock Split will be that:
•
Depending on the Reverse Stock Split ratio selected by the Board of Directors, each 50 to 150 shares of our Common Stock owned by a stockholder will be combined into one new share of our Common Stock;

•
No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•
The total number of authorized shares of our Common Stock will remain at 200,000,000, resulting in an effective increase in the authorized number of shares of our Common Stock, subject to the approval of Proposal 2;

•
The total number of authorized shares of our preferred stock will remain at 10,000,000;

•
Based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•
The number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.

After the effective date of the Reverse Stock Split, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.
Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be listed on The Nasdaq Capital Market under the symbol “DBGI” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.
Effective Date
The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Second Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board of Directors and set forth in the Second Certificate of Amendment, which date we refer to in this Proposal No. 6 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our Common Stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal No. 6.
Cash Payment In Lieu of Fractional Shares
No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the Common Stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of September 8, 2022, there were 3,603 stockholders of record of our Common Stock. Upon stockholder approval of this Proposal No. 6, and upon effectiveness of the Second Certificate of Amendment effecting the Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of Common Stock that will be combined into one share of Common Stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 50 shares of Common Stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-50, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of September 8, 2022, and assuming a Reverse Stock Split ratio of 1-for-50, we expect that cashing out fractional stockholders would not reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Record and Beneficial Stockholders
If this Proposal No. 6 is approved by our stockholders, and upon effectiveness of the Second Certificate of Amendment effecting the Reverse Stock Split, stockholders of record as of the record date holding all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our Common Stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal No. 6 is approved by our stockholders and, upon effectiveness of the Second Certificate of Amendment effecting the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the Reverse Split Effective Date. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued. The Post-Reverse Stock Split shares will be issued in book entry form. Post-Reverse Stock Split book entry shares will only be issued to a stockholder once such stockholder has surrendered such stockholder’s outstanding certificate(s).
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences
The par value per share of our Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the Reverse Stock Split Effective Date, the stated capital on our balance sheet attributable to the Common Stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of Common Stock would be increased because there would be fewer shares of Common Stock outstanding. Additionally, as of the Reverse Stock Split Effective Date, Unum will adjust and proportionately decrease the number of shares of Common Stock subject to, and adjust and proportionately increase the exercise price of, all stock options to acquire Common Stock. The Reverse Stock Split would be reflected retroactively in certain of our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Third Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split.
Material U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion summarizes certain material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our Common Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.
No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion assumes that for U.S. federal income tax purposes the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.
For purposes of this discussion, a U.S. Holder means a beneficial owner of our Common Stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.
Tax Consequences of the Reverse Stock Split
•
The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. The remainder of the discussion assumes the Reverse Stock Split will qualify as a recapitalization.

•
No gain or loss will be recognized by us as a result of the Reverse Stock Split.

•
A U.S. Holder who receives solely a reduced number of shares of Common Stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A U.S. Holder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (ii) the cash received.

•
A U.S. Holder’s basis in the U.S. Holder’s post-Reverse Stock Split shares will be equal to the aggregate tax basis of such U.S. Holder’s pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received.

•
The holding period of our stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged.

•
For purposes of the above discussion of the basis and holding periods for shares of the stock received in the Reverse Stock Split, U.S. Holders who acquired different blocks of our stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split. U.S. Holders who acquired different blocks of our stock at different times for different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

•
Any gain or loss recognized by a U.S. Holder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period for the shares of our stock exchanged is more than one year.

•
Certain U.S. Holders may be required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. U.S. Holders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

•
Any cash payments for fractional shares made to U.S. Holders in connection with the Reverse Stock Split may be subject to backup withholding on a U.S. Holder’s receipt of cash, unless such U.S. Holder furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding or such U.S. Holder is otherwise exempt from backup withholding. In the event any amount is withheld under the backup withholding rules, the U.S. Holder should consult with its own tax advisors as to whether the U.S. Holder is entitled to any credit, refund or other benefit with respect to such backup withholding and the procedures for obtaining such credit, refund or other benefit.

Possible Effects of Disapproval of this Proposal
Proposal No. 6 is dependent upon approval Proposal No.2 and Proposal Nos. 3, 4, 5 and 7 are dependent upon approval Proposal Nos. 2 and 6. If this Proposal No. 6 is not approved by our stockholders, we will not be able to maintain our listing on the Nasdaq Capital Market which would have a material adverse effect on our ability to raise additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.
Vote Required; Board of Directors Recommendation
You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal No. 6 requires the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote on the proposal, voting together as a single class, assuming the presence of a quorum. As of August 31, 2022, one (1) share of the Company’s Preferred Stock is issued and outstanding. The share of Preferred Stock has 250,000,000 votes per share and votes together with the outstanding shares of the Company’s Common Stock as a single class exclusively with respect to any proposals to amend the Charter to effect a reverse stock split of the Company’s Common Stock and to amend the Charter to increase the authorized number of shares of the Company’s Common Stock. The outstanding share of Preferred Stock will be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval of Proposals 2 and 6.
Proposal No. 6 is a non-routine matter. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal No. 6 in order for them to vote your shares so that your vote can be counted. If you hold your shares in “street name” and you do not instruct your broker how to vote on Proposal No. 6, a broker non-vote will occur and, no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in Proposal No. 6. An abstention from voting by a stockholder present virtually via the live audiocast or represented by proxy at the meeting or a broker non-vote has the same legal effect as a vote “against” the matter, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT OF THE COMPANY’S SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-for-50 AND 1-FOR-150, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

PROPOSAL NO. 7
APPROVAL FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635 (A) THE ISSUANCE OF SHARES OF COMMON STOCK AS PARTIAL CONSIDERATION FOR OUR ACQUISITION OF ALL OF THE OUTSTANDING MEMBERSHIP INTERESTS OF SUNNYSIDE, LLC
In January 2022, DBG signed an agreement with the holders (“Sellers”), of all of the outstanding membership interests in Sunnyside, LLC (“Sundry”) pursuant to which the Company will acquire all of the issued and outstanding membership interests of Sundry (such transaction, the “Acquisition”). On June 17, 2022, DBG into an Amended and Restated Membership Interest Purchase Agreement with the Sellers (the “Agreement”).
Our Board of Directors is proposing for approval by our stockholders, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of common stock to securityholders of Sunnyside, LLC ( “Sundry”) as partial consideration in the acquisition, which amount will be in excess of 20% of our outstanding common stock as of the Record Date.
Nasdaq Listing Rules — Requirement for Approval
Our common stock is listed on the Nasdaq Capital Market and we are subject to the Listing Rules of the Nasdaq Stock Market. Although we are not required to obtain stockholder approval of the merger agreement or the mergers themselves, we are required under Nasdaq Listing Rules 5635(a) to seek stockholder approval of the proposed issuance of the acquisition consideration, as such issuance is in an amount in excess of 20% of our issued and outstanding shares of common stock as of the Record Date.
Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance. Further to the Agreement, based upon an assumed issuance price of $0.125 per share, the closing price of the company’s common stock as reported by Nasdaq on September 8, 2022, the Company would issue a maximum of 142,105,263 shares of common stock representing 26.94% of our outstanding common stock as of September 8, 2022, assuming that Proposals 3, 4 and 5 are also approved and the maximum number of shares under such Proposals are then issued.
No individual, group or other entity is expected to own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power of the Company as a result of the acquisition.
It is important that you understand that we are not required to, nor are we seeking, stockholder approval of the acquisition of Sundry, or the related merger and merger agreement. Rather, we are seeking stockholder approval for the purposes of complying with the Nasdaq Listing Rules relating to the issuance of shares of common stock as partial consideration for the acquisition of Sundry.
Potential Effects of this Proposal
If this proposal is approved, our existing stockholders will experience substantial dilution upon the issuance of the acquisition consideration.
Approval of this proposal is critical in our ability to satisfy our obligations under the Agreement. If this proposal is not approved, we would be unable to complete the merger under the current terms of the Agreement and Sundry will remain a separate legal entity.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 7.

INFORMATION ABOUT THE MERGER
The discussion in this proxy statement of the merger is subject to, and is qualified in its entirety by reference to, the Agreement, a copy of which is attached to this proxy statement as Appendix D and incorporated into this proxy statement by reference.
General Description of the Acquisition and Agreement
Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $5 million in cash, which will be paid at Closing (as defined below), of which $2.5 million is paid to each of George Levy and Matthieu Leblan; (ii) at the Sellers’ option at Closing, either (a) $7 million dollars paid in the Company’s common stock, with a par value of $0.0001 per share (the “Buyer Shares”), at $0.19 per share, which is the per share closing price of the Buyer Shares on Nasdaq on June 17, 2022 (the “Issuance Price”); or (b) $7 million in cash, to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement; and (iii) $20 million paid in Buyer Shares at a per share price equal to the Issuance Price issued to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement. $2.0 million of the stock to be issued paid at the closing will be deposited into escrow to cover possible indemnification obligations under the Agreement.
The obligations of each of the Company and Sundry to consummate the transactions contemplated by the Agreement are subject to specified conditions including, among other matters, the approval by Company stockholders of the issuance of shares in the Agreement pursuant to the rules of Nasdaq.
The Agreement contains customary representations, warranties and covenants by the Company, the Sellers and Sundry. The closing of the acquisition is subject to customary closing conditions and there is no assurance that we will be able to complete the acquisition.
The obligations of each Party to consummate the transactions contemplated by the Agreement are subject to certain closing conditions, including, but not limited to, (i) no governmental entity has issued an order or taken any other action that making the transactions contemplated by the Agreement illegal; (ii) no governmental entity has issued an order or taken any other action restraining or otherwise prohibiting the transactions contemplated by the Agreement; (iii) DBG shall have initiated a proxy solicitation for a shareholder vote to approve the issuance of Buyer Shares and the employment offer letters to George Levy and Matthew Leblan; and (iv) DBG shall have cash or rights under existing borrowing facilities that together are sufficient to pay the cash payable at Closing pursuant to the terms of the Agreement.
The Agreement may be terminated under certain customary and limited circumstances prior to the closing, including, but not limited to the following:
(i)
by mutual consent of DBG and the Seller’s Representative;

(ii)
by either the Seller’s Representative or Buyer in writing if any governmental entity has issued an order or taken any other action enjoining, restraining or otherwise prohibiting the transactions contemplated by the Agreement and such order or other action has become final and nonappealable;

(iii)
by either DBG or Sundry if a breach or default by the Sellers or Sundry or DBG in the performance of any of its material obligations under this Agreement occurs and is not cured within thirty days;

(iv)
by either Sundry or DBG in writing, if the closing has not occurred on or prior to October 15, 2022.

If any Party terminates this Agreement for any reason other than a termination of the Agreement by mutual consent of DBG and the Seller’s Representative pursuant to the Agreement, DBG will be liable to pay to the Seller’s Representative a fee of $100,000, and to the Sellers — Jenny Murphy and Elodie Crichi (pro rata in accordance to the percentage set forth in the Agreement), a total fee of $2,500,000 paid in Buyer Shares at a per share price equal to the Issuance Price.

Each Seller has agreed to indemnify and defend DBG and each of its officers, managers, members, agents, and representatives from and against all losses arising out of (i) any inaccuracy of representations and warranties of the Sellers and Sundry; and (ii) any breach of any covenant or other agreement contained in the Agreement. The Company has also agreed to indemnify and hold harmless each Seller and each of his/her representatives, jointly and severally from and against all losses arising out of (i) any inaccuracy in any representation or warranty contained in the Agreement; and (ii) any breach of any covenant or agreement of DBG contained in the Agreement.
Under applicable Nasdaq Capital Market rules, no more than 20% of our common stock, measured as of the date of the closing, may be issued in connection with the acquisition of the membership interests in Sundry.
Please note that as of the date of this proxy statement, the Company has not arranged for nor entered into any agreements with any potential sources of financing to pay the required amounts under the aforementioned Agreement. Unless and until the Company arranges for such financing, whether through financing arrangements with third parties or through the sale of equity or debt either privately or publicly, the Company will be unable to fulfill its obligations further to the aforementioned Agreement. As stated above, if the acquisition of Sundry is not closed by October 15, 2022, the Agreement terminates. For each of these reasons, there exists a substantial doubt that the Company will be able to effect the acquisition of Sundry under the current provisions of the aforementioned acquisition agreement. Notwithstanding the foregoing, since the Company entered into the Agreement as stated above, the acquisition can be deemed “probable” under rules applicable to a company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore financial statements of Sundry are presented in this proxy statement along with unaudited pro forma financial statements giving effect to the proposed acquisition of Sundry as of January 1, 2020. However, despite the presentation of this financial information in this proxy statement, there can be no assurance that the acquisition of Sundry will in fact occur and shareholders are cautioned not to place any reliance on any pro forma financial information set forth herein giving effect to such acquisition.
Our Reasons for the Acquisition
We believe the acquisition is in the best interests of the Company and its stockholders because the acquisition is expected to be accretive to EBITDA immediately upon completion. Also we believe the acquisition should drive more brand awareness and customer demand, which should fuel future growth across its platform, brands, and customers. In addition we believe the acquisition should create meaningful synergies between all our portfolio brands, significantly lowering customer acquisition costs and increasing customer retention, annual spend per customer and lifetime value per customer.
Sundry is an omnichannel women’s lifestyle apparel brand inspired by Mattieu Leblan’s upbringing and ocean lifestyle. Founded in 2011, Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California.
RISK FACTORS RELATED TO THE ACQUISITION
Much like investment in our securities, approval of the issuance of shares further to the acquisition involves a high degree of risk. You should consider carefully the following risks in addition to the risks and uncertainties described in our filings with the SEC which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows.
We have and expect to incur substantial costs related to the acquisition.
We have incurred and expect to incur a number of non-recurring costs associated with the acquisition and related transactions. These costs include legal, financial advisory, accounting, consulting and other advisory fees and other related costs. Some of these costs are payable regardless of whether or not the acquisition is completed.

The acquisition may be more difficult, costly, or time-consuming than expected, and we may not realize the anticipated benefits of the acquisition.
The anticipated benefits of the acquisition may not be realized fully or at all and integration may result in additional and unforeseen expenses. An inability to realize the full extent of the anticipated benefits of the acquisition, as well as any delays encountered in the integration process, could have an adverse effect upon our operating results following the completion of the acquisition.
Failure to complete the acquisition could negatively impact the Company.
If the acquisition is not completed for any reason, there may be various adverse consequences and we may experience negative reactions from the financial markets and from our suppliers, other vendors and employees. Additionally, if the merger agreement is terminated, the market price of our common stock could decline to the extent that current market prices reflect a market assumption that the acquisition will be beneficial and will be completed.
The Agreement may be terminated in accordance with its terms and the acquisition may not be completed.
The Agreement is subject to a number of conditions which must be fulfilled in order to complete the acquisition. Those conditions include approval of the issuance of shares of common stock by our stockholders. Each party’s obligation to complete the acquisition is also subject to certain additional customary conditions. These conditions to the closing may not be fulfilled in a timely manner or at all, and, accordingly, the acquisition may not be completed.
SUNDRY FINANCIAL INFORMATION
For information about Sundry’s operations and financial condition, see (i) the unaudited balance sheets of Sundry as of June 30, 2022 and December 31, 2021, and statement of operations for the six months ended June 30, 2022 and June 30, 2021, which are attached hereto as Appendix E, (ii) the audited balance sheets of Sundry as of December 31, 2021 and 2020 and the related statements of operations, members’ equity, and cash flows for the years ended December 31, 2021 and December 31, 2020, which are attached hereto as Appendix F, and (iii) unaudited pro forma combined balance sheets of DBG and Sundry as of June 30, 2022 and unaudited pro forma combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021, which are attached hereto as Appendix G.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SUNDRY
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the historical financial statements of the relevant entities and the pro forma financial statements and the notes thereto included elsewhere in this Report. This discussion and analysis contains forward- looking statements that involve risks and uncertainties. Sundry’s actual results may differ materially from those anticipated in these forward-looking statements.
Overview
Sundry captures coastal casual style with a certain French Chic. Sundry is primarily a wholesale brand that we intend to transition to a digital, direct-to-consumer brand.
Net Revenue
Sundry sells its products directly to customers. Sundry also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.
Cost of Net Revenue
Sundry’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight.
Operating Expenses
Sundry’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.
General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Sundry’s stores and to Sundry’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.
Sundry’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.
Sales and Marketing
Sundry’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021
Results of Operations
The following table presents our results of operations for the six months ended June 30, 2022 and 2021:
	Six Months Ended June 30,
	2022	2021
Net revenues	$9,449,734	$13,765,815
Cost of net revenues	4,948,290	8,410,619
Gross profit	4,501,444	5,355,196
Operating expenses	4,170,137	4,301,578
Operating income	331,307	1,053,618
Other income (expenses)	(36,867)	652,104
Income before provision for income taxes	294,440	1,705,722
Provision for income taxes	(800)	(800)
Net income	$293,640	$1,704,922
Net Revenues
Revenue decreased by $4.3 million for the six months ended June 30, 2022 compared to the same period in 2021. The decrease was due to less e-commerce and wholesales sales as consumers and companies were affected by macronemic conditions.
Gross Profit
Sundry’s gross profit decreased by $0.9 million for the six months ended June 30, 2022 compared to the same period in 2021. The decrease in gross profit was primarily due to the corresponding decreases in revenues, offset by better margins in 2022.
Sundry’s gross margin was 47.6% and 38.9% for the six months ended June 30, 2022 and 2021, respectively. The increase in margin was due to write-downs of inventory in the spring of 2021.
Operating Expenses
Sundry’s operating expenses decreased by $0.1 million for the six months ended June 30, 2022 compared to the same period in 2021. The decrease was primarily due to lower sales and marketing expenses, partially offset by increased personnel costs in general and administrative departments.
Other Income / Expenses
Other expenses consist of interest expense. In 2021, the Company recorded other income pertainting to PPP forgiveness.
Net Income
Sundry had a net income of $0.3 million in 2022 compared to a net income of $1.7 million in 2021. The decrease in net income was primarily due to lower gross profit and other income recorded in 2021.

Cash Flow Activities
The following table presents selected captions from Sundry’s statement of cash flows for the six months ended June 30, 2022 and 2021:
	Six Months Ended June 30,
	2022	2021
Net cash provided by operating activities:
Net income	$293,640	$1,704,922
Non-cash adjustments	27,000	(653,742)
Change in operating assets and liabilities	(3,916)	(59,207)
Net cash provided by operating activities	316,724	991,973
Net cash provided by (used in) investing activities	18,982	(5,000)
Net cash provided by (used in) financing activities	272,700	(734,363)
Net change in cash	$608,406	$252,611
Cash Flows Provided By Operating Activities
Sundry’s cash provided by operating activities was $0.3 million in 2022 compared to cash provided by $1.0 million in 2021. The decrease in net cash provided by operating activities was primarily driven by lower net income in 2022, partially offset by non-cash adjustments.
Cash Flows Provided By Investing Activities
In 2022, Sundry received proceeds funds from a deposit.
Cash Flows Provided by Financing Activities
Sundry’s cash provided by financing activities was $0.3 million in 2022, consisting of $1.0 million in related party advances partially offset by $0.5 million in related party repayments, $0.2 million factor repayments and $0.1 million in member distributions. Sundry’s cash used in financing activities was $0.7 million in 2021, consisting of $0.6 million in proceeds from loans, factor repayments of $0.2 million and distributions of $1.2 million.
Year Ended December 31, 2021 compared to Year Ended December 31, 2020
The following table presents Sundry’s results of operations for the year ended December 31, 2021 and 2020:
	Year Ended December 31,
	2021	2020
Net revenues	$22,800,825	$19,897,696
Cost of net revenues	13,638,553	8,525,612
Gross profit	9,162,271	11,372,084
Operating expenses	8,657,442	7,625,335
Operating income	504,829	3,746,749
Other income (expense)	1,249,881	(45,527)
Income before provision for income taxes	1,754,710	3,701,222
Provision for income taxes	800	800
Net income	$1,753,911	$3,700,422
Net Revenues
Revenue increased by $2.9 million for the year ended December 31, 2021 compared to 2020. The increase was due to due to recovered customer demand after COVID-19.

Gross Profit
Sundry’s gross profit decreased by $2.2 million for the year ended December 31, 2021 compared to 2020. The decrease in gross profit was primarily due to increased product and global shipping costs Sundry’s gross margin was 40.2% and 57.2% for the years ended December 31, 2021 and 2020, respectively.
Operating Expenses
Sundry’s operating expenses increased by $1.4 million for the year ended December 31, 2021 compared to 2020. The increase was primarily due to increased headcount and personnel costs in all departments, including general and administrative and sales.
Other Expenses
Other expenses primarily consist of interest expense. In 2022, we recorded $1.3 million in other income pertaining to PPP forgiveness.
Net Loss
Sundry had net income of $1.8 million in 2021 compared to $3.7 million in 2022. The decrease of $1.9 million was primarily due to lower gross profit and increased general and administrative expenses, partially offset by other income in 2022.
Cash Flow Activities
The following table presents selected captions from Sundry’s statement of cash flows for the years ended December 31, 2021 and 2020:
	Year Ended December 31,
	2021	2020
Net cash provided by operating activities:
Net income	$1,753,911	$3,700,422
Non-cash adjustments	$(1,255,981)	$149,618
Change in operating assets and liabilities	$421,928	$(1,880,989)
Net cash provided by (used in) operating activities	$919,859	$1,969,051
Net cash used in investing activities	$—	$(11,430)
Net cash provided by (used in) financing activities	$(1,236,063)	$(1,429,829)
Net change in cash	$(316,204)	$527,792
Cash Flows Provided By Operating Activities
Sundry’s cash provided by operating activities was $0.9 million in 2021 compared to cash provided of $2.0 million in 2020. The decrease in net cash provided by operating activities was primarily driven by the lower net income and non-cash items, partially offset by cash provided by changes in operating assets and liabilities, partially offset by Sundry’s net loss in 2022.
Cash Flows Provided By Investing Activities
In 2020, Sundry purchased a nominal amount of property and equipment.
Cash Flows Provided by Financing Activities
Sundry’s cash used in financing activities was $1.2 million in 2021, consisting of $1.9 million in member distributions partially offset by loan proceeds of $0.4 million and factor advances of $0.1 million. Sundry’s cash used in financing activities was $1.4 million in 2020, consisting of $2.0 million in member distributions and factor repayments of $0.3 million, partially offset by loan proceeds of $0.8 million.

COMPANY FINANCIAL INFORMATION
For information about the Company’s operations and financial condition, see (i) the unaudited consolidated financial statements of the Company for the six months ended June 30, 2022 and December 31, 2021 and the related notes thereto, which appear in its Quarterly Report on Form 10-Q for the six months ended June 30, 2022, (ii) the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2021 and 2020 and the related notes thereto, which appear in its Annual Report on Form 10-K for the year ended December 31, 2021, and (iii) unaudited pro forma combined balance sheets of DBG and Sundry as of June 30, 2022 and unaudited pro forma combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021, which are attached hereto as Appendix G. For management’s discussion and analysis of financial condition and results of operations of the Company, please refer to the section titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our Annual Report on Form 10-K for the year ended December 31, 2021 and the 8-Ks filed on August 2, 2022 (two filings) and August 31, 2022, which disclosures are incorporated by reference herein.
Possible Effects of Disapproval of this Proposal
If this Proposal No. 7 is not approved by our stockholders, we will not be able to close the acquisition of Sundry. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to effect acquisitions and maximize capital raising opportunities. If we were unsuccessful in closing the acquisition, this would have a material adverse effect on our ability to raise additional capital and effect future acquisitions, the effect of which would adversely impact future operating results.
Vote Required; Board of Directors Recommendation
You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal No. 7 requires the affirmative vote of a majority of the total votes cast in person (virtually via the live audiocast) or represented by proxy on the proposal assuming the presence of a quorum. In addition, Proposal No. 7 is dependent upon approval of Proposal Nos. 2 and 6.
Proposal No. 7 is a non-routine matter. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal No. 7 in order for them to vote your shares so that your vote can be counted. If you hold your shares in “street name” and you do not instruct your broker how to vote on Proposal No. 7, a broker non-vote will occur and, no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in Proposal No. 7. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(A) THE ISSUANCE OF SHARES OF COMMON STOCK AS PARTIAL CONSIDERATION FOR OUR ACQUISITION OF ALL OF THE OUTSTANDING MEMBERSHIP INTERESTS OF SUNNYSIDE, LLC

PROPOSAL NO. 8
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has recommended the reappointment of dbbmckennon, LLC (“dbbmckennon”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. dbbmckennon also served as the auditor for the Company for the years ended December 31, 2021 and December 31, 2020. The stockholders are being requested to ratify the reappointment of dbbmckennon at the Meeting. If the selection is not ratified, it is contemplated that the appointment of dbbmckennon for 2022 may be permitted to stand in view of the difficulty and the expense involved in changing independent auditors on short notice, unless the Audit Committee finds other compelling reasons for making a change. Even if the selection is ratified, the Audit Committee and the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. The Company anticipates that a representative of dbbmckennon will attend the Meeting. The representative will have an opportunity to make a statement and to respond to appropriate stockholder questions.
Vote Required
You may vote in favor of or against this proposal or you may abstain from voting. The affirmative vote of a majority of shares present virtually via the live audiocast or represented by proxy and entitled to vote on the matter, assuming the presence of a quorum, is required to ratify the appointment of dbbmckennon as the Company’s independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the appointment of dbbmckennon as the Company’s independent registered public accounting firm. Proposal No. 8 is a routine matter. Brokers and other nominees that do not receive instructions are generally entitled to vote on the ratification of the appointment of our independent registered public accounting firm. Broker non-votes by a broker who elects to non‑vote instead of using its voting discretion and abstentions will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DBBMCKENNON, LLC
Principal Accountant Fees and Services
Audit Fees.   The aggregate fees, including expenses, billed by our principal accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q and other services that are normally provided in connection with statutory and regulatory filings or engagements during each of the fiscal years ended December 31, 2021 and 2020 were $241,398 and $119,540, respectively.
Audit-Related Fees.   The aggregate fees, including expenses, billed by our principal accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported under “Audit Fees” above during the fiscal years ended December 31, 2021 and 2020 were $62,418 and $ 24,454, respectively.
Tax Fees.   The aggregate fees, including expenses, billed by our principal accountant for services rendered for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2021 and 2020 were $0 and $0, respectively.
All Other Fees.   The aggregate fees, including expenses, billed for all other products and services provided by our principal accountant during the fiscal years ended December 31, 2021 and 2020 were $85,703 and $81,250, respectively.
Audit Committee Pre-Approval Policy
Our audit committee is responsible for approving or pre-approving all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor and pre-approve the related fees. Pursuant to its charter, the audit committee delegated to each of its members, acting singly, the authority to pre-approve any audit services if the need for consideration of a pre-approval request arises between regularly scheduled meetings, with such approval presented to the audit committee at its next scheduled meeting or as soon as practicable thereafter.
All audit and audit-related services performed by our principal accountant during the fiscal years ended December 31, 2021 and 2020 were pre-approved by our Board of Directors, then acting in the capacity of an audit committee.

PROPOSAL NO. 9
ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow our Board of Directors to adjourn the Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Proposals. In no event will our Board of Directors adjourn the Special Meeting beyond November 7, 2022.
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the shares present virtually via the live audiocast or represented by proxy entitled to vote, on the matter is required to approve the Adjournment Proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL

REPORT OF THE AUDIT COMMITTEE
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2021 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2021 filed with the SEC.
The Audit Committee also has appointed, subject to stockholder ratification, dbbmckennon, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Respectfully submitted,
Audit Committee
Trevor Pettennude, Chair
Jameeka Green Aaron
Huong “Lucy” Doan
The Report of the Audit Committee should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report of the Audit Committee therein by reference.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Board Leadership Structure and Risk Oversight
Our Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The Board believes it is in the best interests of the Company to make that determination based on the membership of the Board and the position and direction of the Company. The Board currently has determined that having John Hilburn Davis, IV serve as our Chairman and our Chief Executive Officer makes the best use of his experience, expertise and extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.
The Board as a whole is responsible for consideration and oversight of the risks we face and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board and these committees make reports to the full Board, including reports on noteworthy risk-management issues. Members of the Company’s senior management team regularly report to the full Board about their areas of responsibility and a component of these reports is the risks within their areas of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or one of its committees.
Directors
The following table sets forth certain information regarding our current directors and director nominees:
NAME	AGE	POSITION
John Hilburn Davis, IV	49	Chief Executive Officer, President, Chairman of the Board, Director Nominee
Mark T. Lynn	37	Director Nominee
Trevor Pettennude(1)	54	Director Nominee
Jameeka Green Aaron(1)	41	Director Nominee
Huong “Lucy” Doan(1)	53	Director Nominee

(1)
Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee

Each of our directors, who are our current nominees, was nominated based on the assessment of our Nominating Committee and our Board that he or she has demonstrated relevant business experience, excellent decision-making ability, good judgment, and personal integrity and reputation. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.
Nominees for Director for the year ending December 31, 2023
The persons listed below have been nominated for election as the directors of the Company’s Board. Unless otherwise directed by stockholders within the limits set forth in the bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the nominees.
John Hilburn Davis IV, “Hil”, has served as our President and Chief Executive Officer since March 2019 and a Director since November 2020.He joined DSLTD to overhaul its supply chain in March 2018. Prior to that, Mr. Davis founded two companies, BeautyKind and J.Hilburn. He founded and was CEO of BeautyKind from October 2013 to January 2018. He also founded and was CEO of J.Hilburn from January 2007 to September 2013, growing it from $0 to $55 million in revenues in six years. From 1998 to 2006 Mr. Davis worked as an equity research analyst covering consumer luxury publicly traded companies at Thomas Weisel Partners, SunTrust Robinson Humphrey and Citadel Investment Group. He graduated from Rhodes College in 1995 with a BA in Sociology and Anthropology. On December 16, 2021, Mr. Davis

filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in Texas federal court. We believe that Mr. Davis is qualified to serve as a director because of his operational and historical expertise gained from serving as our Chief Executive Officer, and his experience within various businesses, including apparel.
Mark T. Lynn has been a director of our company since inception and serve as our Co-Chief Executive Officer from September 2013 to the October 2018. Prior to joining us, until September 2011 he was Co-Founder of WINC, a direct-to-consumer e-commerce company which was then the fastest growing winery in the world, backed by Bessemer Venture Partners. Prior to Club W, Mr. Lynn co-founded a digital payments company that was sold in 2011. He holds a digital marketing certificate from Harvard Business School’s Executive Education Program. Mr. Lynn’s extensive corporate and leadership experience qualifies him to serve on our board of directors.
Trevor Pettennude is a seasoned financial services executive. In 2013, Mr. Pettennude became the CEO of 360 Mortgage Group, where he oversees a team of 70 people generating over $1 billion of annual loan volume. He is also the founder and principal of Banctek Solutions, a global merchant service company which was launched in 2009 and which processes over $300 million of volume annually. Mr. Pettennude’s extensive corporate and leadership experience qualifies him to serve on our board of directors.
Jameeka Green Aaron became a director of our company in May 2021. Ms. Aaron is the Chief Information Security Officer at Auth0. Ms Aaron is responsible for the holistic security and compliance of Auth0’s platform, products, and corporate environment. Auth0 provides a platform to authenticate, authorize, and secure access for applications, devices, and users. Prior to her current role Ms. Aaron was the Chief Information Officer Westcoast Operations at United Legwear and Apparel. Her 20+ years of experience include serving as the Director of North American Technology and Director of Secure Code and Identity and Access Management at Nike, and as Chief of Staff to the CIO of Lockheed Martin Space Systems Company. Ms. Aaron is also a 9-year veteran of the United States Navy. Ms. Aaron’s dedication to service has extended beyond her military career. She is committed to advancing women and people of color in Science, Technology, Engineering, and Mathematics (STEM) fields she is an alumni of the U.S. State Department’s TechWomen program and the National Urban League of Young Professionals. Ms. Aaron currently sits on the board of the California Women Veterans Leadership Council, is an advisor for U.C. Riverside Design Thinking Program, and is a member of Alpha Kappa Alpha Sorority, Inc. Born in Stockton, California, Ms. Aaron holds a bachelor’s degree in Information Technology from the University of Massachusetts, Lowell. Ms. Aaron’s extensive corporate and leadership experience qualifies her to serve on our board of directors.
Huong “Lucy” Doan became a director of our company in December 2021. Ms. Doan is a seasoned finance and strategy executive who brings expertise working with some of the world’s best-known brands. Since 2018, Ms. Doan serves as advisor to CEOs and founders of high-growth DTC, ecommerce and retail brands, in apparel and consumer products. In this capacity, she provides strategic guidance to successfully scale businesses while driving profitability, with focus on operational excellence and capital resource planning. In 2019, she became a board member of Grunt Style, a patriotic apparel brand. Prior, Ms. Doan spent 20 years in senior executive roles at Guitar Center, Herbalife International, Drapers & Damons, and Fox Television, where she built high performance teams to drive execution of business plans and growth strategies. Ms. Doan’s extensive corporate and leadership experience qualifies her to serve on our board of directors.
Executive Officers
The following table provides certain information regarding the executive officers of the Company:
NAME	AGE	POSITION
John Hilburn Davis IV	49	Chief Executive Officer
Laura Dowling	42	Chief Operating Officer
Reid Yeoman	39	Chief Financial Officer
Information about John Hilburn Davis, IV, our Chief Executive Officer and President, is set forth above under “Nominees for Director.”

Laura Dowling has served as our Chief Marketing Officer since February 2019. Prior to that she was the Divisional Vice President of Marketing & PR, North America at Coach from February 2016 to August 2018. At Coach Ms. Dowling led a team of 25 and was held accountable for $45 million profit and loss. From August 2011 to February 2016, she was the Director of Marketing & PR at Harry Winston and from March 2009 to August 2011 she was the Director of Wholesale Marketing at Ralph Lauren. Ms. Dowling holds both a Master’s degree (2002) and Bachelor’s degree (2001) in Communications & Media Studies with a Minor in French from Fordham University.
Reid Yeoman has served as our Chief Financial Officer since October 2019. Mr. Yeoman is a finance professional with a core Financial Planning & Analysis background at major multi-national Fortune 500 companies — including Nike & Qualcomm. He has a proven track record of driving growth and expanding profitability with retail. From November 2017 to September 2019, Mr. Yeoman served as CFO/ COO at Hurley — a standalone global brand within the Nike portfolio — where he managed the full profit and loss/Balance Sheet, reporting directly to Nike and oversaw the brand’s logistics and operations. He is a native Californian and graduated with an MBA from UCLA’s Anderson School of Management in 2013 and a BA from UC Santa Barbara in 2004.
Family Relationships
There are no family relationships between any of the directors or executive officers of the Company.
Corporate Governance and Board Matters
Vacancies
Directors are elected for a term of one year and hold office until their successors are elected and qualify. Any vacancy on the Board for any cause, including an increase in the number of directors, may be filled by a majority of the directors then in office, although such majority is less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. If one or more directors resigns from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, have the power to fill such vacancy or vacancies with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.
Director Independence
We are listed on the NASDAQ Capital Market (“Nasdaq”) and accordingly, we have applied Nasdaq listing standards in determining the “independence” of the members of our Board. Based on Nasdaq listing standards and SEC rules, and after reviewing the relationships with members of our Board, our Board has determined, with the assistance of the Nominating and Governance Committee, that Trevor Pettennude, Jameeka Aaron and “Lucy” Doan qualify as independent directors and therefore the Board consists of a majority of “independent directors”. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit, as discussed below. The Nominating and Governance Committee reviews with the Board at least annually the qualifications of new and existing members of the Board, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Nominating and Governance Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company’s on-going compliance with Nasdaq independence standards.
Attendance at Board and Committee Meetings
In 2021 our Board held ten meetings. No incumbent director who was also a director during fiscal year 2021 attended fewer than 75% of the aggregate of such Board meetings. The Company’s policy is to encourage, but not require, Board members to attend annual stockholder meetings.
Committees and Corporate Governance
The current standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each committee is comprised entirely of directors who are “independent” within the meaning of Nasdaq Rule 5605(a)(2) and all applicable SEC rules and regulations. The members of the committees and a description of the principal responsibilities of each committee are described below.
Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines include items such as criteria for director qualifications, director responsibilities, committees of the Board, director access to officers and employees, director compensation, evaluation of the Chief Executive Officer, annual performance evaluation and management succession. The Board has chosen not to impose term limits or mandatory retirement age with regard to service on the Board in the belief that continuity of service and the past contributions of the members of the Board who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. Each director is to act on a good faith basis and informed business judgment in a manner such director reasonably believes to be in the best interest of the Company.
A copy of each committee charter and our Corporate Governance Guidelines can be found on our website at https://ir.digitalbrandsgroup.co/corporate-governance/governance-documents by clicking “Investor Relations -Governance” and is available in print upon request to the Secretary of Digital Brands Group Inc., 1400 Lavaca Street, Austin, TX 78701.
The Audit Committee
The Audit Committee of the Board of Directors consists of three directors, who are independent pursuant to the Director Independence Standards of NASDAQ and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Trevor Pettennude, Jameeka Green Aaron and Hong Doan. Trevor Pettennude serves as the chairman. The Board has determined that Trevor Pettennude qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee has held 3 meetings during fiscal year 2021.
The audit committee’s responsibilities include:
•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•
reviewing quarterly earnings releases.

The Board has determined that each current member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act and is a person whom the Board has determined has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Board has also determined that Trevor Pettennude qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.
The Compensation Committee
The compensation committee’s responsibilities include:
•
annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

•
reviewing and recommending to the board of directors the cash compensation of our other executive officers;

•
reviewing and establishing our overall management compensation, philosophy and policy;

•
overseeing and administering our compensation and similar plans;

•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq Capital Market rules;

•
retaining and approving the compensation of any compensation advisors;

•
reviewing and approving our policies and procedures for the grant of equity-based awards;

•
reviewing and recommending to the board of directors the compensation of our directors; and

•
preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
The Compensation Committee consists of Jameeka Green Aaron, chairman, Trevor Pettennude, and Hong Doan. Our Board has determined that each current member of the Compensation Committee is independent under Nasdaq listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Code. The Compensation Committee has held four meetings in 2021.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee were officers or employees of the Company during 2021 nor did they have any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our current executive officers served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

The Nominating and Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include:
•
developing and recommending to the board of directors’ criteria for board and committee membership;

•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders; and

•
reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

The Nominating and Governance Committee consists of Trevor Pettennude, Jameeka Green Aaron and Hong Doan and is chaired by Hong Doan. The Board has determined that each member of the Nominating and Governance Committee is independent under Nasdaq listing standards. The Nominating and Governance Committee has held four meetings in 2021.
The Director Nomination Process
The Nominating and Governance Committee considers nominees from all sources, including stockholders. The Nominating and Governance Committee has the authority to lead the search for individuals qualified to become members of the Company’s Board and to select or recommend nominees to the Board to be presented for stockholder approval. The committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.
The Board consists of a majority of directors who (i) qualify as “independent” directors within the meaning of Nasdaq listing standards, as the same may be amended from time to time; and (ii) are affirmatively determined by the Board to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). The Nominating and Governance Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. Our Board has determined not to establish term limits with regard to service as a director in the belief that continuity of service and the past contributions of directors who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. The committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment, and are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders, together with such other factors as the board may deem appropriate, including overall skills and experience.
Although the Company does not have a policy regarding diversity, the value of diversity on the Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating and Governance Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. The Nominating and Governance Committee will recommend to the Board nominees as appropriate based on these principles.
Director Nominations.   Director nominees provided by stockholders to the Nominating and Governance Committee are evaluated by the same criteria used to evaluate potential nominees from other sources. Section 2.15 of our Bylaws provides specific procedures for shareholders to nominate directors. The procedures are as follows: Nominations of persons for election to the Board of Directors of the corporation may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of Directors.
Should you have any questions regarding these procedures or would like to receive a full copy of our Bylaws, you may do so by contacting the Company’s Secretary at 1400 Lavaca Street, Austin, TX 78701.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the Investor Relations page of our website located at https://ir.digitalbrandsgroup.co/corporate-governance/governance-documents and in print upon request to the Secretary at Digital Brands Group Inc., 1400 Lavaca Street, Austin, TX, 78701. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.
Stockholder Communication with Our Board of Directors
Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Stockholder Relations, Digital Brands Group, Inc., 1400 Lavaca Street, Austin, TX 78701, or by telephone at (209) 651 -0172 specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a Digital Brands Group, Inc. stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.
Director Compensation
No obligations with respect to compensation for non-employee directors have been accrued or paid for 2020 or 2021.
Going forward, our board of directors believes that attracting and retaining qualified non-employee directors will be critical to the future value growth and governance of our company. Our board of directors also believes that any compensation package for our non-employee directors should be equity-based to align the interest of these directors with our stockholders. On the effective date of the offering, each of our director nominees will be granted options to purchase 20,000 shares of common stock at a per share exercise price equal to the price of the shares of common stock in this offering. The options will vest over a one year period of time. We may in the future grant additional options to our non-employee directors although there are no current plans to do so. We do not currently intend to provide any cash compensation to our non-employee directors.
Directors who are also our employees will not receive any additional compensation for their service on our board of directors.

EXECUTIVE COMPENSATION
Our policies with respect to the compensation of our executive officers is administered by the Compensation Committee. The compensation policies are intended to provide for compensation that is sufficient to attract, motivate, and retain executives and potentially other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
Summary Compensation Table
The summary compensation table below shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2021 and 2020. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.
Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Option Awards	All Other Compensation(2)	Total
John “Hil” Davis, President and Chief Executive Officer	2021	$350,000	$—	3,704,483	$233,184	$4,287,667
	2020	$222,500	$—	$—	$—	$222,500
Laura Dowling, Chief Marketing Officer	2021	$300,000	$—	$691,135	$—	$991,135
	2020	$258,231	$—	$—	$—	$258,231
Reid Yeoman, Chief Financial Officer	2021	$250,000	$—	$176,623	$—	$426,623
	2020	$225,000	$—	$—	$—	$225,000

(1)
2021 salaries represent gross pay per the respective employment contracts, not actual salaries paid to officer during 2021.

(2)
Upon closing of the Company’s initial public offering on , 127,278 shares of common stock were issued to the CEO as conversion of an outstanding note payable and related accrued interest, accrued compensation and other consideration. As of a result of the transaction, the Company recorded an additional $233,184 in stock compensation expense, which is included in general and administrative expenses in the consolidated statements of operations.

Employment Agreements
In December 2020, we entered into an offer letter with Mr. Davis, our Chief Executive Officer and a member of our board. The offer letter provides for an annual base salary of $350,000 effective October 1, 2020, and for Mr. Davis to be appointed to our board effective November 30, 2020. Effective January 1, 2021, Mr. Davis is also eligible to receive an annual bonus with a target of 175%, and with a range from 0% to a maximum of 225%, of his base salary based upon achievement of Company and individual goals. He is also eligible to participate in employee benefit plans that we offer to our other senior executives. In the event of a termination of his employment after June 30, 2021, Mr. Davis is eligible for severance benefits as may be approved by the Board. Mr. Davis is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non-disparagement covenant and a non-solicitation of employees covenant. Mr. Davis’ offer letter also provided for an option grant exercisable for up to 2,144,000 shares of our common stock to him at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Mr. Davis is an at- will employee and does not have a fixed employment term.
In December 2020, we entered into an offer letter with Ms. Dowling, our Chief Marketing Officer. The offer letter provides for an annual base salary of $300,000 effective upon the closing of the IPO. Effective January 1, 2021, Ms. Dowling is also eligible to receive an annual bonus with a target of 100%, and with a range from 0% to a maximum of 125%, of her base salary based upon achievement of Company and individual goals. She is also eligible to participate in employee benefit plans that we offer to our other senior executives. In the event of a termination of her employment after June 30, 2021, Ms. Dowling is eligible for severance benefits as may be approved by the Board. Ms. Dowling is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non- disparagement covenant and a non-solicitation of employees covenant. Ms. Dowling’s offer letter also provided for an option grant exercisable for up to 288,000 shares of our common stock to her at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Ms. Dowling is an at-will employee and does not have a fixed employment term.
In December 2020, we entered into an offer letter with Mr. Yeoman, our Chief Financial Officer. The offer letter provides for an annual base salary of $250,000 effective upon the closing of the IPO. Effective January 1, 2021, Mr. Yeoman is also eligible to receive an annual bonus with a target of 50%, and with a range from 0% to a maximum of 75%, of his base salary based upon achievement of Company and individual goals. He is also eligible to participate in employee benefit plans that we offer to our other senior executives.
In the event of a termination of his employment after June 30, 2021, Mr. Yeoman is eligible for severance benefits as may be approved by the Board. Mr. Yeoman is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non- disparagement covenant and a non-solicitation of employees covenant. Mr. Yeoman’s offer letter also provided for an option grant 128,000 shares of our common stock to him at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Mr. Yeoman is an at-will employee and does not have a fixed employment term.
2020 Incentive Stock Plan
We have adopted a 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). An aggregate of 3,300,000 shares of our common stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, and consultants of the company and its subsidiaries. To date, 2,732,000 grants have been made under the 2020 Plan and 568,000 shares remain eligible for issuance under the Plan.
The 2020 Plan is currently administered by the Compensation Committee of the Board as the Plan administrator. The 2020 Plan administrator has the authority to determine, within the limits of the express provisions of the 2020 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the 2020 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the 2020 Plan without the consent of the recipient. No awards may be made under the 2020 Plan after the tenth anniversary of its effective date.
Awards under the 2020 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.
Stock Options
The 2020 Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the 2020 Plan administrator. The exercise price for stock options will be determined by the 2020 Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the 2020 Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the 2020 Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the 2020 Plan administrator (including one or more forms of “cashless” or “net” exercise).
Stock Appreciation Rights
The 2020 Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the 2020 Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.
Restricted Shares and Restricted Units
The 2020 Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The 2020 Plan administrator also may award to a participant Units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted Units”). The terms and conditions of restricted share and restricted Unit awards are determined by the 2020 Plan administrator.
Performance Awards
The 2020 Plan administrator may grant performance awards to participants under such terms and conditions as the 2020 Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the 2020 Plan administrator.
Other Stock-Based Awards
The 2020 Plan administrator may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted Units, or performance awards. The terms and conditions of each other stock-based award will be determined by the 2020 Plan administrator. Payment under any other stock-based awards will be made in common stock or cash, as determined by the 2020 Plan administrator.
Cash-Based Awards
The 2020 Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees. The terms and conditions of each cash-based award will be determined by the 2020 Plan administrator.
2013 Stock Plan
Eligibility and Administration
Our employees, outside directors and consultants are eligible to receive nonstatutory options or the direct award or sale of shares under our 2013 Stock Plan, while only our employees are eligible to receive grants of ISOs under our 2013 Stock Plan. A person who owns more than 10% of the total combined voting power of all classes of our outstanding stock, of the outstanding common stock of our parent or subsidiary, is not eligible for the grant of an ISO unless the exercise prices is at least 110% of the fair market value of a share on the grant date and such ISO is not exercisable after five years from the grant date. The 2013 Stock Plan may be administered by a committee of the board of directors, and if no committee is appointed, then the board of directors. The board of directors has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2013 Stock Plan, subject to its express terms and conditions. The number of shares authorized by the 2013 Stock Plan is 1,196,356 shares.
Shares Available and Termination
In the event that shares previously issued under the 2013 Stock Plan are reacquired, such shares will be added to the available shares for issuance under the 2013 Stock Plan. In the event that shares that would have otherwise been issuable under the 2013 Stock Plan were withheld in payment of the purchase price, exercise price, or withholding taxes, such shares will remain available for issuance under the 2013 Stock Plan. In the event that an outstand option or other right is cancelled or expired, the shares allocable to the unexcised portion of the option or other right will be added to the number of shares available under the 2013 Stock Plan.
The 2013 Stock Plan will terminate automatically 10 years after the later of (i) the date when the board of directors adopted the 2013 Stock Plan or (ii) the date when the board of directors approved the most recent increase in the number of shares reserved under the 2013 Stock Plan that was also approved by our stockholders.
Awards
The 2013 Stock Plan provides for the grant of shares of common stock and options, including ISO intended to qualify under Code Section 422 and non-statutory options which are not intended to qualify. All awards under the 2013 Stock plan will be det forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.
As of December 31, 2021, there were options to purchase 3,895,103 shares of our common stock at exercise prices between $0.94 and $4.15.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Transactions  —  Digital Brands Group, Inc.
On May 18, 2021, the effective date of our initial public offering (the “IPO”), we granted stock options to acquire up to an aggregate of 2,672,000 shares to our Chief Executive Officer, Chief Marketing Officer and Chief Financial Officer at a per share exercise price equal to the initial public offering price of the shares.
Related Person Transactions
DBG uses Banctek Solutions, a registered independent sales organization (ISO) of FirstData as its back- end payment processor. Trevor Pettennude is majority owner of Banctek Solutions. We started to use Banctek Solutions services prior to Mr. Pettennude’s involvements with DBG. Total expenses for the years ended December 31, 2021 and 2020 were approximately $14,000 and $25,000 respectively, and included in sales and marketing in the consolidated statements of operations.
As of December 31, 2021, due to related parties includes advances from the former officer, Mark Lynn, who also serves as a director, totaling $104,568, and accrued salary and expense reimbursements of $126,706, to current officers. Upon closing of the IPO, 25,080 shares of common stock were issued to directors as conversion of balances owed.
The current CEO, John Hilburn Davis IV, previously advanced funds to the Company for working capital. These prior advances were converted to a note payable totaling $115,000. Upon closing of the IPO, 127,278 shares of common stock were issued to the CEO as conversion of the outstanding note payable and related accrued interest, accrued compensation and other consideration. As of a result of the transaction, the Company recorded an additional $233,184 in stock compensation expense, which is included in general and administrative expenses in the consolidated statements of operations.
A portion of the net proceeds of the IPO were used to pay salary and expenses to Laura Dowling, our Chief Marketing Officer, and Mark Lynn, a director. In addition, each of Mark Lynn, John “Hil” Davis, and Trevor Pettennude converted certain amounts owed to them into shares of common stock at the effective date of the IPO at a 30% discount to the IPO price as part of the debt conversion.
As of December 31, 2021, H&J had an outstanding note payable of $299,489 owned by the H&J Seller. The note matures on July 10, 2022 and bears interest at 12% per annum.
At the time of the Stateside acquisition, Moise Emquies was a member of the Board of Directors of the Company. The Stateside acquisition was unanimously approved by all of the members of the Company’s Board of Directors (other than Moise Emquies who recused himself).
On August 30, 2021, we entered into a Membership Interest Purchase Agreement (the “MIPA”) with Moise Emquies pursuant to which we acquired all of the issued and outstanding membership interests of MOSBEST, LLC, a California limited liability company (“Stateside” and such transaction, the “Stateside Acquisition”). Pursuant to the MIPA, the seller, as the holder of all of the outstanding membership interests of Stateside, exchanged all of such membership interests for $5.0 million in cash and a number of shares of our common stock equal to $5.0 million, or 1,101,538 shares (the “Shares”), which number of Shares was calculated in accordance with the terms of the MIPA. Of such amount, $375,000 in cash and a number of Shares equal to $375,000, or 82,615 shares (calculated in accordance with the terms of the MIPA), is held in escrow to secure any working capital adjustments and indemnification claims.
The Stateside Acquisition closed on August 30, 2021. Upon closing of the Stateside Acquisition and the other transactions contemplated by the MIPA, Stateside became a wholly-owned subsidiary of the Company.
On August 31, 2022, Digital Brands Group, Inc. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer, who is an accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), to the Purchaser for $25,000.00 in cash. The sale closed on August 31, 2022.

Policies and Procedures for Related Person Transactions
Our board of directors intends to adopt a written related person policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below contains information regarding the beneficial ownership of our Common Stock as of September 8, 2022 by (i) each person who is known to us to beneficially own more than 5% of our outstanding Common Stock, (ii) each of our executive officers, (iii) each of our directors and director nominees; and (iv) all of our directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities in question. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock held by them.
Shares of common stock issuable pursuant to a stock option, warrant or convertible note that is currently exercisable or convertible, or is exercisable or convertible within 60 days after the date of determination of ownership, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of the stock option, warrant or convertible note but are not treated as outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each officer, director and director nominee in the following table is c/o Digital Brands Group, Inc., 1400 Lavaca Street, Austin, TX 78701. Each stockholder’s percentage of ownership in the following table is based upon, as applicable, the following shares outstanding as of the Record Date:
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers and Directors
John “Hil” Davis(1)	1,713,641	3.5%
Laura Dowling(2)	334,667	*
Reid Yeoman(3)	114,000	*
Mark Lynn(4)	507,386	1.0%
Trevor Pettennude(5)	328,625	*
Jameeka Aaron(6)	15,000	*
Huong “Lucy” Doan(7)	20,000	*
All executive officers, directors and director nominees as a group (7 persons)(8)	3,033,319	%
Additional 5% Stockholders
Drew Jones(9)	2,192,771	4.5%
2736 Routh Street
Dallas, Texas 75201
Moise Emquies	1,046,462	2.1%
Norwest Venture Partners XI, LP	664,151	1.4%
Norwest Venture Partners XII, LP	664,151	1.4%

*
Less than one percent.

(1)
Represents options exercisable at $4.00 per share.

(2)
Represents options to acquire up to 300,000 shares of common stock, exercisable at $4.00 per share and options to acquire up to 34,667 shares of common stock, exercisable at $3.28 per share.

(3)
Represents options to acquire up to 96,000 shares of common stock, exercisable at $4.00 per share and options to acquire up to 18,000 shares of common stock, exercisable at $3.28 per share.

(4)
Includes options to acquire up to 321,011 shares of common stock exercisable between $1.56 and $3.28 per share.

(5)
Includes options to acquire up to 74,880 shares of common stock exercisable between $1.56 and $3.28 per share.

(6)
Represents options exercisable at $4.00 per share.

(7)
Represents options exercisable at $3.56 per share.

(8)
Includes options to acquire up to 2,452,558 shares of common stock exercisable between $1.56 and $4.00.

(9)
Represents shares issued to D. Jones Tailored Collection, Ltd., a Texas limited partnership, an entity controlled by Drew Jones.

Series A Preferred Stock
The table below sets forth, as of September 8, 2022, the names and beneficial ownership of those who hold more than 5% of the outstanding shares of our Series A Preferred Stock.
	Beneficial Ownership of Series A Preferred Stock
Name of Beneficial Owner	Shares	Percent
John “Hil” Davis(1)	1	100%

(1)
The share of Preferred Stock has 250,000,000 votes per share and votes together with the outstanding shares of the Company’s Common Stock as a single class exclusively with respect to any proposals to amend the Charter to effect a reverse stock split of the Company’s Common Stock and to amend the Charter to increase the authorized number of shares of the Company’s Common Stock. The outstanding share of Preferred Stock will be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval of Proposals 2 and 6.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing initial ownership of and changes in ownership of the Company’s common stock and other registered equity securities. Based solely upon our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2021, the Company believes that its directors and executive officers and persons who own more than 10% of a registered class of its equity securities have complied with all applicable Section 16(a) filing requirements for fiscal year 2021.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING
Proposals to Be Included in Proxy Statement
If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2023 annual meeting of stockholders pursuant Rule 14a-8 under the Exchange Act, a written copy of the proposal must be delivered no later than May 19, 2023 (the date that is 120 calendar days before the one year anniversary of the date of the proxy statement released to stockholders for this year’s annual meeting of stockholders). If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under Exchange Act, in order to be included in our proxy materials.
Proposals to Be Submitted for Annual Meeting
Stockholders who wish to submit a proposal for consideration at our 2023 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days (August 4, 2023) nor more than 90 days (July 5, 2023) prior to the first anniversary of the preceding year’s annual meeting of stockholders. The proposal must comply with the notice procedures and information requirements set forth in our bylaws, and the stockholder making the proposal must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting. Any stockholder proposal that is not submitted pursuant to the procedures set forth in our bylaws will not be eligible for presentation or consideration at the next annual meeting.
In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, then notice must be delivered no later than 70 days prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Mailing Instructions
In each case, proposals should be delivered to 1400 Lavaca Street, Austin, TX 78701, Attention: Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS
The Board of Directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.
By order of the Board of Directors
/s/ John Hilburn Davis IV

John Hilburn Davis IV
President and Chief Executive Officer
Dated: September 13, 2022
Austin, Texas

Appendix A
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
DIGITAL BRANDS GROUP, INC.
(a Delaware corporation)
DIGITAL BRANDS GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST:   The name of the Corporation is Digital Brands Group, Inc. The original Certificate of Incorporation of the Corporation was filed on January 20, 2013. The Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on May 18, 2021 (the “Current Certificate”).
SECOND:   Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation has duly adopted by unanimous written consent dated August 31, 2022, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved by affirmative vote at a meeting held on October 13, 2022, the amendment to the Current Certificate set forth in this Certificate of Amendment.
THIRD:   Pursuant to Section 242 of the DGCL, the first sentence of the first paragraph of Article Fourth of the Current Certificate is hereby amended and restated as follows:
Upon this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”) becoming effective pursuant to the DGCL, the total number of shares of capital stock which the Corporation has authority to issue is 1,010,000,000 consisting of: 1,000,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”); and 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).
FOURTH:    This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.
[Signature page follows.]
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this      day of            , 2022.
DIGITAL BRANDS GROUP, INC.
By:

Name:
 John Hilburn Davis IV

Title:
 Chief Executive Officer

Appendix B
DIGITAL BRANDS GROUP, INC.
2020 OMNIBUS INCENTIVE PLAN
ARTICLE I
PURPOSE AND ADOPTION OF THE PLAN
1.01.   Purpose.   The purpose of the Digital Brands Group, Inc. 2020 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of Digital Brands Group, Inc. (the “Company”) and its Subsidiaries to achieve long-term corporate objectives.
1.02.   Adoption and Term.   The Plan has been duly adopted and approved to be effective as of the effective date of the Company’s initial public offering. The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.
ARTICLE II
DEFINITIONS
For the purpose of this Plan, capitalized terms shall have the following meanings:
2.01.   Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.
2.02.   Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.
2.03.   Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.
2.04.   Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
2.05.   Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.
2.06.   Board means the Board of Directors of the Company.
2.07.   Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
(a)   The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)   Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);
(c)   The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
(d)   The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e)   a complete liquidation or dissolution of the Company.
2.08.   Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
2.09.   Committee means the Compensation Committee of the Board.
2.10.   Common Stock means the common stock of the Company, par value $0.001 per share.
2.11.   Company means Digital Brands Group, Inc., a Delaware corporation, and its successors.
2.12.   Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
2.13.   Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.
2.14.   Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.
2.15.   Exchange Act means the Securities Exchange Act of 1934, as amended.
2.16.   Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17.   Fair Market Value means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq Capital Market System (“NASDAQ”), the closing sales price of the Common Stock on the exchange or NASDAQ, as the case may be, on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if (i) does not apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iii) if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Committee.
2.18.   Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.
2.19.   Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.
2.20.   Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.
2.21   Non-Vested Share means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.
2.22.   Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.
2.23.   Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.
2.24.   Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.
2.25.   Performance Awards means Awards granted in accordance with Article VIII.
2.26.   Performance Goals means net sales, units sold or growth in units sold, return on stockholders’ equity, customer satisfaction or retention, return on investment or working capital, operating income, economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital), EBITDA (as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization), expense targets, net income, earnings per share, share price, reductions in inventory, inventory turns, on-time delivery performance, operating efficiency, productivity ratios, market share or change in market share, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.
2.27.   Plan has the meaning given to such term in Section 1.01.
2.28.   Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).
2.29.   Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.
2.30.   Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.
2.31.   Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.
2.32.   Stock Appreciation Rights means awards granted in accordance with Article VI.
2.33   Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.
ARTICLE III
ADMINISTRATION
3.01.   Committee.
(a)   Duties and Authority.   The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act and the regulations promulgated under such statutory provisions, or the successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.
(b)   Indemnification.   Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE IV
SHARES
4.01.   Number of Shares Issuable.   The total number of shares initially authorized to be issued under the Plan shall be 61,112,700 shares (pre-split, 3,300,000 shares approximately post-split) of Common Stock. The foregoing share limit shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.
4.02.   Shares Subject to Terminated Awards.   Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.
ARTICLE V
PARTICIPATION
5.01.   Eligible Participants.   Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.
ARTICLE VI
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.01.   Option Awards.
(a)   Grant of Options.   The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.
(b)   Purchase Price of Options.   Subject to the requirements applicable to Incentive Stock Options under Section 6.01(d), the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee.
(c)   Designation of Options.   The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.
(d)   Special Incentive Stock Option Rules.   No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.
(e)   Rights As a Stockholder.   A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.
6.02.   Stock Appreciation Rights.
(a)   Stock Appreciation Right Awards.   The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).
(b)   Exercise Price.   The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
(c)   Payment of Incremental Value.   Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.
6.03.   Terms of Stock Options and Stock Appreciation Rights.
(a)   Conditions on Exercise.   An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant. In the event the Committee grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Committee may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.
(b)   Duration of Options and Stock Appreciation Rights.   Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:
(i)   Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii)   Termination of the Award in the event of a Participant’s disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or
(iii)   In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)); or
(iv)   Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
(c)   Acceleration or Extension of Exercise Time.   The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.
6.04.   Exercise Procedures.   Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
6.05.   Change in Control.   Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Options or Stock Appreciation Rights outstanding on the date of such Change in Control shall occur.
6.06   Early Exercise.   An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board. The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant. Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.
ARTICLE VII
RESTRICTED SHARES AND RESTRICTED STOCK UNITS
7.01.   Award of Restricted Stock and Restricted Stock Units.   The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.
7.02   Restricted Shares.
(a)   Issuance of Restricted Shares.   As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.
(b)   Stockholder Rights.   Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).
(c)   Restriction on Transferability.   None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.
(d)   Delivery of Shares Upon Vesting.   Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.
(e)   Forfeiture of Restricted Shares.   Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f)   Waiver of Forfeiture Period.   Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.
7.03.   Restricted Stock Units.
(a)   Settlement of Restricted Stock Units.   Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.
(b)   Shareholder Rights.   Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.
(c)   Waiver of Forfeiture Period.   Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.
(d)   Deferral of Payment.   If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.
7.04   Change in Control.   Unless otherwise provided by the Committee in the applicable Award Agreement, no acceleration of the termination of any of the restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall occur in the event of a Change in Control.
ARTICLE VIII
PERFORMANCE AWARDS
8.01.   Performance Awards.
(a)   Award Periods and Calculations of Potential Incentive Amounts.   The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)   Performance Targets.   Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.
(c)   Earning Performance Awards.   The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.
(d)   Payment of Earned Performance Awards.   Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.
8.02.   Termination of Service.   In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.
8.03.   Change in Control.   Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Performance Awards outstanding on the date of such Change in Control shall occur.
ARTICLE IX
OTHER STOCK-BASED AWARDS
9.01.   Grant of Other Stock-Based Awards.   Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.
9.02.   Terms of Other Stock-Based Awards.   In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:
(a)   Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and
(b)   If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and
(c)   The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.
ARTICLE X
SHORT-TERM CASH INCENTIVE AWARDS
10.01.   Eligibility.   Executive officers of the Company who are from time to time selected by the Committee will be eligible to receive short-term cash incentive awards under this Article X.

10.02.   Awards.
(a)   Performance Targets.   The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee no later than 90 days following the commencement of the applicable performance period.
(b)   Amounts of Awards.   In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. To the extent such formula is based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.
(c)   Payment of Awards.   Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.
(d)   Negative Discretion.   Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.
(e)   Guidelines.   The Committee may adopt from time to time written policies for its implementation of this Article X.
(f)   Non-Exclusive Arrangement.   The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.
ARTICLE XI
TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN
11.01.   Plan Provisions Control Award Terms.   Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.
11.02.   Award Agreement.   No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
11.03.   Modification of Award After Grant.   No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.
11.04.   Limitation on Transfer.   Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s

Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.
11.05.   Taxes.   The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:
(a)   The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.
(b)   In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.
11.06.   Surrender of Awards; Authorization of Repricing.   Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. Without requiring shareholder approval, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company, including the substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.
11.07.   Adjustments to Reflect Capital Changes.
(a)   Recapitalization.   In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
(b)   Merger.   In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.
(c)   Options to Purchase Shares or Stock of Acquired Companies.   After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
11.08.   No Right to Continued Service.   No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.
11.09.   Awards Not Includable for Benefit Purposes.   Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
11.10.   Governing Law.   All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.
11.11.   No Strict Construction.   No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.
11.12.   Compliance with Rule 16b-3.   It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
11.13.   Captions.   The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
11.14.   Severability.   Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
11.15.   Amendment and Termination.
(a)   Amendment.   The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)   Termination.   The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
11.16.   Foreign Qualified Awards.   Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.
11.17.   Dividend Equivalents.   For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:
(a)   Terms and Conditions.   Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.
(b)   Unfunded Obligation.   Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.
11.18   Adjustment of Performance Goals and Targets.   Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee.
11.19   Legality of Issuance.   Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.
11.20   Restrictions on Transfer.   Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.
11.21   Further Assurances.   As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

FORM OF AMENDMENT
TO
DIGITAL BRANDS GROUP, INC.
2020 OMNIBUS INCENTIVE PLAN

DIGITAL BRANDS GROUP, INC.
AMENDMENT NO. 1 TO THE
DIGITAL BRANDS GROUP, INC. 2020 OMNIBUS INCENTIVE STOCK PLAN
Adopted by Stockholders [           ], 2022
This Amendment No. 1 (this “Amendment”) is effective as of [           ], 2020, and is incorporated into and made a part of that certain Digital Brands Group, Inc. 2020 Omnibus Incentive Stock Plan, as amended from time to time (the “Plan”) of Digital Brands Group, Inc., a Delaware corporation (the “Company”). Capitalized terms not defined herein have the definitions given to them in the Plan.
WHEREAS, pursuant to Section 11.15(a) of the Plan, the Board may amend, alter, suspend or terminate the Plan at any time and will need to obtain the approval of the Company’s stockholders to comply with applicable laws; and
WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to increase the aggregate number of shares which may be authorized for grant and issuance under the Plan by 37,300,000 shares, from 3,300,000 authorized for issuance under the Plan to 40,000,000 authorized for issuance under the Plan, and the Company has obtained the requisite approval of the Company’s stockholders to effect such increase:
NOW, THEREFORE, the Plan is hereby amended as follows:
Amendment to Section 4.01.   Section 4.01 of the Plan shall be deleted in its entirety and replaced with the following:
“4.01.   Number of Shares Issuable.   The total number of shares authorized to be issued under the Plan shall be 40,000,000 shares of Common Stock and all such shares may be issued as Incentive Stock Options under the Plan. The foregoing share limit shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been acquired by the Company.”
Further Assurances.   The Company shall execute and deliver such further instruments and perform such further acts as shall be required from time to time to carry out the intent and purposes of this Amendment.
Effect on the Agreement.   On and after the date hereof, each reference in the Plan to “the Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect and the Plan, as amended by this Amendment, is hereby ratified and confirmed in all respects.
Governing Law.   This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California (without regard to the internal conflict of laws provisions of such State).
Headings.   The headings and captions in this Amendment are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.
[Remainder of Page Intentionally Left Blank]

Appendix C
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
DIGITAL BRANDS GROUP, INC.
(a Delaware corporation)
DIGITAL BRANDS GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST:   The name of the Corporation is Digital Brands Group, Inc. The original Certificate of Incorporation of the Corporation was filed on January 20, 2013. The Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on May 18, 2021, and amended on [•] (as amended, the “Certificate of Incorporation”).
SECOND:   Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation has duly adopted by unanimous written consent dated [•], and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved by affirmative vote at a meeting held on October 13, 2022, the amendment to the Certificate of Incorporation set forth in this certificate of amendment (“Certificate of Amendment”).
THIRD:   Pursuant to Section 242 of the DGCL, the following subsection (a) hereby is added after the first paragraph of Article Fourth of the Certificate of Incorporation:
(a)   Effective at 5:00 p.m. Eastern Time on the date of filing this Certificate of Amendment with the Secretary of State of the State of Delaware, every [•] ([•]) issued and outstanding shares of Common Stock of the Corporation will be combined into and automatically become one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation (the “Reverse Stock Split”) and the authorized shares of the Corporation shall remain as set forth in the Certificate of Incorporation. No fractional share shall be issued in connection with the Reverse Stock Split; all shares of Common Stock that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation held by a stockholder shall be cancelled. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of the Reverse Stock Split, such holder shall be entitled to receive a cash amount equal to the value of such fractional share based on the closing price of the Common Stock on The Nasdaq Stock Market LLC on the effective date of the Reverse Stock Split.
FOURTH:   The effective time of the amendment herein certified shall be 5:00 p.m. Eastern Time on [•], 20  .
[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this     day of            , 20      .
DIGITAL BRANDS GROUP, INC.
By:

Name:
 John Hilburn Davis IV

Title:
 Chief Executive Officer

C-2

Appendix D
AMENDED AND RESTATED MEMBERSHIP INTEREST PURCHASE AGREEMENT
BY AND AMONG
CERTAIN INDIVIDUAL SELLERS, SUNNYSIDE, LLC AS THE SELLING COMPANY
AND
DIGITAL BRANDS GOUP, INC. AS BUYER

Execution Version
AMENDED AND RESTATED MEMBERSHIP INTEREST PURCHASE AGREEMENT
by and among
Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies
as Sellers,
Sunnyside, LLC
as the Company,
Digital Brands Group, Inc.,
as Buyer
and
George Levy
as Sellers’ Representative
Dated June 17, 2022

D-i

D-ii

D-iii

AMENDED AND RESTATED MEMBERSHIP INTEREST PURCHASE AGREEMENT
THIS AMENDED AND RESTATED MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), effective as of June 17, 2022 (the “Effective Date”), is entered into by and among Moise Emquies, an individual, George Levy, an individual, Matthieu Leblan, an individual, and Carol Ann Emquies, an individual (each a “Seller” and together the “Sellers”), Digital Brands Group, Inc., a Delaware corporation (“Buyer”), Sunnyside, LLC, a California limited liability company (the “Company”) and George Levy solely in his capacity as the Sellers’ Representative. Sellers and Buyer are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”
RECITALS
WHEREAS, Sellers own all of the issued and outstanding membership interests (the “Membership Interests”) in the Company;
WHEREAS, further to a Membership Interest Purchase Agreement effective as of January 18, 2022 (the “Agreement”), the Sellers agreed to transfer to Buyer, and Buyer wished to acquire from Sellers, the Membership Interests, subject to the terms and conditions set forth therein; and
WHEREAS, the Buyer and the Sellers desire to amend and restate the Agreement in its entirety as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS
The following definitions shall apply to capitalized terms (or phrases) defined below and used throughout this Agreement:
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Aggregate Gross Purchase Price” has the meaning set forth in Section 2.02(a).
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Ancillary Documents” means the Note(s), the Escrow Agreement, the Registration Rights Agreement and the Assignment Agreements.
“Arbitration Notice” has the meaning set forth in Section 8.12(b).
“Assignment Agreements” has the meaning set forth in Section 2.04(b)(i)(A).
“Audited Balance Sheet” has the meaning set forth in Section 2.05(a).
“Balance Sheet” has the meaning set forth in Section 4.05.
“Balance Sheet Date” has the meaning set forth in Section 4.05.
“Benefit Plan” has the meaning set forth in Section 4.19(a).
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City, New York, are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.
“Buyer Fundamental Representation” has the meaning set forth in Section 7.01.
“Buyer Indemnifiable Amount” has the meaning set forth in Section 7.03.
“Buyer Indemnified Parties” has the meaning set forth in Section 7.02.
“Buyer Shares” means the common stock, with a par value of $0.0001 per share, of Buyer.
“Buyer’s Accountants” means dbbmckennon, independent registered public accounting firm.
“Buyer’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of John Hilburn Davis IV, Reid Yeomon and Laura Dowling.
“Calculation Time” means 11:59 p.m. on the calendar day prior to the Closing Date.
“Calculation Statement” has the meaning set forth in Section 2.01(b).
“Cash Payment” has the meaning set forth in Section 2.02(a)(ii).
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.
“CIT Group” means The CIT Group/Commercial Services Inc.
“Claim” has the meaning set forth in Section 7.05.
“Claim Notice” has the meaning set forth in Section 7.05.
“Closing” has the meaning set forth in Section 2.03.
“Closing Cash Payment” has the meaning set forth in Section 2.02(b).
“Closing Date” has the meaning set forth in Section 2.03.
“Closing Net Working Capital” means the Net Working Capital as of the Calculation Time.
“Closing Purchase Price” has the meaning set forth in Section 2.02(b).
“Closing Share Payment” has the meaning set forth in Section 2.02(a)(iii).
“Closing Statement” has the meaning set forth in Section 2.05(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the recitals.
“Company Fundamental Representation” has the meaning set forth in Section 8.01.
“Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of each of Moise Emquies, George Levy and Matthieu Leblan.
“Confidential Information” has the meaning set forth in Section 6.01.
“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
“Disclosure Schedules” means the Disclosure Schedules delivered by the Company, the Sellers and Buyer concurrently with the execution and delivery of this Agreement.
“Dispute” has the meaning set forth in Section 8.13.
“Dispute Notice” has the meaning set forth in Section 8.13(a).

“Dollars” or “$” means the lawful currency of the U.S.
“Effective Date” has the meaning set forth in the preamble.
“Employment Offer Letters” means those forms of Employment Offer Letters to be executed by the Buyer with each of George Levy and Matthew Leblan and which are attached hereto as Exhibit A.
“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof), the protection of natural resources, endangered or threatened species, human health or safety or the environment (including ambient air, soil, surface water or groundwater or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials; and shall include, without limitation, the following (including the implementing regulations and any state analogs): CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.
“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.
“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.
“Equipment” has the meaning set forth in Section 4.18(b).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“Escrow Account” means the account established by the Parties with the Escrow Agent pursuant to the terms of the Escrow Agreement.
“Escrow Agent” means a third-party to be mutually acceptable by the Parties to act as Escrow Agent pursuant to the Escrow Agreement.
“Escrow Agreement” means the Escrow Agreement to be entered into by Buyer, Sellers’ Representative and Escrow Agent at Closing, substantially in the form of Exhibit B.

“Escrow Holdback” has the meaning set forth in Section 2.04(iii)(A).
“Final Offer” has the meaning set forth in Section 8.13(d).
“Financial Statements” has the meaning set forth in Section 4.05.
“GAAP” means U.S. generally accepted accounting principles, consistently applied.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and the IRS, including any compromise or settlement agreement.
“Hazardous Materials” means (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.
“Indebtedness” means, without duplication and with respect to the Company, all (a) indebtedness for borrowed money, including the Loan Amount; (b) accounts payable; (c) obligations for the deferred purchase price of property or services, (d) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, (e) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (f) capital lease obligations; (g) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (h) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (g); and (i) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (h).
“Indemnified Party” means any Party entitled to indemnification pursuant to Article VIII.
“Indemnifying Party” means any Party required to provide indemnification pursuant to Article VIII.
“Independent Accounting Firm” has the meaning set forth in Section 2.05(c).
“Initial Closing Cash Payment” has the meaning set forth in Section 2.02(a)(i).
“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions or restorations of any of the foregoing, and other indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) issued by any Governmental Authority (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration and renewals of any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works and all registrations, applications for registration and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.
“IRS” means the Internal Revenue Service.
“Issuance Price” means the per share closing price of the Buyer Shares on Nasdaq on the Effective Date.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Lease Agreements” has the meaning set forth in Section 4.09(c).
“Leased Real Property” has the meaning set forth in Section 4.09(c).
“Liability” and “Liabilities” have the meanings set forth in Section 4.06.
“Loan Amount” means the outstanding principal plus accrued but unpaid interest on that certain loan in the principal amount of $500,000 from Moise Emquies to the Company.
“Losses” means losses, damages, Liabilities, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers, but excluding punitive and consequential damages.
“Material Adverse Effect” means with respect to the specified Party, any event, occurrence, fact, condition or change that is individually or in the aggregate materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company or (b) the ability of the Party to consummate the transactions contemplated by this Agreement on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to:
(i)   general economic or political conditions;
(ii)   general conditions generally in any industry, location or market in which the specified Party operates;
(iii)   acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof;
(iv)   any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, weather conditions, pandemic, epidemics or human health crises (including COVID-19 and its derivations);
(v)   changes or proposed changes in GAAP or other accounting standards, regulations or principles (or the enforcement or interpretation of any of the foregoing);
(vi)   changes or proposed changes in applicable Law (or the interpretation or enforcement thereof);
(vii)   any failure, in and of itself, to meet projections, forecasts, estimates or predictions in respect of revenues, free cash flow, earnings or other financial operating metrics for any period;
(viii)   the announcement and performance of this Agreement, including any resulting impact on relationships, contractual or otherwise, with any third parties; or
(ix)   any action taken by the specified Party that is required by this Agreement to be taken by the specified Party.
provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (ix) immediately above shall be taken into account in determining whether a Material Adverse

Effect has occurred to the extent that such event, occurrence, fact, condition or change has had a disproportionately adverse effect on the Company relative to other participants in the industry in which the Company conducts its business.
“Material Contracts” has the meaning set forth in Section 4.08(a).
“Material Customers” has the meaning set forth in Section 4.14(a).
“Material Suppliers” has the meaning set forth in Section 4.14(b).
“Membership Interests” has the meaning set forth in the recitals.
“Nasdaq” means the National Association of Securities Dealers Automated Quotation market and securities exchange or any successor national securities exchange or trading market in the U.S.
“Net Working Capital” means, as of any time, an amount (which may be positive or negative) equal to (1) the sum of cash, cash equivalents, accounts receivable and inventory of the Company as of such time and the cost of obtaining the Directors & Officers insurance tail policy set forth in Section 2.04(a)(i)(C), each as set forth on Schedule A hereto under the heading “Current Assets” and no other assets, minus (2) the sum of accounts payable of the Company as of such time, determined in accordance with GAAP, and, without duplication, payroll liabilities and sales tax payable, each as set forth on Schedule A hereto under the heading “Current Liabilities” and no other liabilities; provided, that the categories of items set forth herein and in Schedule A may not be amended or modified and there can be no deviations from the categories of items set forth in Schedule A for calculating the Net Working Capital unless mutually agreed upon by Buyer and Sellers’ Representative.
“Objections Statement” has the meaning set forth in Section 2.05(b).
“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its bylaws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization.
“Party” and “Parties” have the meanings set forth in the preamble.
“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from any Governmental Authority.
“Permitted Encumbrances” has the meaning set forth in Section 4.09(a).
“Person” means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity.
“Pro Rata Share” means with respect to each Seller, Jenny Murphy and Elodie Crichi the Pro Rata Share (expressed as a percentage) set forth on Schedule B.
“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).
“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by Buyer and each of the Sellers at Closing, substantially in the form of Exhibit C.

“Representative” means, with respect to any Person, any and all directors/managing members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“Representative Losses” has the meaning set forth in Section 8.02(b).
“Restricted Business” has the meaning set forth in Section 6.05(b).
“Securities Act” has the meaning set forth in Section 3.07(b).
“Seller” has the meaning set forth in the preamble.
“Seller Fundamental Representation” has the meaning set forth in Section 7.01.
“Seller Indemnifiable Amount” has the meaning set forth in Section 7.02(b).
“Seller Indemnified Parties” has the meaning set forth in Section 7.03.
“Seller Membership Interests” has the meaning set forth in Section 3.01(a).
“Sellers’ Representative” shall be George Levy.
“Specified Seller” has the meaning set forth in Section 6.10(b).
“Target Closing Net Working Capital” means Two Million Five Hundred Thousand Dollars ($2,500,000).
“Tax,” “Taxes” or “Taxable” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
“Tax Return” means any return, declaration, report, claim for refund, information return, or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“U.S.” means the United States of America.
“Working Capital Deficiency Amount” has the meaning set forth in Section 2.05(d).
ARTICLE II
PURCHASE AND SALE
Section 2.01   Purchase and Sale.
(a)   Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Sellers, all of Sellers’ right, title, and interest in and to the Membership Interests, free and clear of all Encumbrances, for the consideration specified in Section 2.02.
(b)   No later than one (1) Business Days prior to the Closing, the Company will deliver to Buyer a written statement (the “Calculation Statement”) setting forth the Company’s good faith estimate of the Closing Net Working Capital and the amount (if any) by which Closing Net Working Capital exceeds the Target Closing Net Working Capital or the amount (if any) by which Target Closing Net Working Capital exceeds Closing Net Working Capital as of Closing. The Company shall provide Buyer with the opportunity to review and provide comments to the Calculation Statement, which the Company shall consider in good faith but shall be under no obligation to incorporate such comments.
Section 2.02   Purchase Price.
(a)   Aggregate Gross Purchase Price.   Buyer’s aggregate base purchase price for the Membership Interests (the “Aggregate Gross Purchase Price”), subject to the adjustments set forth in this Agreement, is as follows:

(i)   Five Million Dollars ($5,000,000) (the “Initial Closing Cash Payment”) paid in cash of which Two Million Five Hundred Thousand Dollars ($2,500,000) is paid to each of George Levy and Matthieu Leblan;
(ii)   At the Sellers’ option at the Closing, either (i) Seven Million Dollars ($7,000,000) paid in Buyer Shares at a per share price equal to the Issuance Price (the “Sellers’ Option”) or (ii) Seven Million Dollars ($7,000,000) in cash, issued or paid, as the case may be, to each of the Sellers, Jenny Murphy and Elodie Crichi pro-rata based on their Pro Rata Share (together with the Initial Closing Cash Payment, the “Cash Payment”); provided, however, that the Sellers’ Representative shall deliver to Buyer a notice, in accordance with Section 10.08 below, not later than five (5) days prior to Closing indicating the Sellers’ election with respect to the Sellers’ Option; and
(iii)   Twenty Million Dollars ($20,000,000) paid in Buyer Shares at a per share price equal to the Issuance Price issued to each of the Sellers, Jenny Murphy and Elodie Crichi pro-rata based on their respective Pro Rata Share (the “Closing Share Payment”) .
(b)   Closing Purchase Price.   The purchase price to be paid at the Closing for the Membership Interests (the “Closing Purchase Price”), subject to the terms of and as provided for in this Agreement, shall be equal to the Cash Payment minus the Loan Amount due and payable at the Closing (the “Closing Cash Payment”) plus the Closing Share Payment.
Section 2.03   Closing.   Subject to the terms and conditions of this Agreement, the purchase and sale of the Membership Interests contemplated hereby (the “Closing”) shall take place on a date no later than two (2) Business Days after the last of the conditions to Closing set forth in Article VI has been satisfied or waived (other than conditions which, by their nature, are to be satisfied at the Closing), at the offices of Manatt, Phelps & Phillips LLP, 695 Town Center Drive, 14th Floor, Costa Mesa, CA 92646, or through the electronic exchange of executed documents and other closing deliveries via e-mail or facsimile transmission, or at such other time, on such other date and/or at such other place as Sellers and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).
Section 2.04   Transactions to be Effected at the Closing.
(a)   At the Closing, Buyer shall:
(i)   Deliver to each of George Levy and Matthieu Leblan:
(A)   from the Closing Cash Payment, immediately available funds in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000), which amounts shall equal in the aggregate, the Initial Closing Cash Payment; and
(B)   the Employment Offer Letters.
(ii)   Pay, by wire transfer of immediately available funds (in accordance with wire instructions provided by the Sellers’ Representative), on behalf of the Company, the Loan Amount that is outstanding at the Closing.
(iii)   Deliver to Sellers:
(A)   in the event that the Sellers opt for cash further to Section 2.02(a)(ii), immediately available funds to Sellers, Jenny Murphy and Elodie Crichi (pro rata in accordance with their respective Pro Rata Share) , in the aggregate amount equal to the balance of the Closing Cash Payment after payment in full of the Initial Closing Cash Payment in accordance with Section 2.04(a)(i)(A) by wire transfer to the bank accounts designated in writing by each of the Sellers, Jenny Murphy and Elodie Crichi at least one (1) Business Day prior to the Closing;
(B)   the Ancillary Documents, each duly executed by Buyer to the extent Buyer is a party thereto; and
(C)   Evidence of the procurement by Buyer of a Directors & Officers insurance tail policy of no less than six (6) years covering the Company’s officers and directors up to three hundred percent (300%) of the annual policy premium, the cost of which shall be borne by Buyer;

(ii)   Deliver to the Escrow Agent the Escrow Agreement; and
(iii)   Deliver to Buyer’s transfer agent an instruction letter instructing such transfer agent to deliver the stock certificates set forth in Section 2.04(c) as soon as practicable following the Closing, but in no event later than two (2) Business Days after the Closing Date.
(b)   At the Closing, each of the Sellers shall:
(i)   Deliver to Buyer:
(A)   an assignment of the Membership Interests to Buyer in form and substance satisfactory to Buyer (the “Assignment Agreements”), duly executed by such Seller;
(B)   written resignation, effective as of the Closing Date, of such Seller in his/her capacities as officer and manager of the Company, if applicable;
(C)   a counterpart to each of the Ancillary Documents, duly executed by such Seller, and in the case of the Escrow Agreement, the Sellers’ Representative;
(D)   counterparts to the release by Jenny Murphy of Sellers, the Company and Buyer in form and substance satisfactory to Buyer, duly executed by Jenny Murphy and each of the Sellers;
(E)   counterparts to the release by Elodie Crichi of Sellers, the Company and Buyer in form and substance satisfactory to Buyer, duly executed by Elodie Crichi and each of the Sellers; a payoff letter with respect to the Loan Amount, which payoff letter shall be in form and substance reasonably satisfactory to the Parties; and
(ii)   Deliver the Escrow Agreement to the Escrow Agent.
(c)   As soon as practicable following the Closing, but in no event later than two (2) Business Days after the Closing Date, Buyer shall cause to be delivered:
(i)   to each of the Sellers, Jenny Murphy and Elodie Crichi, a stock certificate in the name of such party in the amounts calculated based on their respective Pro Rata Share representing in the aggregate a number of whole Buyer Shares (rounded down) in an amount equal to either (i) Eighteen Million Dollars ($18,000,000) plus the balance of the Closing Cash Payment (after payment in full of the Initial Closing Cash Payment in accordance with Section 2.04(a)(i)(A)), in the event that the Sellers select the Seller Option further to Section 2.02(a)(ii) or Eighteen Million Dollars ($18,000,000), in the event that the Sellers opt for cash further to Section 2.02(a)(ii), at a per share price equal to the Issuance Price;
(ii)   to each of George Levy and Matthieu Leblan, further to the Employment Offer Letters, a stock certificate in the name of each of them representing in the aggregate a number of whole Buyer Shares (rounded down) in an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) at a per share price equal to the Issuance Price: and
(iii)   to the Escrow Agent, a stock certificate representing in the aggregate a number of whole Buyer Shares (rounded down), calculated using the Issuance Price, that equals an amount of Two Million Dollars ($2,000,000) (the “Escrow Holdback”) representing the Buyer Shares to be held for the purpose of securing any adjustment pursuant to Section 2.05 and potential indemnification obligations of Sellers and the Company referenced in Article VII; provided, that on the first (1st) anniversary of the Closing Date, any remaining Escrow Holdback amount shall be released to the Sellers (pro rata in accordance with each Seller’s Pro Rata Share) pursuant to the terms of the Escrow Agreement.
Section 2.05   Post-Closing Working Capital Adjustment.
(a)   No later than April 15, 2023, Buyer will prepare and deliver to Sellers’ Representative an audited consolidated balance sheet of the Company as of December 31, 2022 (the “Audited Balance

Sheet”) and a written statement (the “Closing Statement”) setting forth Buyer’s calculations of (i) the Closing Net Working Capital and the amount (if any) by which Closing Net Working Capital exceeds the Target Closing Net Working Capital or the amount (if any) by which the Target Closing Net Working Capital exceeds Closing Net Working Capital and (ii) detailing the amounts for each category of current assets or current liabilities set forth in Schedule A used to calculate the Closing Net Working Capital.
(b)   If Sellers’ Representative has any objections to the Closing Statement, Sellers’ Representative must deliver to Buyer a written statement (an “Objections Statement”) setting forth a description in reasonable detail of his objections thereto, including the basis for the objection, proposed adjustment amount and supporting calculations. If an Objections Statement is not delivered to Buyer within sixty (60) days after delivery of the Closing Statement, the Closing Statement will be final, binding and non-appealable by the Parties.
(c)   If Sellers’ Representative timely delivers an Objections Statement to Buyer, then Buyer and Sellers’ Representative will negotiate in good faith to resolve any objections set forth in the Objections Statement, but if they are unable to resolve all disputed items by the end of thirty (30) days after the date of delivery of the Objections Statement, then the remaining items in dispute will be submitted to Buyer’s Accountants for resolution acting as an accounting expert and not as an arbitrator, or if that firm is unwilling or unable to serve, Buyer and Sellers’ Representative will engage another mutually agreeable independent accounting firm (such selected independent accounting firm, the “Independent Accounting Firm”). Buyer and Sellers’ Representative will use their commercially reasonable efforts to cause the Independent Accounting Firm to resolve all disagreements as soon as practicable and in any event within thirty (30) days after the date of appointment. The Independent Accounting Firm may address only those items and amounts which are identified in the Objections Statement as being items which Sellers’ Representative and Buyer are unable to resolve, and the Independent Accounting Firm’s determination shall be within the range proposed by Buyer and Sellers’ Representative. The resolution of the dispute by the Independent Accounting Firm will be final, binding and non-appealable on the Parties. The fees and expenses of the Independent Accounting Firm will be allocated equally between Buyer and Sellers’ Representative on behalf of the Sellers.
(d)   (i) If the final Closing Net Working Capital as calculated above is greater than the Target Closing Net Working Capital, then Buyer will pay to each of the Sellers, Jenny Murphy and Elodie Crichi an amount in immediately available funds equal to their respective Pro Rata Share of any such excess; and
(ii)   if the final Closing Net Working Capital as calculated above is less than the Target Closing Net Working Capital (such deficiency, the “Working Capital Deficiency Amount”), the Sellers’ Representative and Buyer shall provide joint written instructions to the Escrow Agent to pay to Buyer an amount in Buyer Shares equal to the Working Capital Deficiency from the Buyer Shares deposited in the Escrow Account;
Any (1) cash payments pursuant to this Section 2.05(d) will be made by wire transfer in immediately available funds to, with respect to each of the Sellers, Jenny Murphy and Elodie Crichi, the bank account designated by such party in writing pursuant to Section 2.04(a) above and (2) Buyer Share payments pursuant to this Section 2.05(d) will be made to the Buyer in accordance with the joint written instructions provided to the Escrow Agent in accordance with Section 2.05(d)(ii), in each case, within five (5) Business Days following the final determination referred to above.
Section 2.06   Buyer Shareholder Consent.   As soon as practicable after the Effective Date but in no case later than ten (10) days following the Closing Date, Buyer shall initiate a proxy solicitation for a shareholder vote to approve a proposal for the issuance of Buyer Shares hereunder and pursuant to the terms of the Employment Offer Letters.
Section 2.07   Withholding Taxes.   Each Seller shall deliver a fully-executed true, complete and correct IRS Form W-9 solely for the purpose of certifying to Buyer that no backup withholding would be required by the Buyer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS
Except as set forth in the disclosure schedule to be provided after the Effective Date (the “Disclosure Schedules”), which shall qualify the representations and warranties regarding each Seller set forth in this Article III (whether or not a particular representation or warranty is modified by the phrase “except as set forth in the Disclosure Schedule” or words of similar import), each Seller, severally and not jointly, hereby represents and warrants to the Buyer that the following statements are true and correct as of the Closing Date in all material respects, except for matters represented and warranted as of a specified date, which shall be made as of such specified date:
Section 3.01   Ownership of Membership Interests.   Such Seller is the direct record and beneficial owner of the Membership Interests set forth on Section 3.01 of the Disclosure Schedules as being owned by such Seller (such Membership Interests, with respect to such Seller, the “Seller Membership Interests”) and has good and valid title to such Seller Membership Interests, free and clear of all Encumbrances except as are imposed by applicable securities Laws, and such Seller has full right, power and authority to transfer and deliver to the Buyer valid title to such Seller’s Seller Membership Interests, free and clear of all Encumbrances except as are imposed by applicable securities Laws.
Section 3.02   Investment Representations.
(a)   Risks of Investment.   Such Seller recognizes that the acquisition of Buyer Shares involves a high degree of risk in that an investor could sustain the loss of its entire investment and Buyer is and will be subject to numerous other risks and uncertainties, including, without limitation, significant and material risks relating to Buyer’s business and the industries, markets and geographic regions in which Buyer competes.
(b)   Accredited Investor Status.   Such Seller represents that he/she is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that he/she is able to bear the economic risk of an investment in the Buyer Shares.
(c)   Investment Experience.   Such Seller acknowledges that he/she has prior investment experience, including, without limitation, investment in non-listed and non-registered securities, or he/she has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to such Seller and to evaluate the merits and risks of such an investment on its behalf and that he/she recognizes the highly speculative nature of the investment in Buyer Shares.
(d)   Access to Information.   Buyer has furnished or given access to such Seller with (i) all information regarding the Buyer, its financial condition and results of operations that such Seller has requested or desired to know; and (ii) all documents that could reasonably be provided and made available for the Seller’s inspection and review. Such Seller has been afforded the opportunity to ask questions of and receive answers from duly authorized Representatives of the Buyer concerning the terms and conditions of the sale and purchase of Buyer Shares and any additional information that it requested in that regard. Such Seller has neither seen nor received any advertisement or general solicitation with respect to the sale of any securities of Buyer, including, without limitation, the Buyer Shares issuable hereunder. Except as set forth in this Agreement, such Seller acknowledges that no representations or warranties have been made to such Seller by either Buyer or any of its agents, employees or Affiliates and, in entering into this transaction, such Seller is not relying on any information, other than that contained in this Agreement and the results of independent investigation by such Seller.
(e)   Investment Intent; Resales.   Such Seller acknowledges that the offer and sale of the Buyer Shares issuable hereunder has not been reviewed or approved by the Securities and Exchange Commission because the offering of said Buyer Shares is intended to be a nonpublic offering pursuant to Section 4(a)(2) of the Securities Act. The shares of Buyer Shares issuable hereunder are being acquired by such Seller for his/her own account, for investment and without any present intention of distribution or reselling to others. Such Seller understands that he/she will not sell or otherwise transfer any of the shares of Buyer Shares issuable hereunder unless they are registered under the Securities

Act or unless an exemption from such registration is available and, upon Buyer’s request, Buyer receives an opinion of counsel, reasonably satisfactory to Buyer, confirming that an exemption from such registration is available for such sale or transfer.
(f)   Legends.   Such Seller acknowledges and consents to the placement of one or more legends on any certificate or other document evidencing the Buyer Shares issuable hereunder stating that they have not been registered under the Securities Act and all applicable securities, “blue sky” or other similar laws of the jurisdiction to which such Seller is subject, substantially in the form as set forth below:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
Section 3.03   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of such Seller.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Disclosure Schedules, which shall qualify the representations and warranties regarding the Company set forth in this Article IV (whether or not a particular representation or warranty is modified by the phrase “except as set forth in the Disclosure Schedule” or words of similar import), the Company hereby represents and warrants to the Buyer that the following statements are true and correct as of the Closing Date in all material respects, except for matters represented and warranted as of a specified date, which shall be made as of such specified date:
Section 4.01   Organization, Authority and Qualification of the Company.   The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of California. The Company has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All limited liability company actions taken by the Company in connection with this Agreement and the other Ancillary Documents will be duly authorized on or prior to the Closing Date.
Section 4.02   Capitalization.
(a)   Sellers are the record owners of the Membership Interests. The Membership Interests constitute one hundred percent (100%) of the total issued and outstanding Membership Interests of the Company. The Membership Interests have been duly authorized and are validly issued, fully paid and nonassessable. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Membership Interests, free and clear of all Encumbrances.
(b)   The Membership Interests were issued in compliance with applicable Laws. The Membership Interests were not issued in violation of the Organizational Documents of the Company or any other agreement, arrangement or commitment to which the Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.
(c)   There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any of the Membership

Interests or obligating the Company to issue or sell any membership interests (including the Membership Interests) or any other interest, in the Company. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.
Section 4.03   No Subsidiaries.   The Company does not own or have any interest in any shares or have an ownership interest in any other Person.
Section 4.04   No Conflicts; Consents.   The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of the Company; (b) conflict with or result in a material violation or material breach of any provision of any Law or Governmental Order applicable to the Company; (c) require the consent, notice or other action by any Person under, conflict with, result in a material violation or material breach of, constitute a material default or an event that, with or without notice or lapse of time or both, would constitute a material default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which the Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of the Company, other than Permitted Encumbrances. Except as set forth in Section 4.04 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
Section 4.05   Financial Statements.   Attached as Section 4.05 of the Disclosure Schedules are the unaudited balance sheets of the Company as of December 31, 2021 and December 31, 2020 and the related statements of income and cash flows for the fiscal years then ended (collectively, the “Financial Statements”), and the unaudited balance sheet of the Company (the “Balance Sheet”) as of the three-month period ended March 31, 2022 (the “Balance Sheet Date”). Except as set forth therein, such financial statements (a) have been prepared from and are consistent with the books and records of the Company and in accordance with the Company’s past practices, (b) are complete and correct in all material respects and (c) present fairly in all material respects the financial position and results of operations of the Company as of their respective dates and for the respective periods covered thereby.
Section 4.06   Undisclosed Liabilities.   The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise (each a “Liability” and together the “Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and (c) which are not, individually or in the aggregate, material in amount.
Section 4.07   Absence of Certain Changes, Events, and Conditions.   Except as set forth in Section 4.07 of the Disclosure Schedules, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:
(a)   event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)   incurrence, assumption or guarantee of any indebtedness for borrowed money by the Company in an aggregate amount in excess of Seventy-Five Thousand and No/100 Dollars ($75,000.00);
(c)   cancellation of any debts or claims or amendment, termination or waiver of any rights which could reasonably be expected to have a Material Adverse Effect;
(d)   material damage, destruction or less, or any material interruption in use of, any of the Company’s material assets, whether or not covered by insurance;
(e)   imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the Company’s assets;

(f)   adoption by the Company of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under similar Law; or
(g)   any Contract to which the Company is a party to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 4.08   Material Contracts.
(a)   Section 4.08(a) of the Disclosure Schedules lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 4.09(c) of the Disclosure Schedules, being “Material Contracts”):
(i)   each Contract of the Company involving aggregate consideration in excess of Seventy-Five Thousand Dollars ($75,000) and which, in each case, cannot be cancelled by the Company without penalty or without more than ninety (90) days’ notice;
(ii)   all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;
(iii)   all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;
(iv)   all Contracts that relate to the acquisition or disposition of any business, a material amount of equity or assets of any other Person or any real property (whether by merger, sale of stock or other equity interests, sale of assets or otherwise);
(v)   all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party;
(vi)   all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than ninety (90) days’ notice;
(vii)   except for Contracts relating to trade receivables, all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Company;
(viii)   all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;
(ix)   any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company;
(x)   all Contracts between the Company on the one hand and any Seller or any Affiliate of any Seller (other than the Company) on the other hand; and
(xi)   any other Contract that is material to the Company and not previously disclosed pursuant to this Section 4.08.
(b)   Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred with respect to the Company, or to the Company’s Knowledge any other party thereto, that with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other material changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 4.09   Title to Assets; Real Property.
(a)   The Company has good and valid title to all assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such assets are free and clear of Encumbrances except for liens arising under original purchase price conditional sales contracts and equipment leases with third-parties entered into in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the business of the Company and any other Encumbrance set forth on Section 4.09(a) of the Disclosure Schedules (collectively referred to as “Permitted Encumbrances”).
(b)   The Company does not currently and has never owned any real property or any option to acquire any real property.
(c)   Section 4.09(c) of the Disclosure Schedules sets forth a list of each existing lease or similar agreement showing the parties thereto and the physical address covered by such lease or other agreement (the “Lease Agreements”) under which the Company is lessee of, or holds or operates, any real property owned by, used in or relating to the Company (the “Leased Real Property”). Each Lease Agreement for the Leased Real Property has been provided or made available to Buyer and is in full force and effect. The Company is not in breach under the terms of such Lease Agreements.
Section 4.10   [Reserved].
Section 4.11   Intellectual Property.   Section 4.11 of the Disclosure Schedules lists all Intellectual Property owned and/or licensed by the Company. Except as set forth in Section 4.11 of the Disclosure Schedules: (a) to the Company’s Knowledge, the Company owns or possesses sufficient legal rights to all Company Intellectual Property without any conflicts with, or infringement of, the rights of others, and no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party; (b) other than with respect to commercially available software products under standard end-user object code license agreements or standard license agreements for open source software, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Patents, Trademarks, Copyrights, Trade Secrets, licenses, information, proprietary rights and processes of any other Person; (c) no claim has been asserted or, to the Company’s Knowledge, threatened against the Company involving any Intellectual Property; (d) to the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants made prior to or outside the scope of their employment by the Company; (e) each employee and consultant has (i) assigned to the Company all Intellectual Property rights he or she owns that are related to the business of the Company and (ii) executed an agreement with the Company acknowledging the Company’s exclusive ownership of all Intellectual Property invented, created or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Company; (f) the Company does not utilize any open source software in a manner that requires the Company to disclose, make available, or offer or deliver any portion of the source code of any proprietary Company software or component thereof to any third party.
Section 4.12   Inventory.   All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances and no inventory is held on a consignment basis. To the Company’s Knowledge, the quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.
Section 4.13   Accounts Receivable.   The accounts receivable reflected on the Balance Sheet and the accounts receivable arising after the Balance Sheet Date (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Company and, to the Company’s Knowledge, not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Balance Sheet or, with respect to accounts receivable arising after the Balance Sheet Date, on the accounting records of the Company, the Company has no reason to believe that any of the accounts receivable are not collectible in full within ninety (90) days after billing.
Section 4.14   Customers and Suppliers.
(a)   Section 4.14(a) of the Disclosure Schedules sets forth (i) each customer who is a party to a Contract with the Company for goods or services pursuant to which such customer has paid consideration to the Company in an amount greater than or equal to Seventy-Five Thousand Dollars ($75,000) for each of the two (2) most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as set forth in Section 4.14(a) of the Disclosure Schedules, the Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.
(b)   Section 4.14(b) of the Disclosure Schedules sets forth (i) each supplier who is a party to a Contract with the Company for goods or services pursuant to which the Company has paid consideration to such supplier in an amount greater than or equal to One Hundred Thousand Dollars ($100,000) for each of the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of consideration paid to each Material Supplier during such periods. Except as set forth in Section 4.14(b) of the Disclosure Schedules, the Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.
Section 4.15   Insurance.   All insurance policies carried by or for the benefit of the Company are in full force and effect and the Company is not in default with respect to its respective obligations under any such insurance policies. There are no pending claims that have been denied insurance coverage.
Section 4.16   Legal Proceedings; Governmental Orders.
(a)   Except as set forth in Section 4.16(a) of the Disclosure Schedules, there are no Actions pending or, to the Company’s Knowledge, threatened (a) against or by the Company affecting any of its properties or assets; or (b) against or by the Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Company’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.
(b)   Except as set forth in Section 4.16(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets. The Company is in compliance with the terms of each Governmental Order set forth in Section 4.16(b) of the Disclosure Schedules. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.
Section 4.17   Compliance with Laws; Permits.
(a)   The Company has complied, and is now complying, in all material respects with all Laws applicable to it or its business, properties or assets.
(b)   All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the Effective Date have been paid in full. To the Company’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

Section 4.18   Environmental Matters.
(a)   The Company is currently and has been in compliance in all material respects with all Environmental Laws and has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements.
(b)   The Company has not received any order, notice or other written communication, or to the Company’s Knowledge, oral communication, from any Governmental Authority or third-party of any alleged failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any costs of investigation and remediation with respect to (i) any Real Property currently or formerly owned or operated by the Company and any equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by the Company (“Equipment”) or (ii) any other properties or assets (whether real, personal or mixed) in which the Company has had an interest, or with respect to any property to which Hazardous Materials generated by the Company may have been sent where the alleged noncompliance or obligation described in such order, notice or communication remains unresolved;
(c)   There are no Actions or threatened Actions, Encumbrances (except Permitted Encumbrances), or other restrictions of any nature, arising under or pursuant to any Environmental Law, with respect to or affecting any of the Real Property or Equipment or any other properties and assets (whether real, personal, or mixed) in which the Company has an interest; and
(d)   There are no Hazardous Materials present in the soil or groundwater on the Real Property in such amounts that would give rise to material Liabilities or obligations under any Environmental Law.
Section 4.19   Employee Benefit Matters.
(a)   Except as set forth on Section 4.19(a) of the Disclosure Schedules, the Company has no pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), whether funded or unfunded, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which has ever been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, manager, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company or any of its ERISA Affiliates has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (each, a “Benefit Plan”).
(b)   No Benefit Plan is the subject of any Action. The Company has not received notice of any audit or examination by the IRS, the U.S. Department of Labor or any other Governmental Authority.
(c)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with other events, (i) result in any material payment becoming due from the Company under any Benefit Plan, (ii) materially increase any benefits otherwise payable under any Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any benefits under any Benefit Plan.
Section 4.20   Employment Matters.
(a)   Section 4.20(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company as of the Effective Date, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee;

(v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the Effective Date. Except as set forth in Section 4.20(a) of the Disclosure Schedules, as of the Effective Date, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the Effective Date have been paid in full (or accrued in full on the Balance Sheet) and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions, bonuses or fees.
(b)   Except as set forth in Section 4.20(b) of the Disclosure Schedules, the Company has complied in all material respects with all applicable Laws relating to wages, hours, and discrimination in employment. There have been no union organizing or election activities involving any non-union employees of the Company and, to the Company’s Knowledge, none are threatened as of the Effective Date.
Section 4.21   Taxes.   Except as set forth in Section 4.21 of the Disclosure Schedules:
(a)   There are no federal, state, local or foreign Taxes due and payable by the Company that have not been timely paid. There are no accrued and unpaid federal, state, local or foreign taxes of the Company that are due, whether or not assessed or disputed. There have been no examinations or audits of any Tax Returns or reports by any applicable federal, state, local or foreign Governmental Authority. The Company has duly and timely filed all federal, state, local and foreign Tax Returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year. All Tax Returns for the Company required to be filed on or before the Effective Date are true, complete and correct in all respects.
(b)   The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable Law.
Section 4.22   Books and Records.   The minute books of the Company have been made available to Buyer, are complete and correct, and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings and actions taken by written consent of the members and the managers and no meeting or action taken by written consent of any such members or managers has been held for which minutes have not been prepared and are not contained in such minute books.
Section 4.23   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.
Section 4.24   Full Disclosure.   No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to each Seller that the statements contained in this Article IV are true and correct as of the Effective Date.
Section 5.01   Organization and Authority of Buyer.   Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has the requisite corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the Company, each of the Sellers and the Sellers’ Representative) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar Laws affecting the enforcement of creditors’ rights generally.
Section 5.02   No Conflicts; Consents.   The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 5.02 of the Disclosure Schedules require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with or notice to any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.
Section 5.03   Investment Purpose.   Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to or for offer or sale in connection with any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act or any state securities Laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws, as applicable.
Section 5.04   Valid Issuance.   Upon issuance in accordance with and pursuant to the terms of this Agreement, the Buyer Shares will be validly issued, fully paid and non-assessable.
Section 5.05   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.
Section 5.06   Legal Proceedings.   There are no Actions pending or, to Buyer’s Knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
ARTICLE VI
COVENANTS
Section 6.01   Conduct of Business Prior to the Closing.   From the Effective Date until the earlier of the Closing Date and the termination of this Agreement in accordance with Section 9.01 (the “Pre-Closing Period”), except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), Sellers shall, and shall cause the Company to, use commercially reasonable efforts to (x) conduct the business of the Company in the ordinary course consistent with past practice; and (y) maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, during Pre-the Closing Period, Sellers shall:
(a)   cause the Company to substantially preserve and maintain all of its Permits;

(b)   cause the Company to pay its debts, Taxes when due and other material obligations when due and in a manner consistent with past practice;
(c)   cause the Company to substantially maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the Effective Date, subject to reasonable wear and tear;
(d)   cause the Company to continue in full force and effect without modification all material Insurance Policies, except as required by applicable Law;
(e)   cause the Company to defend and protect its material properties and assets from infringement or usurpation;
(f)   cause the Company to perform all of its material obligations under all Contracts relating to or affecting its properties, assets or business;
(g)   cause the Company to maintain its books and records in accordance with past practice;
(h)   cause the Company to comply in all material respects with all applicable Laws; and
(i)   cause the Company not to take or permit any action that would cause any of the changes, events, or conditions described in Section 4.07 to occur.
Section 6.02   Access to Information.   During the Pre-Closing Period, subject to the confidentiality provisions described in Section 6.06(a), Sellers shall and shall cause the Company to (a) afford Buyer and its Representatives reasonable access during normal business hours and after reasonable prior notice to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Sellers and the Company to cooperate with Buyer in its investigation of the Company. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.
Section 6.03   No Solicitation of Other Bids.
(a)   None of the Sellers during the Pre-Closing Period shall and none of them shall authorize nor permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated, and shall cause each of their Affiliates (including the Company) and all of their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.
(b)   In addition to the other obligations under this Section 6.03, Sellers shall promptly (and in any event within three (3) Business Days after receipt thereof by any of the Sellers or any of their Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal.
(c)   Each of the Sellers agrees that the rights and remedies for noncompliance with this Section 6.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that monetary damages would not provide an adequate remedy to Buyer.

Section 6.04   Notice of Certain Events.
(a)   During the Pre-Closing Period, the Company and Buyer shall each promptly notify the other in writing of:
(i)   any fact, circumstance, event or action the existence, occurrence or taking of which has (A) had, individually or in the aggregate, a Material Adverse Effect, (B) resulted in, any representation or warranty made by any of the Sellers hereunder not being true and correct or (C) results in, the failure of any of the conditions set forth in Article VII to be satisfied;
(ii)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(iii)   any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;
(iv)   and any Actions commenced or, to the Company’s Knowledge or Buyer’s Knowledge, as the case may be, threatened against, relating to or involving or otherwise affecting Sellers or Buyer or the Company that, if pending on the Effective Date, would have been required to have been disclosed pursuant to Section 4.07 or that relates to the consummation of the transactions contemplated by this Agreement.
Section 6.05   Commercially Reasonable Efforts.   During the Pre-Closing Period, each Party agrees to use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.
Section 6.06   Confidentiality.
(a)   Buyer shall, and shall cause Buyer’s representatives to, hold in confidence and avoid disclosure and unauthorized use of any information regarding the Company and its business that is received or obtained either before or after the date hereof in connection with this Agreement and the transactions contemplated hereby, including during any due diligence, except (x) where disclosure is permitted with the prior written consent of the Company or (y) as required by applicable Law, including to the extent disclosure is required by the reporting and disclosure obligations under the rules and regulations promulgated by the Securities and Exchange Commission. At the Closing, without any further action by any party, the confidentiality obligations under this Section 6.06(a) shall terminate automatically.
(b)   Each Seller recognizes and acknowledges that as of the Effective Date, he has knowledge of confidential and proprietary information concerning the Company, Buyer, and their respective Affiliates, including information relating to financial statements, clients, customers, potential clients or customers, employees, suppliers, equipment, designs, drawings, programs, strategies, analyses, profit margins, sales, methods of operation, plans, products, technologies, materials, trade secrets, strategies, prospects or other proprietary information (“Confidential Information”). From and after the Closing Date, each Seller shall, and shall cause their respective Affiliates to, hold and shall use their reasonable best efforts to, or cause his or their Representatives to, hold in confidence any and all Confidential Information, whether written or oral, concerning the Company, Buyer and their respective Affiliates, except to the extent that such Seller can show that such information:(a) is generally available to and known by the public through no fault of such Seller or their respective Affiliates or Representatives; (b) is lawfully acquired by any of the Sellers or any of their respective Affiliates or Representatives from and after the Closing Date from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; (c) is used or disclosed in connection with the good faith performance of his/her duties as an employee or consultant of Buyer or a Subsidiary of Buyer after Closing, if applicable, or (d) is required to be disclosed by Law or the enforcement of rights under this Agreement or any Ancillary Document. If any Seller or any of their respective Affiliates or Representatives is compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Law, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such Confidential Information which such Seller is advised by its counsel in writing is legally required to be disclosed; provided, that Buyer (or such Seller as the case may be) may with diligence seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information.
Section 6.07   Public Announcements.   Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party shall make any public announcements with respect to this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Sellers’ Representative on behalf of the Sellers or Buyer, as applicable (which consent shall not be unreasonably withheld or delayed), and the Sellers’ Representative and Buyer shall cooperate as to the timing and contents of any such announcement.
Section 6.08   Books and Records.   For a period of seven (7) years after the Closing, Buyer shall (a) use commercially reasonable efforts to retain the books and records (including Tax records and personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company; and (b) upon reasonable notice, afford each Seller reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such books and records. Buyer shall not be obligated to provide any Seller with access to any books or records (including personnel files) pursuant to this Section 6.08 where such access would violate any Law.
Section 6.09   Further Assurances.   Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
Section 6.10   Non-Competition.   The Parties agree that Buyer is relying on the covenants and agreements set forth in this Section, that without such covenants Buyer would not enter into this Agreement or the transactions contemplated hereby, and that the Closing Purchase Price is sufficient consideration to make the covenants and agreements set forth herein enforceable.
(a)   For purposes of this Section 6.10, the “Term” shall mean the period beginning on the Closing Date and ending upon the first (1st) anniversary of the Closing Date; provided, however, that in the event of a material breach or violation by such Specified Seller (as defined below) of this Section 6.10, the Term with respect to such Specified Seller shall be extended by a period of time equal to the period of time during which he/she has materially violated the terms of this Section 6.10; provided, further, that Buyer shall be required to provide such Specified Seller with written notice of any such event of a material breach or violation of such Specified Seller, but if such Specified Seller cures such material breach or violation within sixty (60) days of Buyer’s written notice, such extension of the Term shall no longer apply.
(b)   In furtherance of the acquisition of the Company by virtue of the transactions contemplated hereby, to more effectively protect the value of the Company, and to induce Buyer to consummate the transactions contemplated by this Agreement, Moise Emquies and Carol Ann Emquies (each, a “Specified Seller”) covenants and agrees on behalf of himself and herself, respectively, that, during the Term at all times, such Specified Seller will not, without the prior written consent of Buyer (which consent may be withheld by Buyer in its sole discretion), directly or indirectly establish, own or operate or provide services to any retail apparel business on or after the Closing (a “Restricted Business”) anywhere in North America, other than as an employee or consultant of Buyer; provided, however, the Parties agree that any Specified Seller’s affiliation in whatever manner with any business listed on Schedule C is not a Restricted Business and is not subject to the restriction in this Section 6.10, provided, however that any business(es) that any Specified Seller provides services to at the direction of Buyer, as a consultant to Buyer or any other capacity, as well as such Specified Seller’s investment in such business(es) shall not be subject to the restrictions set forth in this Section 6.10. Notwithstanding the foregoing, any Specified Seller may, without violating this Section 6.10(b), engage in an activity that consists of direct or indirect holdings of securities that do not exceed twenty percent (20%) of the outstanding stock of any Restricted Business.
(c)   The restrictive covenants contained in this Section 6.10 shall be in addition to, and not in lieu of, and shall not in any way limit the enforceability of, any restrictive covenant covering similar subject matter contained in any other agreement to which any Specified Seller is a party, including any restrictions agreed to in his or her capacity as an employee, consultant, officer, director or equityholder of Buyer or any Affiliate of Buyer.
(d)   The Parties intend that the covenants contained in this Section 6.10 shall be construed as a series of separate covenants, one for each state within the United States and one for each country outside the United States. If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in this Section 6.10 too lengthy, the geographic area covered too extensive or the scope too broad, the other provisions of this Section 6.10 shall nevertheless stand, the term shall be deemed to be the longest period permissible by Law under the circumstances, the geographic area covered shall be deemed to comprise the largest territory permissible by Law under the circumstances and the scope shall be as broad as permissible by Law under the circumstances. The court in each case shall reduce the term, geographic area and or scope covered to permissible duration, size or breadth.
(e)   Each Specified Seller represents that he/she is familiar with the covenants not to compete contained in this Section 6.10 and is fully aware of his/her obligations hereunder. Each Specified Seller further agrees that the length of time, scope and geographic coverage is reasonable given the benefits he/she has received hereunder. Each Specified Seller further agrees that he/she will not challenge the reasonableness of the time, scope and geographic coverage in any legal proceeding, regardless of who initiates litigation.
(f)   Each Specified Seller acknowledges and agrees that the covenants set forth in this Section 6.10 are reasonable and necessary for the protection of Buyer’s business interests, that irreparable injury will result to Buyer if such Specified Seller breaches any of the terms of this Section 6.10, and that in the event of an actual or threatened breach by him/her of any of the provisions contained in this Section 6.10, Buyer will have no adequate remedy at Law. Each Specified Seller accordingly agrees that in the event of any actual or threatened breach by such Specified Seller of any of the provisions contained in this Section 6.10, Buyer shall be entitled to injunctive and other equitable relief without (i) the posting of any bond or other security, (ii) the necessity of showing actual damages and (iii) the necessity of showing that monetary damages are an inadequate remedy. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.
ARTICLE VII
CONDITIONS TO CLOSING
Section 7.01   Conditions to Obligations of All Parties.   The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, to the following conditions:
(a)   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
(b)   No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby, and no such Action commenced by any Governmental Authority for the purpose of obtaining any such injunction or restraining order shall be pending.
(c)   Buyer shall have initiated a proxy solicitation for a shareholder vote to approve a proposal for the issuance of Buyer Shares hereunder and pursuant to the terms of the Employment Offer Letters and the shareholders of the Buyer shall have approved the issuance of Buyer Shares hereunder and further to the Employment Offer Letters on the terms set forth herein and therein.
(d)   Buyer shall have cash or rights under existing borrowing facilities that together are sufficient to enable it to pay (i) the cash payable to each of the Sellers, Jenny Murphy and Elodie Crichi the Cash Payment pursuant to Sections 2.02(a)(i) and (ii), as applicable, and (ii) the Loan Amount due and payable to CIT Group at the Closing

Section 7.02   Conditions to Obligations of Buyer.   The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:
(a)   The representations and warranties of Sellers shall be true and correct in all respects (without regard to any qualifications or references to Material Adverse Effect, “material,” or any other materiality qualifications references contained in any specific representation or warranty), in each case on and as of the Effective Date and the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, constitute or reasonably be expected to result in a Material Adverse Effect. Buyer hereby acknowledges that the Company shall have the right to update any representation and warranty given pursuant to Article IV at any time after the Effective Date through an update to the Disclosure Schedules, with any such update a “Company Disclosure Schedule Update”; provided that no such update shall serve as a cure to any breach or be taken into account or otherwise affect the rights of Buyer or any other party under this Agreement and, after the Closing, the Buyer shall be entitled to indemnification for any Losses relating to any such breach of the underlying representation, warranty, covenant or agreement pursuant to Article VIII; and determination of any liability for breach of representations or warranties as of the date of this Agreement and at Closing shall be made without reference to any supplements to the disclosure schedules and with reference only to the Disclosure Schedules as such schedules stand on the date of this Agreement.
(b)   Each of the Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Sellers shall have performed such agreements, covenants and conditions, as so qualified, in all respects.
(c)   All approvals, consents and waivers that are listed on Section 4.04 of the Disclosure Schedules shall have been received and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.
(d)   There shall not have occurred any Material Adverse Effect from and after the Effective Date.
(e)   All deliveries required to be made at Closing by any Seller pursuant to Section 2.04(b) shall have been made.
(f)   Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, that each of the conditions set forth in Sections 7.02(a) and (b) have been satisfied.
(g)   Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the board of managers or managing members of the Company authorizing the execution, delivery and performance of this Agreement, the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.
(h)   Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying the names and signatures of the officers of Company authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.
(i)   Sellers shall have delivered to Buyer a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized.
(j)   Buyer and its representatives shall have been provided with access to the Company and shall have conducted a physical inventory to confirm in Buyer’s reasonable opinion that the Company’s inventory is accurately reflected on the Company’s financial statements and at levels reasonably appropriate to effectively operate the Company’s business.
Section 7.03   Conditions to Obligations of Sellers.   The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions
(a)   The representations and warranties of Buyer be true and correct in all respects (without regard to any qualifications or references to Material Adverse Effect, “material”, or any other materiality qualifications references contained in any specific representation or warranty), in each case on and as of the Effective Date and the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, constitute or reasonably be expected to result in a Material Adverse Effect. Sellers hereby acknowledge that Buyer shall have the right to update any representation and warranty given pursuant to Article V herein at any time after the Effective Date through an update to the Disclosure Schedules, any such update a “Buyer’s Disclosure Schedule Update.” If the Closing occurs, any such representation and warranty shall be amended by such Buyer Disclosure Schedule Update.
(b)   Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.
(c)   All deliveries required to be made at Closing by Buyer pursuant to Section 2.04(a) shall have been made.
(d)   All approvals, consents and waivers that are listed on Section 5.02 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Sellers at or prior to the Closing.
(e)   Sellers shall have received evidence of the procurement by Buyer of a Directors and Officers insurance tail of no less than 6 years covering the Company’s officers and directors, the cost of which shall be borne by Buyer.
(f)   Sellers shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Sections 7.03(a) and (b) have been satisfied.
(g)   Sellers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.
(h)   Sellers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.
(i)   Buyer shall have delivered a certificate evidencing the Buyer Shares to the Escrow Agent.
(j)   Sellers shall have received evidence of termination of that certain Guaranty dated April 7, 2022 by Moise Emquies in favor of The CIT Group/Commercial Services, Inc.
ARTICLE VIII
INDEMNIFICATION
Section 8.01   Survival Period.   For purposes of this Agreement, (a) (i) the representations and warranties of Sellers contained in Sections 3.01 and Section 3.03 (each, a “Seller Fundamental

Representation”), (ii) the representations and warranties of the Company contained in Sections 4.01. 4.02 and 4.23 (each, a “Company Fundamental Representation”) and (iii) the representations and warranties of Buyer contained in Sections 5.01, 5.02, 5.04 and 5.05 (each, a “Buyer Fundamental Representation”) shall survive indefinitely and (b) all other representations and warranties not referenced in this Section 8.01 shall survive for a period of twelve (12) months after the Closing Date. The Parties hereby agree that the foregoing is specifically intended to limit the time period within which a Party may make a Claim, notwithstanding any applicable statute of limitations. No Party shall be entitled to recover for any Losses pursuant to Sections 8.02 or 8.03 unless a Claim Notice is delivered to the Indemnifying Party before the applicable date set forth in this Section 8.01, in which case the Claim set forth in the Claim Notice shall survive the applicable date set forth in this Section 8.01 until such time as such Claim is fully and finally resolved. The covenants and agreements set forth in this Agreement and to be performed to any extent at or after the Closing Date, which have not been waived or amended as set forth herein, shall survive until fully discharged and performed and any Claims for indemnification with respect to a breach of such covenants to be performed in any respect after the Effective Date may be made at any time within the applicable statute of limitations.
Section 8.02   Indemnification by Sellers.   Each Seller, severally in accordance with each such Seller’s Pro Rata Share and not jointly, shall indemnify and hold harmless Buyer and each of its officers, managers, members, agents and Representatives (collectively, the “Buyer Indemnified Parties”) from and against all Losses that the Buyer Indemnified Parties may suffer or sustain by reason of or arising out of
(a)   any inaccuracy in any representation or warranty of Sellers contained in Article III or of the Company contained in Article IV or
(b)    any breach of any covenant or other agreement in the Agreement required to be performed by the Company prior to the Closing or the Sellers (the amount of such Losses, the “Seller Indemnifiable Amount”).
Section 8.03   Indemnification by Buyer.   Buyer shall indemnify and hold harmless each Seller and each of his/her Representatives (collectively, the “Seller Indemnified Parties”), jointly and severally, from and against all Losses that the Seller Indemnified Parties may suffer or sustain by reason of or arising out of (a) any inaccuracy in any representation or warranty contained in Article V and (b) any breach of any covenant or agreement of Buyer contained in this Agreement (the amount of such Losses, the “Buyer Indemnifiable Amount”).
Section 8.04   Limitations on Indemnification.
(a)   The Indemnifying Party shall not be liable to the Indemnified Party with respect to any claim relating to an individual or series of related Losses in respect of indemnification under Section 8.02(a) or Section 8.03(a), as applicable, until the amount of such individual or series of related Losses exceeds Ten Thousand Dollars ($10,000), in which event the Indemnifying Party shall be required to pay or be liable for all such Losses from the first dollar.
(b)   Subject to Section 9.15 and except in the case of intentional fraud or a Claim involving a breach of any Buyer Fundamental Representation, the total aggregate Losses that the Seller Indemnified Parties may suffer or sustain by reason of or arising out of any inaccuracy in any representation or warranty contained in Article V shall not exceed an amount equal to Five Hundred Thousand and No/100 Dollars ($500,000.00).
(c)   Except in the case of intentional fraud or a Claim involving a breach of any Company Fundamental Representation or Seller Fundamental Representation, the total aggregate Losses under the Seller Indemnifiable Amount shall not exceed an amount equal to the Escrow Holdback.
(d)   Except in the case of intentional fraud, with respect to a Claim involving a breach of any Company Fundamental Representation or Seller Fundamental Representation or a breach of any Buyer Fundamental Representation, the total aggregate Losses under the Seller Indemnifiable Amount or the Buyer Indemnifiable Amount, respectively, shall not exceed an amount equal to Thirty Five Million Dollars ($35,000,000); provided, however, that, except in the case of intentional fraud, no Buyer Indemnified Party shall be entitled to indemnification under this Article VIII from any Seller in excess of the amount of proceeds such Seller actually receives pursuant to Section 2.04(a)(i) above in respect of the sale of such Seller’s Membership Interests pursuant to this Agreement. All such Claims by Buyer Indemnified Parties for indemnification pursuant to this Article VIII shall be made first against cash deposited in the Escrow Account and thereafter against the Sellers.
(e)   In no event shall any Indemnifying Party be liable to an Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, the transactions contemplated by this Agreement or diminution of value or any damages based on any type of multiple.
(f)   Each Indemnified Party acknowledges and agrees that, for purposes hereof, Losses (including any Losses from third-party claims) shall be calculated based on the amount of Losses that remains after deducting any insurance proceeds, indemnity, contribution, reimbursement or other similar payment actually received by an Indemnified Party or its Affiliates with respect thereto. If any Indemnified Party or its Affiliates recovers amounts from any third party with respect to such Losses after indemnification is made to it by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party that made such indemnification payment the amount of such third-party recovery, net of any out-of-pocket costs associated with obtaining such third-party recovery, at such time or times as and to the extent that such amount is actually received by the Indemnifying Party or its Affiliates. Each Indemnified Party shall use its commercially reasonable efforts to mitigate any Losses for which it is entitled to indemnification pursuant to this Article VIII.
Section 8.05   Indemnification Claims.
(a)    If an Indemnified Party wishes to assert an indemnification claim hereunder (a “Claim”), the Indemnified Party shall deliver to the responsible Indemnifying Party a written notice (a “Claim Notice”) setting forth:
(i)   a description of the matter giving rise to the Claim, including a reasonably detailed description of the facts and circumstances known to the Indemnified Party giving rise to the Claim, and
(ii)   to the extent determinable and based upon facts known to the Indemnified Party at such time, an estimate of the monetary amounts actually incurred or expected to be incurred for which indemnification is sought.
(b) Within forty-five (45) days after receipt of any Claim Notice, the Indemnifying Party shall (i) acknowledge in writing its responsibility for all or part of such matter for which indemnification is sought under this Article VIII, and will either (A) satisfy (subject to the terms and conditions of Section 8.04) the portion of such matter as to which responsibility is acknowledged or (B) take such other action as is reasonably satisfactory to the Indemnified Party to provide reasonable security or other assurances for the performance of its obligations hereunder, and/or (ii) give written notice to the Indemnified Party of its intention to dispute or contest all or part of such responsibility. Upon delivery of the Indemnifying Party’s notice of its intention to contest the Claim, the Parties will negotiate in good faith to resolve any dispute as to the responsibility for or the amount of any such matter as promptly as possible. If the Parties fail to resolve such dispute within ninety (90) days of delivery of the notice of intention to contest, either Party may submit such Claim for resolution pursuant to Section 9.13.
Section 8.06   Defense of Third-Party Claims.
(a)   If an Indemnified Party receives written notice or otherwise obtains knowledge of any third-party claim or any threatened third-party claim that gives rise or is reasonably likely to give rise to a Claim against an Indemnifying Party, then the Indemnified Party shall promptly deliver to the Indemnifying Party a written notice describing such third-party claim in reasonable detail. The untimely delivery of such written notice by the Indemnified Party to the Indemnifying Party shall relieve the Indemnifying Party of liability with respect to such third-party claim only to the extent that it has actually been prejudiced by lack of timely notice under this Section 8.06(a) with respect to such third-party claim. The Indemnifying Party shall have the right, at its option, to assume the defense of any such third-party claim with counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party. If the Indemnifying Party elects to assume the defense of an indemnification third-party claim, then:
(i)   Except as set forth in Section 8.06(b), the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnified Party against any attorneys’ fees or other expenses incurred on behalf of the Indemnified Party in connection with such matter following the Indemnifying Party’s election to assume the defense of such matter so long as the Indemnifying Party continues to diligently conduct such defense;
(ii)   The Indemnified Party shall, subject to the Indemnifying Party’s agreement to appropriate confidentiality restrictions, use reasonable efforts to make available to the Indemnifying Party all books, records and other documents and materials that are under the direct or indirect control of the Indemnified Party or any of the Indemnified Party’s Representatives that the Indemnifying Party reasonably considers necessary or desirable for the defense of such matter and shall, upon prior request and to the extent reasonably necessary in connection with the defense of such claim, make available to the Indemnifying Party reasonable access to the Indemnified Party’s personnel; provided, that nothing herein shall require the Indemnified Party to disclose privileged documents that are unrelated to such claim except to the extent Indemnified Party is compelled to do so by a court of competent jurisdiction; and
(iii)   The Indemnified Party shall not be required to admit any liability with respect to such third-party claim.
(b)   If (i) the Indemnifying Party fails or refuses to assume the defense of and indemnification for such third-party claim within forty-five (45) days of receipt of notice of such claim in accordance with Section 8.06(a), (ii) the Indemnifying Party fails to actively and diligently defend such third-party claim following any such acceptance, (iii) the third-party claim includes an injunction or seeks other equitable relief, (iv) the Indemnified Party shall have been advised by counsel reasonably acceptable to the Indemnifying Party that there are one (1) or more legal or equitable defenses available to it which are different from or in addition to those available to the Indemnifying Party, and, in the reasonable opinion of the Indemnified Party, counsel for the Indemnifying Party could not adequately represent the interests of the Indemnified Party because such interests would be in conflict with those of the Indemnifying Party or (v) the third-party claim includes damages that could exceed the limitations in Section 8.04, then at the Indemnified Party’s option, the Indemnified Party may assume the defense and if it assumes the defense, the Indemnified Party shall proceed to actively and diligently defend such third-party claim with the assistance of counsel of its selection, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such third-party claim, with its own counsel and at its own expense; provided, that if the Indemnifying Party agrees in writing that the Indemnified Party is entitled to indemnification hereunder for such third-party claim, and the Indemnifying Party is otherwise determined to be obligated for the Losses under this Article VIII in respect of such third-party claim, then the Losses recoverable by the Indemnified Party shall include all reasonable costs and expenses, including the defense set forth herein.
(c)   No third-party claim may be settled by the Indemnified Party without notice to, and the written consent of, the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. For purposes of this Section 8.06, the decision not to pursue an appeal (whether as of right or discretionary) shall be deemed to be a decision to settle or compromise, requiring the prior written consent of the Party that has not assumed the defense of such matter, which consent shall not be unreasonably withheld.
ARTICLE IX
TERMINATION PRIOR TO CLOSING
Section 9.01   Termination of Agreement.   This Agreement may be terminated at any time prior to the Closing:
(a)   by mutual written consent of Buyer and the Sellers’ Representative;

(b)   by either the Sellers’ Representative or Buyer in writing, if there shall be any order, injunction or decree of any Governmental Authority which prohibits or restrains any Party from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and nonappealable;
(c)   by either Buyer or the Company if a breach or default by the Sellers or the Company (with respect to Buyer) or Buyer (with respect to the Company) in the performance of any of its material obligations under this Agreement occurs and is not cured within thirty days; or
(d)   by either the Company or Buyer in writing, if the Closing has not occurred on or prior to October 15, 2022 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 9.01(d) shall not be available to a Party whose failure to perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date shall have been the principal cause of (or otherwise resulted in) the failure of the Closing to occur on or prior to the Outside Date.
Section 9.02   Effect of Termination; Survival.   If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above:
(a)   this Agreement shall become null and void and of no further force and effect, except for (i) the provisions of Section 6.06, this Section 9.02, and Article X, (ii) rights and obligations arising from any breach of this Agreement prior to such termination and (iii) the Buyer shall pay to the Sellers’ Representative a fee of $100,000 if any Party terminates this Agreement for any reason other than a termination of the Agreement by mutual written consent of the Buyer and the Sellers’ Representative pursuant to Section 9.01(a) or the Buyer terminates the Agreement pursuant to Section 9.01(c);
(b)   each Party, upon written request, will return or destroy (at such Party’s option) all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;
(c)   the confidentiality provision in Section 6.06(a) shall continue in full force and effect for three years from the date of termination of the Agreement; and
(d)   nothing shall preclude any Party from suing any other Party for any fraud by such Party arising out of the subject matter of this Agreement.
Section 9.03   Reverse Termination Fee.
(a)   If any Party terminates this Agreement for any reason other than a termination of the Agreement by mutual written consent of the Buyer and the Sellers’ Representative pursuant to Section 9.01(a) or the Buyer terminates the Agreement pursuant to Section 9.01(c),, the Buyer shall pay to the Sellers, Jenny Murphy and Elodie Crichi (pro rata in accordance with their respective Pro Rata Share) a fee of $2,500,000 paid in Buyer Shares at a per share price equal to the Issuance Price.
(b)   The Parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements the Company and the Sellers would not enter into this Agreement; accordingly, if Buyer fails to pay promptly any amounts as required pursuant to this Section 9.3 when due, and, in order to obtain such payment, the Company commences an Action against Buyer, the prevailing party with respect to such Action shall be entitled to recover reasonable fees, costs and expenses (including legal fees) incurred in connection with such Action.
ARTICLE X
MISCELLANEOUS
Section 10.01   Expenses.   Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and costs of legal counsel, financial advisors and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred; notwithstanding the foregoing, (a) all costs and expenses (i) of that independent auditing firm conducting the audit and review of the Company’s financial statements required due to Buyer’s public reporting status and (ii) of the Escrow Agent under the Escrow Agreement shall be borne by Buyer.
Section 10.02   Sellers’ Representative.
(a)   George Levy is hereby appointed attorney-in-fact, and is hereby authorized and empowered to act for and on behalf of, and to bind, the Sellers in connection with (a) resolving the Closing Statement in accordance with Section 2.05(b), (b) the indemnity provisions of Article VIII as they relate to the Sellers, and (c) such other matters as are delegated to the Sellers’ Representative hereunder, including, without limitation, (i) to act as the representatives of the Sellers to review and authorize all claims and disputes or question the accuracy thereof, (ii) to compromise on its behalf with the Buyer any claims asserted thereunder and to authorize payments to be made with respect thereto, and (iii) to take such further actions as are authorized in this Agreement. The Sellers’ Representative may resign at any time. The Sellers’ Representative may be removed upon an action by the Sellers holding a majority-in-interest of the Membership Interests; provided, however, that in no event shall the Sellers’ Representative be removed without the Sellers having first appointed a new Sellers’ Representative who shall assume such duties immediately upon the removal of the Sellers’ Representative. The above named representative, as well as any subsequent representative(s) of the Sellers appointed by the Sellers holding a majority-in-interest of the Membership Interests, is referred to herein as the “Sellers’ Representative.” The Buyer shall be entitled to rely on such appointment and to treat such Sellers’ Representative as the duly appointed attorney-in-fact of the Sellers, and the Buyer may treat the actions of the Sellers’ Representative as the actions of the Sellers for all purposes. The Sellers, by execution of this Agreement and without any further action, confirm such appointment and authority. After the Closing, notices given to the Sellers’ Representative in accordance with Section 9.08 shall constitute notice to the Sellers for all purposes under this Agreement.
(b)   As between the Sellers’ Representative, on the one hand, and the Sellers, on the other hand, the Sellers’ Representative will incur no liability of any kind to the Sellers with respect to any action or omission by the Sellers’ Representative in connection with the Sellers’ Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Sellers’ Representative’s gross negligence, fraud, bad faith, or willful misconduct. As between the Sellers’ Representative, on the one hand, and the Sellers, on the other hand, the Sellers’ Representative shall not be liable to the Sellers for any action or omission pursuant to the advice of counsel. The Sellers will indemnify, defend and hold harmless the Sellers’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the reasonable fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Sellers’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence, fraud, bad faith, or willful misconduct of the Sellers’ Representative, the Sellers’ Representative will reimburse the Sellers the amount of such indemnified Representative Loss to the extent attributable to such gross negligence, fraud, bad faith, or willful misconduct. If not paid directly to the Sellers’ Representative by the Sellers, any such Representative Losses may be recovered by the Sellers’ Representative from the Escrow Holdback solely at such time as remaining amounts would otherwise be distributable to the Sellers; provided, that while this Section 10.02(b) allows the Sellers’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Sellers from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Sellers’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Sellers’ Representative be required to advance his own funds on behalf of the Sellers or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of the Sellers set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Sellers’ Representative under this Section 10.02. The foregoing indemnities will survive the Closing, the resignation or removal of the Sellers’ Representative or the termination of this Agreement.
Section 10.03   Headings.   The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.04   Entire Agreement.   This Agreement, together with the Confidentiality Agreement and the Ancillary Documents, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement shall control.
Section 10.05   Successors and Assigns.   No Party may assign or otherwise transfer this Agreement or any of its rights hereunder to any Person without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their successors, personal Representatives, heirs and permitted assigns.
Section 10.06   Severability.   If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 10.07   Amendment.   This Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by each Party.
Section 10.08   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.08):
If to Sellers’ Representative:	George Levy Email: joe@sundryusa.com
with a copy to:	Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 Facsimile: (415) 276-7514 Email: jliu@mofo.com Attention: Jackie Liu, Esq.
If to Buyer:	Digital Brands Group, Inc. 1400 Lavaca Street Austin, Texas 78701 Email: hil@dstld.la Attention: John Hilburn Davis IV, Chief Executive Officer
with a copy to:	Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92646 Facsimile: (714) 371-2550 Email: tpoletti@manatt.com Attention: Thomas J. Poletti, Esq.
Section 10.09   Counterparts.   This Agreement may be executed in several original or electronic counterparts, each of which is an original, but all of which shall constitute one (1) instrument.

Section 10.10   Third-Party Rights.   This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the Indemnified Parties and their respective successors and permitted assigns.
Section 10.11   Exhibits and Schedules.   Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.
Section 10.12   Governing Law.   This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the Laws of the State of Delaware, without regard to conflicts of Laws principles.
Section 10.13   Dispute Resolution.   Any claim, demand, disagreement, controversy or dispute that arises regarding, from or in connection with this Agreement or the breach, alleged breach thereof, other than as set forth in Section 2.05 (collectively, a “Dispute”), between or among the Parties shall be resolved in accordance with the following dispute resolution procedures:
(a)   Cooperation.   If a Dispute arises, any Party may notify the other Parties by sending a written notice (a “Dispute Notice”), which Dispute Notice shall identify the Dispute in reasonable detail and set forth briefly the notifying Party’s position with respect to the Dispute. Upon receipt of any Dispute Notice, the Parties shall use reasonable efforts to cooperate and arrive at a mutually acceptable resolution of the Dispute within the next thirty (30) days.
(b)   Arbitration.   In the event that the Dispute is not resolved pursuant to the procedures described in Section 10.13(a), any Party may request that the Dispute be submitted to binding arbitration by providing a notice of arbitration (the “Arbitration Notice”) to the other Parties to the Dispute. The Arbitration Notice shall be issued within thirty (30) days following the conclusion of the thirty (30) day cooperation period described in Section 10.13(a) and shall identify the unresolved Dispute in reasonable detail.
(c)   Selection of the Arbitrator.   The Parties agree that the Dispute shall be submitted to a single arbitrator, acceptable to both Parties, who has at least twenty (20) years’ experience in the garment industry or the retail fashion industry. The Parties shall use their commercially reasonable efforts to mutually select a qualified arbitrator within ten (10) days after the Arbitration Notice has been delivered. If the Parties cannot agree on the arbitrator within such ten (10) day period, then any Party may request that ADR Services, Inc., the American Arbitration Association or JAMS appoint the arbitrator (who must have the qualifications described above) in accordance with its arbitration rules. The Party seeking Action by ADR Services, Inc., the American Arbitration Association or JAMS shall request that the appointment be made within ten (10) Business Days.
(d)   The Arbitration Hearing.   The arbitration hearing shall be held on a date and at a place and time mutually acceptable to the arbitrator and the Parties within sixty (60) days following the appointment of the arbitrator; provided, that the Parties’ request for a hearing within such time period is not expedited. At least seventy-two (72) hours in advance of the arbitration hearing, each Party involved in the Dispute shall prepare its best and final offer to settle the Dispute in full (the “Final Offer”), and shall deliver its Final Offer to the other Parties involved in the Dispute and the arbitrator. The arbitrator shall determine the format of the arbitration hearing to ensure that the Parties have an opportunity to make an oral presentation of their views of the Dispute and for each Party to explain its Final Offer.
(e)   The Decision.   Upon the conclusion of the arbitration hearing, the Parties shall request that the arbitrator determine an award that is neither less than the lowest Final Offer nor more than the highest Final Offer. The arbitrator’s award shall be final and binding on the Parties and the Parties shall be required to act in accordance with such decision.
(f)   Fees and Expenses.   Except to the extent specifically set forth in this Agreement, the Parties shall pay their own fees and expenses incurred in connection with the Dispute resolution proceedings set forth in this Section 10.13; provided, however, that in the case of an arbitration, the arbitrator may include in its award that the fees and expenses may be awarded to the Party that prevails.
Section 10.14   WAIVER OF JURY TRIAL.   EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF

THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 10.14 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Section 10.15   Specific Performance.   The Parties further agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any state or federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.
[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date written below each Party’s signature to be effective as of the Effective Date.
SELLERS:
/s/ Moise Emquies

Moise Emquies
/s/ George Levy

George Levy
/s/ Matthieu Leblan

Matthieu Leblan
/s/ Carol Ann Emquies

Carol Ann Emquies
BUYER:
DIGITAL BRANDS GROUP, INC.,
a Delaware corporation
By:
/s/ John Hilburn Davis

Name: John Hilburn Davis
Its: Chief Executive Officer
COMPANY:
SUNNYSIDE, LLC
a California limited liability company
By:
/s/ George Levy

Name: George Levy
Its: Managing Member
Signature Page
To
Membership Interests Purchase Agreement

SELLERS’ REPRESENTATIVE:
/s/ George Levy

George Levy

Appendix E
UNAUDITED BALANCE SHEETS OF SUNNYSIDE, LLC (“SUNDRY”) AS OF JUNE 30, 2022
AND DECEMBER 31, 2021, AND STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

SUNNYSIDE, LLC, dba Sundry
UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED
JUNE 30, 2022 AND 2021

Sunnyside, LLC, dba Sundry
Index to the Financial Statements
As of June 30, 2022

Sunnyside, LLC, dba Sundry
BALANCE SHEETS
UNAUDITED
	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$1,025,641	$417,235
Accounts receivable, net of allowance	69,773	124,342
Due from factor	552,367	590,022
Inventory	4,999,496	4,917,128
Prepaid expenses and other current assets	242,982	219,902
Total current assets	6,890,259	6,268,628
Fixed assets, net	126,102	161,954
Deposits	9,612	19,742
Total assets	$7,025,973	$6,450,324
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$1,382,180	$1,142,671
Accrued liabilities	390,774	773,274
Loan payable, related party	495,000	—
Total liabilities	2,267,954	1,915,945
Commitments and contingencies (Note 7)
Members’ equity	4,758,019	4,534,379
Total members’ equity	4,758,019	4,534,379
Total liabilities and members’ equity	$7,025,973	$6,450,324
The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry
STATEMENTS OF OPERATIONS
UNAUDITED
	Six Months Ended June 30,
	2022	2021
Net revenues	$9,449,734	$13,765,815
Cost of goods sold	4,948,290	8,410,619
Gross profit	4,501,444	5,355,196
Operating expenses:
General and administrative	1,853,295	1,551,030
Distribution	556,910	570,665
Sales and marketing	1,759,932	2,179,883
Total operating expenses	4,170,137	4,301,578
Income from operations	331,307	1,053,618
Other income (expense), net
Other income	—	689,171
Interest expense	(36,867)	(37,067)
Total other income (expense), net	(36,867)	652,104
Provision for income taxes	800	800
Net income	$293,640	$1,704,922
The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry
STATEMENTS OF MEMBERS’ EQUITY
UNAUDITED
Members’ Equity
Balances at December 31, 2020	$4,630,468
Distributions	(1,180,000)
Net income	1,704,922
Balances at June 30, 2021	$5,155,390
Balances at December 31, 2021	$4,534,379
Distributions	(70,000)
Net income	293,640
Balances at June 30, 2022	$4,758,019
The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry
STATEMENTS OF CASH FLOWS
UNAUDITED
	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$293,640	$1,704,922
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,000	28,800
Bad debt	—	6,629
Other income – PPP forgiveness	—	(689,171)
Changes in operating assets and liabilities:
Accounts receivable	54,569	(260,403)
Due from factor	189,953	448,791
Inventory	(82,367)	854,796
Prepaid expenses and other current assets	(23,080)	6,673
Accounts payable	239,509	(453,122)
Accrued liabilities	(382,500)	(655,942)
Net cash provided by operating activities	316,724	991,973
Cash flows from investing activities:
Purchase of property and equipment	—	(5,000)
Proceeds from sale of property and equipment	8,852	—
Deposits	10,130	—
Net cash provided by (used in) investing activities	18,982	(5,000)
Cash flows from financing activities:
Proceeds from loans payable	—	630,637
Proceeds from loan payable, related party	995,000	—
Repayments to loan payable, related party	(500,000)	—
Factor advances (repayments), net	(152,300)	(185,000)
Distributions	(70,000)	(1,180,000)
Net cash provided by (used in) financing activities	272,700	(734,363)
Net change in cash and cash equivalents	608,406	252,611
Cash at beginning of period	417,235	733,440
Cash at end of period	$1,025,641	$986,051
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800	$800
Cash paid for interest	$36,867	$37,067
The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
NOTE 1 — NATURE OF OPERATIONS
Sunnyside, LLC, dba Sundry, (the “Company”) was formed on January 1, 2014, in the State of California.
The Company is headquartered in Los Angeles and its principal business activity is the design and manufacture of coastal casual women’s apparel. The Company sells predominantly to department and specialty stores located throughout the United States of America and internationally. The Company also sells directly to the consumer through its website.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Unaudited Interim Financial Information
The accompanying financial statements for the six months ended June 30, 2022 and the related footnote disclosures are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in our opinion, reflect all adjustments, consisting of only normal recurring adjustments, necessary to present fairly our financial position as of June 30, 2022 and results of operations, and cash flows for the six months ended June 30, 2022 and 2021. The results for the six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any other periods. These unaudited financial statements should be read in conjuncture with the annual financial statements filed in the Digital Brands Group, Inc. prospectus on Form 424B4 on May 9, 2022.
Use of Estimates
Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.
Risks and Uncertainties
On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. While the majority of pandemic related restrictions have been lifted, the Company expects to continue to have periodic issues in 2022 and potentially beyond, that may be a result of lingering pandemic related issues, including but not limited to: supply chain delays, human capital hiring and retention, and remaining restrictions in geographical locations where we source products and services from.
Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:
Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 — Unobservable inputs which are supported by little or no market activity.
The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of June 30, 2022 and December 31, 2021. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.
Cash
The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company’s accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.
Accounts Receivable
Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of a customers’ financial position, and other factors. As of June 30, 2022 and December 31, 2021, there was an allowance for doubtful accounts of $19,000.
Inventory
Inventory consists of raw materials purchased from the Company’s suppliers, work in progress and finished goods. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value. As of June 30, 2022 and December 31, 2021, there was an allowance for obsolescence of $100,000.
Fixed Assets, Net
Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the six months ended June 30, 2022 and 2021, there were no impairment charges.

Revenue Recognition
The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers (ASC 606). The Company determines revenue recognition through the following steps:
•
Identification of a contract with a customer;

•
Identification of the performance obligations in the contract;

•
Determination of the transaction price;

•
Allocation of the transaction price to the performance obligations in the contract; and

•
Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.
In accordance with ASC 606, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company’s return policy, with each return depending on the underlying reason for and timing of the returned merchandise.
Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances. The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.
E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.
The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As part of its evaluation, the Company considers actual returns and allowances to date that are in process and its actual sales within the past months that may result in returns and allowances in the future. The allowance for sales returns is recorded within accrued expenses and amounted to approximately $8,600 and $73,000 at June 30, 2022 and December 31, 2021, respectively. Under ASC 606, the Company also records an asset on the balance sheet within prepaid expenses and other current assets for the cost of the estimated returns of inventory, which amounted to approximately $4,300 and $30,000 at June 30, 2022 and December 31, 2021, respectively.
Utilizing the practical expedient provided for under ASC 606, the Company has elected to expense sales commissions related to product sales as incurred as the amortization period is generally one year or less for the time between customer purchase and utilization. These fees are recorded within sales and marketing expenses on the statement of operations.
Cost of Goods Sold
Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.
Shipping and Handling Fees and Costs
The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $350,000 and $381,000 for the six months ended June 30, 2022 and 2021, respectively.

Advertising
The Company expenses advertising costs as incurred. Advertising costs expensed were approximately $237,000 and $594,000 for the six months ended June 30, 2022 and 2021, respectively.
Income Taxes
The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2021 and 2020, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.
Concentration of Credit Risk
Concentrations — The Company had one customer which accounted for 52% of accounts receivable as June 30, 2022. During the six months ended June 30, 2022, one customer accounted for 27% of the Company’s revenues.
Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows. Purchases from two suppliers amounted to approximately 26% of total purchases for the six months ended June 30, 2022. The Company had two suppliers which accounted for 47% of accounts payable as of June 30, 2022.
Recent Accounting Pronouncements
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company adopted the new guidance on January 1, 2022, but did not have any impact on its financial statements as the Company had no applicable leases.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.
NOTE 3 — DUE FROM FACTOR
Pursuant to the terms of a continuing agreement between the Company and a factor, the Company sells a significant portion of its trade accounts receivable to a factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount reduced by the factor commission and all selling discounts. For accounts sold to the factor without recourse, the factor is responsible for collection, assumes all credit risk and obtains all of the rights and remedies against the Company’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable. Certain receivables are subject to recourse in the event of non-payment by the customer.

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. The factor charges interest on advances at the higher of the prime rate plus 2.00% or 4.00% per annum. The factoring agreement is collateralized by substantially all of the Company’s assets.
Due from factor consists of the following:
	June 30, 2022	December 31, 2021
Outstanding receivables
Without recourse	$1,696,907	$1,886,591
With recourse	—	11,000
	1,696,907	1,897,591
Advances	(1,057,000)	(1,209,300)
Credits due customers	(87,540)	(98,269)
Due from factor	$552,367	$590,022
NOTE 4 — INVENTORY
The Company had inventories consisting of the following:
	June 30, 2022	December 31, 2021
Raw materials	$1,775,982	$1,746,722
Work in progress	1,984,240	1,951,549
Finished goods	1,239,274	1,218,857
Inventory	$4,999,496	$4,917,128
NOTE 5 — FIXED ASSETS, NET
Fixed assets, net, are comprised of the following:
	June 30, 2022	December 31, 2021
Leasehold improvements and showrooms	$198,658	$198,658
Furniture and equipment	174,006	183,005
Automobiles	34,220	34,072
	406,883	415,735
Less: accumulated depreciation and amortization	(280,781)	(253,781)
Fixed assets, net	$126,102	$161,954
Depreciation and amortization expense was $27,000 and $28,800 for the six months ended June 30, 2022 and 2021, respectively.
NOTE 6 — DEBT
On February 23, 2021, the Company received a second draw PPP loan for approximately $631,000. The loan bore interest at 1% per annum and was to be repaid in full no later than five years from the disbursement date. The monthly payments were to be an amount equal to the amount necessary to fully amortize the then-outstanding principal balance at the specified interest rate and continue through maturity, if required. The second draw PPP was subject to the same forgiveness provisions as the first loan. In December 2021, the Company received full forgiveness of the PPP loan.
See Note 9 for related party loan.

NOTE 7 — COMMITMENTS AND CONTINGENCIES
Litigation
The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.
Leases
The Company leases its office and showroom facilities in Los Angeles, California. The leases expire at various dates through April 2022 with base rents ranging from $4,000 to $15,000. One of the lease agreements is guaranteed by a member of the Company. As of June 30, 2022, all leases are month-to-month and there are no future commitments.
Total rent expense for the six months ended June 30, 2022 and 2021 amounted to approximately $176,000 and $118,000, respectively.
NOTE 8 — MEMBERS’ EQUITY
During the six months ended June 30, 2022 and 2021, member distributions totaled $70,000 and $1,180,000, respectively.
The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.
NOTE 9 — RELATED PARTY TRANSACATIONS
During the six months ended June 30, 2022 two members advanced the Company an aggregate of $995,000, of which $500,000 was repaid and $495,000 remained outstanding as of June 30, 2022. The loas are unsecured, non-interest bearing, and are due on demand.
During the six months ended June 30, 2022, the Company paid $255,043 to a vendor that is owned by a Member of the Company for inventory production.
NOTE 10 — SUBSEQUENT EVENTS
The Company has evaluated subsequent events that occurred through August 28, 2022, the issuance date of these financial statements.

Appendix F
AUDITED BALANCE SHEETS OF SUNNYSIDE LLC (“SUNDRY”) AS OF DECEMBER 31, 2021 AND 2020 AND THE RELATED STATEMENTS OF OPERATIONS, MEMBERS’ EQUITY, AND CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

SUNNYSIDE, LLC, dba Sundry
FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2021 and 2020

SUNNYSIDE, LLC, dba Sundry
Index to the Financial Statements
As of December 31, 2021 and 2020

INDEPENDENT AUDITOR’S REPORT
To the Members’ of
Sunnyside LLC
Opinion
We have audited the accompanying financial statements of Sunnyside LLC, dba Sundry (a California limited liability company, the “Company”), which comprise the balance sheet as of December 31, 2021 and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with generally accepted auditing standards, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant auditxc findings, and certain internal control related matters that we identified during the audit.
/s/ dbbmckennon

Newport Beach, California
April 18, 2022

INDEPENDENT AUDITOR’S REPORT
To the Members
Sunnyside, LLC, dba Sundry
Los Angeles, California
We have audited the accompanying financial statements of Sunnyside, LLC, dba Sundry, a California limited liability company (the “Company”), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Armanino LLP
Los Angeles, California
November 22, 2021

SUNNYSIDE, LLC, dba Sundry
BALANCE SHEETS
	December 31,
	2021	2020
ASSETS
Current assets:	$417,235	$733,440
Cash
Accounts receivable, net of allowance	124,342	179,057
Due from factor	590,022	1,086,405
Inventory	4,917,128	5,747,826
Prepaid expenses and other current assets	219,901	102,125
Total current assets	6,268,628	7,848,853
Fixed assets, net	161,954	215,805
Deposits	19,742	19,742
Total assets	$6,450,324	$8,084,400
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$1,142,671	$1,400,793
Accrued liabilities	773,274	1,213,968
Loan payable, current	—	308,151
Total current liabilities	1,915,945	2,922,912
Loan payable, net of current portion	—	531,020
Total liabilities	1,915,945	3,453,932
Commitments and contingencies (Note 7)
Members’ equity	4,534,379	4,630,468
Total members’ equity	4,534,379	4,630,468
Total liabilities and members’ equity	$6,450,324	$8,084,400
The accompanying notes are an integral part of these financial statements.

SUNNYSIDE, LLC, dba Sundry
STATEMENTS OF OPERATIONS
	Year Ended December 31,
	2021	2020
Net revenues	$22,800,825	$19,897,696
Cost of goods sold	13,638,553	8,525,612
Gross profit	9,162,272	11,372,084
Operating expenses:
General and administrative	3,201,811	2,823,334
Distribution	1,080,964	1,011,431
Sales and marketing	4,374,667	3,790,570
Total operating expenses	8,657,442	7,625,335
Income from operations	504,830	3,746,749
Other income (expense), net Other income	1,319,899	10,010
Interest expense	(70,018)	(55,537)
Total other income (expense), net	1,249,881	(45,527)
Provision for income taxes	800	800
Net income	$1,753,911	$3,700,422
The accompanying notes are an integral part of these financial statements.

SUNNYSIDE, LLC, dba Sundry
STATEMENTS OF MEMBERS’ EQUITY
Members’ Equity
Balances at December 31, 2019	$2,900,046
Distributions	(1,970,000)
Net income	3,700,422
Balances at December 31, 2020	4,630,468
Distributions	(1,850,000)
Net income	1,753,911
Balances at December 31, 2021	$4,534,379
The accompanying notes are an integral part of these financial statements.

SUNNYSIDE, LLC, dba Sundry
STATEMENTS OF CASH FLOWS
	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$1,753,911	$3,700,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,851	58,423
Bad debt	9,976	91,195
Other income – PPP forgiveness	(1,319,808)	—
Changes in operating assets and liabilities:
Accounts receivable	44,740	(144,902)
Due from factor	363,083	(131,137)
Inventory	830,698	(2,100,608)
Due from related party	—	92,318
Prepaid expenses and other current assets	(117,777)	56,145
Accounts payable	(258,122)	7,866
Accrued liabilities	(440,694)	339,329
Net cash provided by operating activities	919,858	1,969,051
Cash flows from investing activities:
Purchase of property and equipment	—	(11,430)
Net cash used in investing activities	—	(11,430)
Cash flows from financing activities:
Proceeds from loans payable	480,637	839,171
Factor advances (repayments), net	133,300	(299,000)
Distributions	(1,850,000)	(1,970,000)
Net cash used in financing activities	(1,236,063)	(1,429,829)
Net change in cash and cash equivalents	(316,205)	527,792
Cash and cash equivalents at beginning of year	733,440	205,648
Cash and cash equivalents at end of year	$417,235	$733,440
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800	$800
Cash paid for interest	$70,018	$55,537
The accompanying notes are an integral part of these financial statements.

SUNNYSIDE, LLC, dba Sundry
NOTES TO THE FINANCIAL STATEMENTS
NOTE 1 — NATURE OF OPERATIONS
Sunnyside, LLC, dba Sundry, (the “Company”) was formed on January 17, 2014, in the State of California. The Company’s headquarters are located in Los Angeles, California.
The Company is headquartered in Los Angeles and its principal business activity is the design and manufacture of coastal casual women’s apparel. The Company sells predominantly to department and specialty stores located throughout the United States of America and internationally. The Company also sells directly to the consumer through its website.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Use of Estimates
Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.
Risks and Uncertainties
On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The negative impact the global pandemic has had on the Company in 2021 and 2020 is significant, given revenue is linked to domestic and local locations and offices for operations ranging from production to shipment of goods to customers — all of which were forced to close for a duration of 2021 and 2020, per local requirements around continued operations for essential vs. non-essential businesses.
Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:
Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 — Unobservable inputs which are supported by little or no market activity.
The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 31, 2021 and 2020. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.
Cash
The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company’s accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.
Accounts Receivable
Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of a customers’ financial position, and other factors. As of December 31, 2021 and 2020, there was an allowance for doubtful accounts of $19,000 and $94,000, respectively.
Inventory
Inventory consists of raw materials purchased from the Company’s suppliers, work in progress and finished goods. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value. As of December 31, 2021, there was a reserve for obsolescence of $100,000.
Fixed Assets, Net
Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the years ended December 31, 2021 and 2020, there were no impairment charges.
Revenue Recognition
The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers (ASC 606). The Company determines revenue recognition through the following steps:
•
Identification of a contract with a customer;

•
Identification of the performance obligations in the contract;

•
Determination of the transaction price;

•
Allocation of the transaction price to the performance obligations in the contract; and

•
Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.
In accordance with ASC 606, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company’s return policy, with each return depending on the underlying reason for and timing of the returned merchandise.
Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances. The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.
E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.
The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As part of its evaluation, the Company considers actual returns and allowances to date that are in process and its actual sales within the past months that may result in returns and allowances in the future. The allowance for sales returns is recorded within accrued expenses and amounted to approximately $73,000 and $244,000 at December 31, 2021 and 2020, respectively. Under ASC 606, the Company also records an asset on the balance sheet within prepaid expenses and other current assets for the cost of the estimated returns of inventory, which amounted to approximately $30,000 and $90,000 at December 31, 2021 and 2020, respectively.
Utilizing the practical expedient provided for under ASC 606, the Company has elected to expense sales commissions related to product sales as incurred as the amortization period is generally one year or less for the time between customer purchase and utilization. These fees are recorded within sales and marketing expenses on the statement of operations.
Cost of Goods Sold
Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.
Shipping and Handling Fees and Costs
The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $674,000 and $686,000 for the years ended December 31, 2021 and 2020, respectively.
Advertising
The Company expenses advertising costs as incurred. Advertising costs expensed were approximately $1,161,000 and $945,000 for the years ended December 31, 2021 and 2020, respectively.
Income Taxes
The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2021 and

2020, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.
Concentration of Credit Risk
Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows. Purchases from three suppliers amounted to approximately $3,045,000, or 22% of total purchases for the year ended December 31, 2021 and $4,218,000, or 42% of total purchases for the year ended December 31, 2020. Included in accounts payable at December 31, 2021 and 2020 is approximately $547,000 and $664,000, respectively, due to these suppliers.
Recent Accounting Pronouncements
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company is currently in the process of evaluating the potential impact of this new guidance, which is effective for the Company beginning on January 1, 2022.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.
NOTE 3 — DUE FROM FACTOR
Pursuant to the terms of a continuing agreement between the Company and a factor, the Company sells a significant portion of its trade accounts receivable to a factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount reduced by the factor commission and all selling discounts. For accounts sold to the factor without recourse, the factor is responsible for collection, assumes all credit risk and obtains all of the rights and remedies against the Company’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable. Certain receivables are subject to recourse in the event of non- payment by the customer.
The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. The factor charges interest on advances at the higher of the prime rate plus 2.00% or 4.00% per annum. The factoring agreement is collateralized by substantially all of the Company’s assets.
Due from factor consists of the following:
	December 31,
	2021	2020
Outstanding receivables
Without recourse	$1,886,591	$2,129,451
With recourse	11,000	43,948
	1,897,591	2,173,399
Advances	(1,209,300)	(1,076,000)
Credits due customers	(98,269)	(10,994)
Due from factor	$590,022	$1,086,405

NOTE 4 — INVENTORY
The Company had inventories consisting of the following:
	December 31,
	2021	2020
Raw materials	$1,746,722	$2,273,060
Work in progress	1,951,549	2,231,811
Finished goods	1,218,857	1,242,955
Inventory	$4,917,128	$5,747,826
NOTE 5 — FIXED ASSETS, NET
Fixed assets, net, are comprised of the following:
	December 31,
	2021	2020
Leasehold improvements and showrooms	$198,658	$198,658
Furniture and equipment	183,005	183,005
Automobiles	34,072	34,072
	415,735	415,735
Less: accumulated depreciation and amortization	(253,781)	(199,930)
Fixed assets, net	$161,954	$215,805
Depreciation and amortization expense was $53,851 and $58,423 for the years ended December 31, 2021 and 2020, respectively.
NOTE 6 — DEBT
In May 2020, the Company entered into a loan with a lender in an aggregate principal amount of $689,171 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan was evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, had an initial term of two years, and was unsecured and guaranteed by the Small Business Administration. The Company could apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The Note provided for customary events of default including, among other things, cross-defaults on any other loan with the lender.
On February 23, 2021, the Company received a second draw PPP loan for approximately $631,000. The loan bore interest at 1% per annum and was to be repaid in full no later than five years from the disbursement date. The monthly payments were to be an amount equal to the amount necessary to fully amortize the then- outstanding principal balance at the specified interest rate and continue through maturity, if required. The second draw PPP was subject to the same forgiveness provisions as the first loan.
During 2021, the Company recognized forgiveness of the first and second PPP loans, based on full forgiveness received from the SBA. Accordingly, the Company recorded a gain of $1,319,808, which is included in other income in the consolidated statements of operations.
In May 2020, the Company was granted an Economic Injury Disaster Loan (EIDL) by the SBA for $150,000. The loan bore interest at 3.75% with no payments due for the first twelve months. Monthly payments of principal and interest of approximately $700 began in June 2021 and were to continue through maturity in May 2050, if required. The loan was collateralized by substantially all assets of the Company. In December 2021, the entire outstanding principal was repaid.

NOTE 7 — COMMITMENTS AND CONTINGENCIES
Litigation
The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.
Leases
The Company leases its office and showroom facilities in Los Angeles, California. The leases expired at various dates through January 2022 with base rents ranging from approximately $4,000 to $15,000. One of the lease agreements is guaranteed by a member of the Company. The following table shows the future annual minimum obligations under lease commitments in effect at December 31, 2021:
2022	$15,516
$15,516
Total rent expense for the years ended December 31, 2021 and 2020 amounted to approximately $372,000 and $345,000, respectively.
NOTE 8 — MEMBERS’ EQUITY
During the years ended December 31, 2021 and 2020, member distributions totaled $1,850,000 and $1,970,000, respectively.
The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.
NOTE 9 — RELATED PARTY TRANSACATIONS
During the years ended December 31, 2021 and 2020, an entity owned by a member of the Company paid the Company $910 and $133,056 , respectively, for showroom and personnel expenses.
During the years ended December 31, 2021 and 2020, the Company paid approximately $1,261,000 and $970,000, respectively, to a vendor that is owned by a Member of the Company for inventory production.
NOTE 10 — SUBSEQUENT EVENTS
On January 18, 2022, Digital Brands Group, Inc, a Delaware company (“DBGI”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), the Company and George Levy as the Sellers’ representative, pursuant to which the DBGI will acquire all of the issued and outstanding membership interests of the Company (such transaction, the “Acquisition”).
Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $7.5 million of shares of DBGI’s common stock at the volume-weighted average (rounded to the nearest $0.0001) of the closing price of the DBGI’s common stock on the Nasdaq Capital Market (“NasdaqCM”) during the thirty (30) trading day period immediately prior to the closing, but in no event at a price less than $1.59; and (ii) $34.0 million in cash, $20.0 million of which will be paid at the closing and the balance of which will be evidenced by promissory notes due December 31, 2022 (“Seller Notes”); provided, however, that if the audited aggregate net revenue of Sundry for the year ended December 31, 2021 (the “Audited Net Revenue”) times 1.5 is greater than $34.0 million, the DBGI will pay the difference in cash pro rata to the Sellers and if the Audited Net Revenue times 1.5 is less than $34.0 million, the Seller Notes will be reduced pro rata for such difference. A portion of the purchase price will be paid to certain employees of Sundry who have a contractual right to receive a portion of the consideration payable in the Acquisition (“Payees”).
Of the $34.0 million in cash payable in the Acquisition, $2.0 million will be held in escrow to cover possible indemnification claims. If the Seller Notes, plus all unpaid interest thereunder, are not repaid in full on or prior to March 31, 2022, then on March 31, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. If the Seller Notes, plus all unpaid interest thereunder remain outstanding after March 31, 2022 and are not repaid in full on or prior to June 30, 2022, then on June 30, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. If the Seller Notes, plus all unpaid interest thereunder remain outstanding after June 30, 2022 and are not repaid in full on or prior to September 30, 2022, then on September 30, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. Any shares issued on either March 31, June 30 or September 30, 2022 shall be issued at the closing price of the DBGI’s common stock as quoted on the NasdaqCM as of the date immediately preceding the date of issuance but in no event at a price less than $1.59.
The Company has evaluated subsequent events that occurred through April 18, 2022, the issuance date of these financial statements.

Appendix G
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS OF DBG AND SUNDRY AS OF JUNE 30, 2022 AND UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND THE YEAR ENDED DECEMBER 31, 2021

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of DBG and Sundry after giving effect to the business combinations and adjustments described in the accompanying notes.
The unaudited pro forma combined balance sheets of DBG and Sundry as of June 30, 2022 has been prepared to reflect the effects of the acquisition as if it occurred on June 30, 2022. The unaudited pro forma combined statements of operations for the six months ended June 30, 2022 combine the historical results and operations of DBG and Sundry giving effect to the transaction as if it occurred on January 1, 2022. The unaudited pro forma combined statements of operations for the year ended December 31, 2021 combine the historical results and operations of DBG, Harper & Jones, Stateside and Sundry giving effect to the transactions as if they occurred on January 1, 2021.
The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of DBG, Harper & Jones, Stateside and Sundry and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.
The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.
The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, DBG allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.
Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
	DBG	Sundry	Total	Pro Forma Adjustments	Pro Forma Combined
Net revenues	$7,171,411	$9,449,734	$16,621,145	$—	$16,621,145
Cost of net revenues	3,526,833	4,948,290	8,475,123	—	8,475,123
Gross profit	3,644,578	4,501,444	8,146,022	—	8,146,022
Operating expenses:
General and administrative	9,601,467	1,853,295	11,454,762	2,408,227	13,862,989
Sales and marketing	2,745,863	556,910	3,302,773	—	3,302,773
Distribution	424,773	1,759,932	2,184,705	—	2,184,705
Change in fair value of contingent consideration	7,121,240	—	7,121,240	—	7,121,240
Total operating expenses	19,893,343	4,170,137	24,063,480	2,408,227	26,471,707
Loss from operations	(16,248,765)	331,307	(15,917,458)	(2,408,227)	(18,325,685)
Other income (expense):
Interest expense	(3,771,476)	(36,867)	(3,808,343)	—	(3,808,343)
Other non-operating income (expenses)	2,653,375	—	2,653,375	—	2,653,375
Total other income (expense), net	(1,118,101)	(36,867)	(1,154,968)	—	(1,154,968)
Income tax benefit (provision)	—	(800)	(800)	—	(800)
Net income (loss)	$(17,366,866)	$293,640	$(17,073,226)	$(2,408,227)	$(19,481,453)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED DECEMBER 31, 2021
	DBG	H&J	Stateside	Sundry	Total	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$7,584,859	$980,261	$3,269,481	$22,800,825	$34,635,426	$—		$34,635,426
Cost of net revenues	4,689,200	350,004	1,194,693	13,638,553	19,872,450	—		19,872,450
Gross profit	2,895,659	630,257	2,074,788	9,162,271	14,762,976	—		14,762,976
Operating expenses:
General and administrative	17,779,903	410,891	1,147,168	3,201,811	22,539,773	6,197,028	(a)	28,736,800
Sales and marketing	3,810,583	349,338	514,742	4,374,667	9,049,330	—		9,049,330
Distribution	489,371	—	115,286	1,080,964	1,685,621	—		1,685,621
Impairment of intangible assets	3,400,000	—	—	—	3,400,000	—		3,400,000
Change in fair value of contingent consideration	8,764,460	—	—	—	8,764,460	—		8,764,460
Total operating expenses	34,244,317	760,229	1,777,195	8,657,442	45,439,184	6,197,028		51,636,212
Loss from operations	(31,348,658)	(129,972)	297,593	504,829	(30,676,207)	(6,197,028)		(36,873,235)
Other income (expense):
Interest expense	(3,663,921)	(33,668)	—	(70,018)	(3,767,607)	(1,344,000)	(b)	(5,111,607)
Other non-operating income (expenses)	1,554,502	—	(12,494)	1,319,899	2,861,907	(1,319,899)	(c)	1,542,008
Total other income (expense), net	(2,109,419)	(33,668)	(12,494)	1,249,881	(905,699)	(2,663,899)		(3,569,598)
Income tax benefit (provision)	1,100,120	—	—	(800)	1,099,320	—		1,099,320
Net income (loss)	$(32,357,957)	$(163,640)	$285,099	$1,753,911	$(30,482,587)	$(8,860,927)		$(39,343,514)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2022
	DBG	Sundry	Total	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$802,724	$1,025,641	$1,828,365	$—		$1,828,365
Accounts receivable, net	190,056	69,773	259,829	—		259,829
Due from factor, net	929,989	552,367	1,482,356	—		1,482,356
Inventory	2,883,613	4,999,496	7,883,109	—		7,883,109
Prepaid expenses and other current assets	813,681	242,982	1,056,663	—		1,056,663
Total current assets	5,620,063	6,890,259	12,510,322	—		12,510,322
Deferred offering costs	367,696	—	367,696	—		367,696
Property, equipment and software, net	65,235	126,102	191,337	—		191,337
Goodwill	18,264,822	—	18,264,822	3,379,691	(b)	21,644,513
Intangible assets, net	11,765,688	—	11,765,688	21,454,063	(a), (b)	33,219,751
Deposits	137,794	9,612	147,406	—		147,406
Right of use asset	201,681		201,681			201,681
Total assets	$36,422,979	$7,025,973	$43,448,952	$24,833,754		$68,282,706

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,003,333	$1,382,180	$8,385,512	$—		$8,385,512
Accrued expenses and other liabilities	3,698,717	390,774	4,089,491	—		4,089,491
Deferred revenue	221,363	—	221,363	—		221,363
Due to related parties	250,598	495,000	745,598	—		745,598
Contingent consideration liability	19,300,716	—	19,300,716	—		19,300,716
Convertible notes, current	100,000	—	100,000	—		100,000
Accrued interest payable	1,801,303	—	1,801,303	—		1,801,303
Note payable – related party	154,489	—	154,489	—		154,489
Venture debt, net of discount	6,251,755	—	6,251,755	—		6,251,755
Loan payable, current	1,489,335	—	1,489,335	—		1,489,335
Promissory note payable, current	3,500,000	—	3,500,000	—		3,500,000
Right of use liability, current portion	201,681		201,681	—		201,681
Total current liabilities	43,973,290	2,267,954	46,241,244	—		46,241,244
Convertible note payable, net	5,986,068	—	5,986,068	—		5,986,068
Loan payable	298,900	—	298,900	—		298,900
Derivative liability	1,044,939	—	1,044,939	—		1,044,939
Warrant liability	—	—	—	—		—
Right of use liability	—		—	—		—
Total liabilities	51,303,197	2,267,954	53,571,151	—		53,571,151
Stockholders’ equity (deficit):
Common stock	5,287	—	5,287	—		5,287
Additional paid-in capital	68,185,315	—	68,185,315	32,000,000	(b)	100,185,315
Members’ equity	—	4,758,019	4,758,019	(4,758,019)	(b)	—
Accumulated deficit	(83,070,820)	—	(83,070,820)	(2,408,227)		(85,479,047)
Total stockholders’ equity (deficit)	(14,880,218)	4,758,019	(10,122,199)	24,833,754		14,711,555
Total liabilities and stockholders’ equity (deficit)	$36,422,979	$7,025,973	$43,448,952	$24,833,754		$68,282,706

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS
1. Description of Transactions
On February 12, 2020, the Company entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44 , LLC became a wholly owned subsidiary of the Company.
On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company.
On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company.
Sundry
On June 17, 2022, Digital Brands Group, Inc., a Delaware corporation (the “Company” or “DBG”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “Agreement”) with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), Sunnyside, LLC, a California limited liability company (“Sundry”), and George Levy as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which the Company will acquire all of the issued and outstanding membership interests of Sundry (such transaction, the “Acquisition”). Sellers and DBG are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”
Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $5 million in cash, which will be paid at Closing (as defined below), of which $2.5 million is paid to each of George Levy and Matthieu Leblan; (ii) at the Sellers’ option at Closing, either (a) $7 million dollars paid in the Company’s common stock, with a par value of $0.0001 per share (the “Buyer Shares”), at $0.19 per share, which is the per share closing price of the Buyer Shares on Nasdaq on June 17, 2022 (the “Issuance Price”); or (b) $7 million in cash, to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement; and (iii) $20 million paid in Buyer Shares at a per share price equal to the Issuance Price issued to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement.
Subject to the terms of the Agreement, the Acquisition shall close (the “Closing”) on a date no later than two (2) Business Days after the conditions to Closing set forth in the Agreement has been satisfied or waived. At Closing, DBG and each of the Sellers will enter a registration rights agreement to provide registration rights with respect to the Buyer Shares issuable pursuant to the Agreement, and an escrow agreement, in forms agreed to by the parties.
2. Basis of Presentation
The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.
The transactions were accounted for as a business acquisition whereas Harper & Jones, Stateside and Sundry are the accounting acquirees and DBG is the accounting acquirer.
3. Consideration Transferred — Sundry
Cash	$12,000,000
Common stock	20,000,000
Purchase price consideration	$32,000,000

For the purpose of the pro forma consideration, the $7.0 million Seller option was included as cash consideration. As a result of the acquisition, DBG recorded pro forma intangible assets of $23,862,890,including $14,449,360 attributable to brand name and $9,412,930 attributable to customer relationships. DBG recorded $3,716,276 in pro forma goodwill representing the remaining excess purchase price of the fair value of net assets acquired and liabilities assumed.
The following table shows the preliminary allocation of the purchase price for Sundry to the acquired net identifiable assets and pro forma goodwill:
Assets acquired	$7,025,973
Goodwill	3,379,691
Intangible assets	23,862,290
Liabilities assumed	(2,267,954)
Purchase price consideration	$32,000,000

(a)
To recognize depreciation on the acquired entities’ property and equipment, and amortization on the intangible assets recorded as a result of the acquisition.

(b)
To record the purchase price allocation of the Sundry pro forma acquisition, including the recognition of goodwill and intangible assets, purchase price consideration by DBG, and elimination of Sundry’s equity.

(c)
To eliminate the Sundry PPP forgiveness.

* SPECIMEN *1 MAIN STREETANYWHERE PA 99999-9999VOTEVOTE ON INTERNETGo to http://www.vstocktransfer.com/proxyClick on Proxy Voter Login and log-on usingthe below control number. Voting will be openuntil 11:59 pm EST on October 12, 2022.CONTROL #VOTE BY EMAILMark, sign and date your proxy card andreturn it to vote@vstocktransfer.comVOTE BY MAILMark, sign and date your proxy card andreturn it in the envelope we have provided.VOTE BY FAXMark, sign and date your proxy card andreturn it to 646-536-3179. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.Annual Meeting Proxy Card - Digital Brands Group, Inc.DETACH PROXY CARD HERE TO VOTE BY MAILTHE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2, 3 , 4 AND 5.(1) Election of Directors:WITHHOLD AUTHORITY TO VOTE FORALL NOMINEES LISTED BELOWFOR ALL NOMINEES LISTED BELOW(except as marked to the contrary below)INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGHTHE NOMINEES' NAMES BELOW:01 John Hilburn Davis, IV 02 Mark T. Lynn 03 Trevor Pettennude 04 Jameeka Green Aaron 05 Huong "Lucy" Doan(2) To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the number ofauthorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from 200,000,000 to1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares;VOTE FOR VOTE AGAINST ABSTAIN(3) To approve amendments to the Company’s 2020 Omnibus Incentive Stock Plan (the “2020 Plan”) to increase the number of sharesof Common Stock authorized for issuance under the 2020 Plan by 40,000,000 shares;VOTE FOR VOTE AGAINST ABSTAIN(4) To approve for purposes of complying with Nasdaq Listing Rule Section 5635(d) the issuance of additional shares of Common Stockunderlying convertible notes issued by us in October and November 2021without giving effect to the exchange cap in such seniorsecured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding immediately prior tothe issuance of such senior secured convertible notes;VOTE FOR VOTE AGAINST ABSTAINPROPOSALS CONT'D ON REVERSEDate Signature Signature, if held jointly________________ ________________________ ________________________Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator,attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title assuch. If signer is a partnership, please sign in partnership name by an authorized person.To change the address on your account, please check the box at right and indicate your new address.* SPECIMEN * AC:ACCT9999 90.00

DIGITAL BRANDS GROUP, INC.Annual Meeting of StockholdersOctober 13, 2022THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned, revoking all prior proxies, hereby appoints John Hilburn Davis, IV, with full power of substitution, as proxy torepresent and vote all shares of Common Stock of Digital Brands Group, Inc., (the “Company”), which the undersigned will be entitledto vote if personally present at the Annual Meeting of the Shareholders of the Company to be held on October 13, 2022, at 9:30 a.m.,Eastern Time, upon matters set forth in the Proxy Statement, a copy of which has been received by the undersigned. Each share ofcommon stock is entitled to one vote and, solely with respect to Proposals 2 and 6, each share of Series A Preferred Stock is entitled to250,000,000 votes. The proxies are further authorized to vote, in their discretion, upon such other business as may properlycome before the meeting.This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR the electionof the listed nominees as directors, FOR the amendment to the certificate of incorporation to increase the authorized shares ofCommon Stock, FOR the amendment to the Company's 2020 Omnibus Incentive Stock Plan to increase the number of sharesof Common Stock authorized for issuance under the plan, FOR the issuance of shares underlying convertible notes issued inOctober and November 2021 in excess of the 20% of our Common Stock outstanding immediately prior to such issuance, FOR theissuance of more than 20% of our Common Stock to Oasis Capital, LLC, FOR the amendment to the certificate of incorporation toeffective a reverse stock split at a ratio determined by the Board, FOR the issuance of shares of Common Stock in connection withour acquisition of Sunnyside, LLC, FOR the ratification of dbbmckennon as our independent registered public accounting firm forthe 2022 fiscal year and FOR adjournment of the meeting if necessary to solicit additional proxies.(5) To approve the issuance of more than 20% of our Common Stock pursuant to a purchase agreement with Oasis Capital, LLC, forpurposes of Nasdaq Listing Rule 5635(d);VOTE FOR VOTE AGAINST ABSTAIN(6) To approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock splitof the Company’s outstanding common stock at an exchange ratio between 1-for-50 and 1-for-150, as determined by the Company’sBoard of Directors;VOTE FOR VOTE AGAINST ABSTAIN(7) To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of common stock as partialconsideration for our acquisition of all of the outstanding membership interests of Sunnyside, LLC;VOTE FOR VOTE AGAINST ABSTAIN(8) To ratify the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December31, 2022;VOTE FOR VOTE AGAINST ABSTAIN(9) To approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances,including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event the Company does not receivethe requisite stockholder vote to approve the Proposals;VOTE FOR VOTE AGAINST ABSTAINPLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALID